SECURITIES AND EXCHANGE COMMISSION

                              Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           March 26, 2001

                            ACETO CORPORATION
            (Exact name of registrant as specified in charter)

           New York                   0-4217                11-1720520
 (State or other jurisdiction       (Commission          (IRS Employer
   of incorporation)                File Number)        Identification No.)

       One Hollow Lane, Lake Success, New York              11042
        (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code     (516) 627-6000

       (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

On March 26, 2001, Aceto Corporation ("Aceto" or the "registrant") acquired the distribution business of the Schweizerhall Pharma division of Schweizerhall Holding AG, a Switzerland corporation. Additionally, Schweizerhall, Inc., a New Jersey corporation, and a wholly owned subsidiary of Schweizerhall Holding AG sold to Aceto the assets relating to its Pharmaceutical Ingredients business, and Chemische Fabrik Schweizerhall, a Switzerland corporation, and a wholly owned subsidiary of Schweizerhall Holding AG sold to Aceto all of the issued and outstanding shares of the following of its subsidiaries:
Schweizerhall GmbH; Schweizerhall Pharma International GmbH; Schweizerhall Fine Chem International GmbH; Schweizerhall France S.A.; Schweizerhall Holding Benelux B.V.; Schweizerhall Pharma Ltd; and Schweizerhall Pte. Ltd.

Schweizerhall Pharma's distribution business is an international pharmaceutical distribution business with offices located in: Hamburg, Germany; Wormereveer, The Netherlands (a suburb of Amsterdam); Paris, France; Piscataway, New Jersey; Singapore; Mumbai, India; and Hong Kong. It's principal activities are the supply of Active Pharmaceutical Ingredients (API's) and Advanced Intermediates.

The consideration given for the foregoing was: 600,000 shares of Aceto common stock; payment of approximately $11,743,820.00 from Aceto's funds; and promissory notes in the amount of approximately $4,625,944.00.

There are no material relationships between the parties from whom the assets were acquired and the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer. The purchase price was determined by negotiations between the parties.

Aceto intends to continue the business in which the assets that were acquired were used and to integrate such business into Aceto's business. To that end Aceto entered into an employment agreement with Dr. Axel Mueller who headed Schweizerall Pharma. The Purchase and Sale Agreement provides that Aceto shall extend to a nominee of Schweizerhall Holding AG an invitation to join Aceto's Board of Directors and that for the first year following the Closing, the nominee shall be Dr. Hans Peter Schaer. On March 27, 2001, Dr. Schaer was elected a director of Aceto.

Item 7.  Financial Statements, Pro Forma financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.

To be filed by amendment to this Form 8-K not later than June 10, 2001.

(b)  Pro Forma Financial Information.

Any required pro forma financial information will also be filed by amendment to this Form 8-K not later than June 10, 2001.

(c)  Exhibits.

Exhibit 2.1. Purchase and Sale Agreement by and between ACETO CORPORATION, a New York corporation having its principal place of business at One Hollow Lane, Lake Success, New York, U.S.A. ("Aceto"); ACETO HOLDING B.V., I.O., a corporation which may be organized under the laws of The Netherlands as a wholly owned subsidiary of Aceto (or such other corporation as may be formed or owned by Aceto to effect the Stock Purchaser contemplated hereby) ("Purchaser"); SCHWEIZERHALL HOLDING AG, a corporation organized under the laws of Switzerland having its principal place of business at Elsasserstrasse 229, CH-4013, Basel, Switzerland ("Schweizerhall Holding") CHEMISCHE FABRIK SCHWEIZERHALL, a corporation organized under the laws of Switzerland having its principal place of business at Elsasserstrasse 229, CH-4013, Basel, Switzerland and a wholly owned subsidiary of Schweizerhall Holding ("Chemische Fabrik"); and SCHWEIZERHALL, INC., a New Jersey corporation and having its principal place of business at 25 Corporate Place South, Piscataway, New Jersey 08854 and a wholly owned subsidiary of Schweizerhall Holding ("Schweizerhall, Inc.") made and entered into as of the 28th day, of January, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACETO CORPORATION
________________________________
                                                           (Registrant)

By:   /s/ Leonard S. Schwartz
              (Signature)
      Leonard S. Schwartz, Chairman
        of the Board of Directors

Dated:  April 4, 2001

[A conformed copy of the Purchase and Sale Agreement will be annexed as Exhibit 2.1]

                          PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into in Lake Success, New York as of the 28th day of January, 2001 by and between ACETO CORPORATION, a New York corporation having its principal place of business at One Hollow Lane, Lake Success, New York, U.S.A. ("Aceto"); ACETO HOLDING B.V., I.O., a corporation which may be organized under the laws of The Netherlands as a wholly owned subsidiary of Aceto (or such other corporation as may be formed or owned by Aceto to effect the Stock Purchaser contemplated hereby) ("Purchaser"); SCHWEIZERHALL HOLDING AG, a corporation organized under the laws of Switzerland having its principal place of business at Elsasserstrasse 229, CH-4013, Basel, Switzerland ("Schweizerhall Holding"); CHEMISCHE FABRIK SCHWEIZERHALL, a corporation organized under the laws of Switzerland having its principal place of business at Elsasserstrasse 229, CH-4013, Basel, Switzerland and a wholly owned subsidiary of Schweizerhall Holding ("Chemische Fabrik"); and SCHWEIZERHALL, INC., a New Jersey corporation and having its principal place of business at 25 Corporate Place South, Piscataway, New Jersey 08854 and a wholly owned subsidiary of Schweizerhall Holding ("Schweizerhall, Inc.")

                             W I T N E S S E T H:

      WHEREAS, Chemische Fabrik owns and desires to sell, assign and convey to Aceto and/or Purchaser all of the issued and outstanding shares (the "Shares") of all of its subsidiary corporations set forth on SCHEDULE 1.0 annexed hereto (herein, the "Subsidiary Companies"), and Aceto desires to purchase and acquire the Shares from Chemische Fabrik either directly or through its to-be-formed Purchaser on and subject to the terms and conditions of this Agreement; and

      WHEREAS, Schweizerhall, Inc. is engaged in the business of purchasing, trading and sale of active pharmaceutical ingredients, advanced intermediates and related chemical products (the "Pharmaceutical Ingredients Business"); and

      WHEREAS, Schweizerhall, Inc. owns and desires to sell and assign to Aceto the Assets (as defined herein) relating to the Pharmaceutical Ingredients Business and Aceto desires to acquire the Assets from Schweizerhall, Inc. and, thereafter, to use, market, license, sublicense, develop, maintain, collect and otherwise deal with the Assets without restriction.

      NOW THEREFORE, in consideration of the mutual covenants contained herein, and the respective representations and warranties hereinafter set forth, the parties hereto agree as follows:

                                  ARTICLE I.

                                 DEFINITIONS.

      As used herein, the following terms shall have the following meanings:

      *A. "$" shall mean U.S. dollars.

      *B."Aceto Shares" shall mean shares of common stock, $.01 par value, of Aceto.

      *C. "Aceto Guaranty" shall mean the guaranty of Aceto described in
Section 2.6.

      *D."Asset Purchase Note" shall mean the promissory note described in
Section 11.3.

      *E. "Assets" shall mean all of Schweizerhall, Inc.'s assets existing on the Closing Date of every kind and description relating to the Pharmaceutical Ingredients Business except that the "Assets" do not include the Excluded Assets (as hereinafter defined). The Assets shall otherwise include the following:

            *1.all accounts receivable, notes receivable and other rights to receive payments from customers of Schweizerhall, Inc. with respect to the Pharmaceutical Ingredients Business on the Closing Date, all to be described in
SCHEDULE 1.5(a) hereto to be provided on or before Closing Date (the "Receivables");

            *2.all equipment, vehicles, furniture and fixtures, and all other fixed assets owned or leased by Schweizerhall, Inc. relating to the Pharmaceutical Ingredients Business, except not the Excluded Assets, as described in SCHEDULE 1.5(b) hereto to be provided on or before Closing Date (the "Fixed Assets"); and

            *3. all Inventory with respect to the Pharmaceutical Ingredients Business wherever located on the Closing Date, including raw materials, goods consigned to vendors or subcontractors, work in process, finished goods and goods in transit as described in SCHEDULE 1.5(c)to be provided on or before the Closing Date;

            *4. all deposits and rights to refunds from customers and suppliers with respect to the Pharmaceutical Ingredients Business relating to the Contracts described in Section 1.5(i) below, all as described in SCHEDULE 1.5(d);

            *5. all supplies owned by Schweizerhall, Inc. relating to the Pharmaceutical Ingredients Business;

            *6. copies of all business and financial records, books, ledgers, files, plans, documents, correspondence, lists, plots, architectural plans, drawings, notebooks, specifications, creative materials, advertising and promotional materials, marketing materials, studies, reports, equipment repair, maintenance or service records of Schweizerhall, Inc., whether written or electronically stored or otherwise recorded in each case, relating to the Pharmaceutical Ingredients Business;

            *7. all of Schweizerhall, Inc.'s goodwill, dealer and customer lists and all other sales and marketing information, and all know-how, technology, drawings, engineering specifications, bills of materials, software and other intangible assets of Schweizerhall, Inc. in each case, relating to the Pharmaceutical Ingredients Business;

            *8. all drug master files, dossiers, patents, patent rights, copyrights, trademarks, trademark rights, trade names, trade name rights and patent, copyright or trademark applications, which Schweizerhall, Inc. owns relating to the Pharmaceutical Ingredients Business, and all ideas, know-how, trade secrets, inventions, technology, designs and any other proprietary rights which Schweizerhall, Inc. owns;

            *9. all rights and benefits under all leases or other agreements related to the Fixed Assets, if any, and all customer or supplier contracts, agreements or commitments relating to the Pharmaceutical Ingredients Business to which Schweizerhall, Inc. is a party (collectively, the "Contracts"), except not Contracts relating to the Excluded Assets or the leased offices at 25 Corporate Place South, Piscataway, N.J., all set forth on SCHEDULE 1.5(i) annexed hereto to be provided on or before the Closing Date;

            *10. all permits, licenses, orders, ratings and approvals of all federal, state, local or foreign governmental or regulatory authorities or industrial bodies that are held by Schweizerhall, Inc. and related to the Pharmaceutical Ingredients Business to the extent the same are transferable;

            *11. all other items of property, real or personal, tangible or intangible, including, without limitation all restrictive and negative covenant agreements with employees and others including, without limitation, nondisclosure agreements, computer programs, tapes, discs and timesharing files, owned, used by or accruing to the benefit of Schweizerhall, Inc. in each case, used in the Pharmaceutical Ingredients Business.

      *F. "Balance Sheet" shall mean the balance sheet of Schweizerhall, Inc. or the Subsidiary Companies, as the case may be, at December 31, 2000 included as part of the Financial Statements (as hereinafter defined).

      *G. "Closing Date" shall mean March 26, 2001, or such other date as the parties hereto may agree.

      *H. "Closing Date Inventory" shall mean, with respect to the Subsidiary Companies, the inventory held by the Subsidiary Companies on the Closing Date, and, with respect to Schweizerhall, Inc., the inventory held by Schweizerhall, Inc. relating to the Pharmaceutical Ingredients Business on the Closing Date.

      *I."Current Assets" shall mean accounts receivables and prepaid expenses on the Closing Date.

      *J."Escrow Agent" shall be mutually determined by the parties.

      *K. "Escrow Agreement" shall mean an Escrow Agreement, dated the Closing Date, by and among Purchaser, Aceto, Schweizerhall Holding, Chemische Fabrik, Schweizerhall, Inc. and the Escrow Agent, having the release provisions attached as EXHIBIT A.

      *L. "Excluded Assets" shall mean the following assets of Schweizerhall,
Inc.:

            *1.all cash of Schweizerhall, Inc. on hand, in any bank, money market account, mutual fund, unit investment trust, all certificates of deposit, letters of credit in favor of Schweizerhall, Inc. and other readily marketable securities or other cash equivalents of Schweizerhall, Inc.

            *2.all assets of Schweizerhall, Inc. which are not related to the Pharmaceutical Ingredients Business;

            *3.all prepaid taxes;

            *4.all refunds for Federal, state or local franchise taxes or fees of any nature whatsoever for periods prior to the Closing Date;

            *5.corporate minute books, stock transfer records and tax returns and tax and accounting records relating to Schweizerhall, Inc.;

            *6.the name "Schweizerhall" and all names, marks and logos which use or include it, all variations thereof and any combination of words or phrases including or using it;

            *7.all employee benefit plans or arrangements, collective bargaining agreements, deferred compensation plans, agreements or commitments and other plans, agreements and commitments relating to current and former independent contractors, current and former directors, and current and former employees of Schweizerhall, Inc.;

            *8.all insurance policies and the coverage provided thereunder;

            *9.all shares of stock owned by Schweizerhall, Inc. in Schweizerhall Manufacturing Company and Schweizerhall Development Company;

            *10.notes receivable and loans receivable owed by Schweizerhall, Inc. employees;

            *11.the Chempax software system and the computer hardware relating thereto upon which it is installed; and

            *12.the lease for Schweizerhall, Inc.'s office in Piscataway, N.J.

      *M."Financial Statements" shall mean the audited balance sheets of Schweizerhall, Inc. or the Subsidiary Companies, as the case may be, for the three years ended December 31, 2000 and the audited income statements of Schweizerhall, Inc. or the Subsidiary Companies, as the case may be, prepared on an accrual basis for three years ended December 31, 2000.

      *N. "Hong Kong Subsidiary Company" shall mean Schweizerhall Pharma Ltd.

      *O. "Inventory Value" shall mean, with respect to the Subsidiary Companies, the book value of the unsold inventory of the Subsidiary Companies on the Closing Date, based on its cost and after giving effect to returns, discounts and credits and after crediting intercompany markups, costs, fees and charges, and shall mean, with respect to Schweizerhall, Inc., the book value of the unsold inventory of Schweizerhall, Inc. on the Closing Date, based on its cost and after giving effect to returns, discounts and credits and after crediting intercompany markups, costs, fees and charges.

      *P."Material Adverse Effect" shall mean, with respect to the Subsidiary Companies and Schweizerhall, Inc., a change or effect that is materially adverse to the business, assets, properties, results of operations or financial condition of the Subsidiary Companies and Schweizerhall, Inc., taken as a whole; and shall mean with respect to Aceto and Purchaser a change or effect that is materially adverse to the business, assets, properties, results of operations or financial condition of Aceto and Purchaser, taken as a whole.

      *Q."Non-Interest Bearing Liabilities" shall mean accounts payable, accrued expenses and deferred taxes.

      *R. "Purchaser" as used herein shall mean, jointly and severally, Aceto and Aceto Holding B.V. (or another wholly owned subsidiary of Aceto in the event Aceto determines not to form Aceto Holding B.V., I.O. to effect the purchase of the Shares).

      *S."Singapore Subsidiary Company" shall mean Schweizerhall Pte. Ltd.

      *T."Stock Purchase Note" shall mean, collectively, the promissory note or notes described in Section 2.3.

                               ARTICLE II.

                    ARTICLE SALE AND PURCHASE OF THE SHARES

      *A.Sale and Purchase of the Shares.

            *1.Subject to the concurrent acquisition of the Assets from Schweizerhall, Inc., the concurrent acquisition by Aceto of the Shares representing the ownership interest in Chemische Fabrik's Hong Kong and Singapore Subsidiary Companies as provided below, and the terms and conditions contained herein, Chemische Fabrik agrees to sell, transfer, assign, convey and deliver to Purchaser, and Purchaser hereby agrees to purchase and accept from Chemische Fabrik, on the Closing Date, all right, title and interest in and to the Shares (other than the Shares representing its ownership of its Hong Kong and Singapore Subsidiary Companies), free and clear of any liens, pledges, security interests, claims or encumbrances of any kind, together with any and all indicia of ownership of said Shares and for those countries in which recordation or other official act is required, to perform such acts, at Chemische Fabrik's cost and expense, so as to assure full and unqualified record and beneficial ownership of said Shares in Purchaser or its nominees.

            *2.Subject to the concurrent acquisition of the Assets from Schweizerhall, Inc., the concurrent acquisition by Purchaser of the Shares (other than the Shares representing the ownership interest in Chemische Fabrik's Hong Kong and Singapore Subsidiary Companies), and the terms and conditions contained herein, Chemische Fabrik agrees to sell, transfer, assign, convey and deliver to Aceto, and Aceto hereby agrees to purchase and accept from Chemische Fabrik, on the Closing Date, all right, title and interest in and to the Shares representing the ownership of its Hong Kong and Singapore Subsidiary Companies, free and clear of any liens, pledges, security interests, claims or encumbrances of any kind, together with any and all indicia of ownership of said Shares and for those countries in which recordation or other official act is required, to perform such acts, at Chemische Fabrik's cost and expense, so as to assure full and unqualified record and beneficial ownership of said Shares in Purchaser or its nominees. For the purposes of this Agreement, all references to Purchaser herein shall be deemed to refer to Aceto to the extent such references relate to the Shares of Chemische Fabrik's Hong Kong and Singapore Subsidiary Companies to be purchased by Aceto.

      *B.THE STOCK PURCHASE PRICE. The aggregate consideration (the "Stock Purchase Price") payable to Chemische Fabrik by Purchaser for the Shares as provided herein shall be as follows:

            *1.400,000 Aceto Shares exempt from registration under the Securities Act of 1933, as amended:

            *2.an amount equal to sixty percent (60%) of the Inventory Value of the Subsidiary Companies on the Closing Date;

            *3.an additional amount equal to the Current Assets and cash of the Subsidiary Companies LESS the Non-Interest Bearing Liabilities of the Subsidiary Companies as reflected on the books of the Subsidiary Companies on the Closing Date;

            *4.an additional amount equal to sixty percent (60%) of the cost to the Subsidiary Companies of the goods in transit to the Subsidiary Companies as reflected on the books of the Subsidiary Companies on the Closing Date if the Subsidiary Companies paid for such goods in transit prior to the Closing Date, which amount shall be included in the Inventory Value in the Stock Purchase Note and the Closing Date Balance Sheet; and

            *5.an additional amount equal to sixty percent (60%) of the cost to the Subsidiary Companies of the goods in transit from the Subsidiary Companies to their customers as reflected on the books of the Subsidiary Companies on the Closing Date if the goods in transit have been paid for by the Subsidiary Companies and the customer has not yet been billed for such goods, which amount shall be included in the Inventory Value in the Stock Purchase Note and the Closing Date Balance Sheet.

      (For the purpose of determining the amount to be paid on the Closing Date only, the above Closing Date calculations of the Stock Purchase Price shall be reasonably estimated by Chemische Fabrik and the Subsidiary Companies as of the most recent date practicable prior to the Closing Date (but no earlier than two
(2) weeks prior to the Closing Date) pursuant to their review of the regular books of account of the Subsidiary Companies maintained in the ordinary course of business and prepared in accordance with their respective jurisdiction's generally accepted accounting principles consistently applied. Following the Closing Date, the final Stock Purchase Price shall be determined as provided in
Section 2.4.

      *C. FORM OF PAYMENT OF THE STOCK PURCHASE PRICE.

            *1.The 400,000 Aceto Shares shall be paid to Chemische Fabrik;

            *2.The Stock Purchase Price attributable to the amount referenced in Section 2.2(c) above shall be paid in euros by bank check, wire transfer or certified check at the Closing; and

            *3.The balance of the Stock Purchase Price shall be paid with a non-negotiable unsecured promissory note of Purchaser (if there is more than one Purchaser, each Purchaser will execute a separate promissory note with respect to the Subsidiary Companies such Purchaser is purchasing), in the form attached as EXHIBIT B hereto, for the amount of such balance of the Stock Purchase Price in euros, payable in one (1) year and bearing simple interest at three percent (3%). Said note shall provide for interest to be payable monthly (on the earlier of the last business day or the 30{th} day of the following month), along with payments of principal based on the Closing Date Inventory sold during that month (determined on a FIFO basis), and shall be guaranteed by Aceto. At the time of each such monthly note payment, Purchaser shall provide a schedule showing the Closing Date Inventory sold during the preceding month and the sale price thereof and the Subsidiary Companies' cost thereof. The outstanding balance, if any, of each said note shall be payable on the one (1) year anniversary of the Closing Date. If any particular type of product is included in the Closing Date Inventory and is also sold by Aceto or Purchaser, then any sale of such product out of any Subsidiary Company location shall be deemed to have occurred out of the Closing Date Inventory at such location until all such product in the Closing Date Inventory at such location is sold, absent clear evidence to the contrary.

      *D.PREPARATION OF CLOSING DATE BALANCE SHEET. As soon as reasonably practicable after the Closing Date and in any event no later than April 20, 2001, Chemische Fabrik and the Subsidiary Companies shall prepare and present to Purchaser a balance sheet setting forth in reasonable detail the Inventory Value, Current Assets, cash, Non-Interest Bearing Liabilities, goods in transit, in each case as of the Closing Date (the "Closing Date Balance Sheet"), which shall reflect the amounts carried on the regular books of account of the Subsidiary Companies, maintained in the ordinary course of business and prepared in accordance with their respective jurisdiction's generally accepted accounting principles consistently applied. Purchaser and its representatives shall have the right to review the workpapers of the Subsidiary Companies used in preparing the Closing Date Balance Sheet.

      .The amounts set forth in the Closing Date Balance Sheet shall be binding on Purchaser and the Subsidiary Companies for the purposes set forth herein unless Purchaser gives written notice of disagreement with any of the amounts within thirty (30) days after the receipt by Purchaser of the Closing Date Balance Sheet or the last revision thereof by the Subsidiary Companies, specifying in reasonable detail, insofar as possible, the nature and extent of the disagreement. If Purchaser and the Subsidiary Companies are unable to resolve any disagreement within thirty (30) days after Purchaser gives the Subsidiary Companies notice thereof, the disagreement shall be referred for final determination to Price, Waterhouse, Cooper Ltd. or, if such firm declines to act, to KPMG LLP, or if such firm declines to act, to any other accounting firm as may be reasonably acceptable to Purchaser and the Subsidiary Companies. The determination of the disagreement by the accounting firm shall be conclusive, non-appealable and binding upon Purchaser and the Subsidiary Companies as to the calculation of Inventory Value, Current Assets, cash, Non-Interest Bearing Liabilities, goods in transit; provided, however, that Purchaser and the Subsidiary Companies shall retain all of their other rights which arise as a result of this Agreement. Purchaser and the Subsidiary Companies agree that the procedures established by this Section
2.4 shall constitute the exclusive procedures for calculating the Inventory Value, Current Assets, cash, Non-Interest Bearing Liabilities, goods in transit as of the Closing Date.

      .Chemische Fabrik and Purchaser shall each pay the fees and disbursements of their respective internal and independent accountants and other personnel incurred in the initial preparation, review and final determination of the Closing Date Balance Sheet. The fees and disbursements of the accounting firm to which any disagreement is referred pursuant to this Section
2.4 shall be borne by the Subsidiary Companies and Purchaser in the proportion determined by such accounting firm based on the merits of the respective positions taken by the Subsidiary Companies and Purchaser with regard to their disagreement.

      .Within ten (10) days after the final determination of the Closing Date Balance Sheet, an adjustment shall be made to the Stock Purchase Price if the Closing Date estimates of the Stock Purchase Price are different than the amounts on the Closing Date Balance Sheet. Purchaser shall pay Chemische Fabrik on such date additional cash in the amount of the adjustment, if such Closing Date calculation of the Stock Purchase Price is less than the Stock Purchase Price calculated based on the Closing Date Balance Sheet, as finally determined as set forth above. Chemische Fabrik shall return to Purchaser on such date cash in the amount of the adjustment, if such Closing Date calculation of the Stock Purchase Price is more than the Stock Purchase Price calculated based on the Closing Date Balance Sheet, as finally determined as set forth above.

      *E.POSSIBLE ADJUSTMENT OF THE STOCK PURCHASE PRICE FOR INVENTORY SOLD. On March 31, 2002, Purchaser shall determine the value of the Inventory that was purchased from the Subsidiary Companies and sold by Purchaser during the period beginning on the Closing Date and ending on March 31, 2002. Each individual lot of Closing Date Inventory sold shall be valued at each location where it is held on a first-in-first-out (FIFO) basis at the lesser of its cost (I.E., the transfer price paid by Purchaser) or market (I.E., Purchaser's selling price). For the purpose of this possible adjustment, if the total value of the Closing Date Inventory sold during such period (as determined in accordance with the preceding sentence) is more than the amount paid by Purchaser for all of the Closing Date

 .Inventory of the Subsidiary Companies on the Closing Date, Purchaser shall pay to Chemische Fabrik, as an adjustment to the Stock Purchase Price, an amount in euros equal to such excess value within thirty (30) days after March 31, 2002. In addition, Chemische Fabrik shall have the option, exercisable within thirty
(30) days after March 31, 2002 to purchase the unsold Closing Date Inventory, if any, for One Dollar ($1.00). Chemische Fabrik shall have a one-time right, directly or through its authorized agents or auditors, at Chemische Fabrik's own expense, during normal business hours and upon reasonable notice to examine the Subsidiary Companies' accounting records pertinent to the Inventory sales for the purpose of verifying the amounts due under this section.

      *F.POSSIBLE ADJUSTMENT OF THE STOCK PURCHASE PRICE FOR TAX SAVINGS.

            *1. Subsequent to a final governmental tax audit or the expiration of the statute of limitations for a governmental objection and review, Purchaser shall pay in euros to Chemische Fabrik, if and when received by Purchaser, fifty percent (50%) of the Net Value of any tax benefit realized by Purchaser due to net operating losses or tax credits from shareholder owners of SLR Holding Germany, on the books and records of Chemische Fabrik and its Subsidiary Companies at the Closing. "Net Value" shall reflect all liabilities that Purchaser may be obligated to pay due to such tax savings, including, but not limited to, taxes and accounting fees.

            *2.Purchaser and Chemische Fabrik agree that until an adjustment, if any, is agreed upon, at least once a year, Purchaser and Chemische Fabrik shall confer and seek, in good faith, to reach a final adjustment of the Stock Purchase Price due to net operating losses or tax credits transferred pursuant to the sale and purchase of the Shares. This provision shall not obligate either party to reach such a final adjustment.

            *3.Chemische Fabrik shall have a one-time right, directly or through its authorized agents or auditors, at Chemische Fabrik's own expense, during normal business hours and upon reasonable notice to examine the Subsidiary Companies' accounting records pertinent to the Net Value for the purpose of verifying the amounts due under this section.

      *G. GUARANTEE OF THE STOCK PURCHASE PRICE BY ACETO. Aceto shall guarantee the payment of the Stock Purchase Price in accordance with Section 2.3, as and if adjusted pursuant to Section 2.4 and/or 2.5 above, pursuant to the Guaranty attached hereto as EXHIBIT C.

                                    ARTICLE III
               CLOSING OF SALE AND PURCHASE OF THE SHARES;
                   ARTICLE CONDITIONS TO CLOSING; DELIVERIES


      *A. CLOSING. The closing of the sale and purchase of the Shares (the "Stock Closing") shall be held on the Closing Date at or about 10:00 a.m., Eastern Time, in Basel, Switzerland or at such other time and place upon which the parties shall agree.

      *B.CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE THE SHARES. Purchaser's obligation hereunder to purchase and pay for the Shares is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived, in whole or in part, by Purchaser in its sole discretion, and Chemische Fabrik and its Subsidiary Companies shall use their reasonable commercial efforts to cause such conditions to be fulfilled:

            *1. SIMULTANEOUS CLOSING OF SALE AND PURCHASE OF THE ASSETS. The closing of the sale and purchase of the Assets as provided for in Article XII herein, shall occur simultaneously with the Stock Closing.

            *2.REPRESENTATIONS AND WARRANTIES OF CHEMISCHE FABRIK AND SCHWEIZERHALL HOLDING AG CORRECT; PERFORMANCE OF COVENANTS; SATISFACTION OF CONDITIONS. The representations and warranties of Chemische Fabrik and Schweizerhall Holding contained in this Agreement (including the Exhibits and Schedules hereto) and those otherwise made in writing by or on behalf of Chemische Fabrik and/or Schweizerhall Holding in connection with the transactions contemplated by this Agreement shall be true, complete and accurate on and as of the Closing Date as though such representations and warranties were made at and as of such date with only such exceptions as would not in the aggregate have a Material Adverse Effect, and Chemische Fabrik and Schweizerhall Holding shall have delivered to Purchaser a certificate signed by an appropriate officer on behalf of Chemische Fabrik and Schweizerhall Holding and dated the Closing Date, to such effect. Chemische Fabrik and Schweizerhall Holding shall have duly and properly performed, complied with, satisfied and observed in all material respects each of its covenants, agreements, conditions to closing and obligations contained in this Agreement to be performed, complied with, satisfied and observed on or before the Closing Date, and Chemische Fabrik and Schweizerhall Holding shall have delivered to Purchaser a certificate signed by an appropriate officer on behalf of Chemische Fabrik and Schweizerhall Holding, dated the Closing Date, to such effect.

            *3. PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase and payment for the Shares to be purchased by Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation.

            *4. PROCEEDINGS; RECEIPT OF DOCUMENTS. All corporate and other proceedings taken or required to be taken by Chemische Fabrik in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser shall have received all such information and such counterpart originals or certified or other copies of such documents as Purchaser may reasonably request. Chemische Fabrik shall have caused the necessary recording, payment of fees, certification of recording and any and all other measures necessary to effect the transfer of the Shares to Purchaser free and clear of any liens, pledges, security interests, claims or encumbrances of any kind.

            *5. DELIVERY OF DOCUMENTS. Chemische Fabrik shall have delivered, or caused to be delivered, to Purchaser the following:

                  *a) corporate and tax good standing certificates and/or register extracts, of each of the Subsidiary Companies from the respective jurisdictions in which of each of the Subsidiary Companies is incorporated or is qualified or registered as a foreign entity, if such jurisdiction issues such certificates or extracts;

                  *b) U.S. Food and Drug Administration Drug Master Files and Dossiers and any and all similar documents issued by any foreign jurisdictions in which Chemische Fabrik or its Subsidiary Companies conduct business, with duly executed documents of assignment necessary for their transfer to Purchaser;

                  *c) the Shares, with all duly executed documents and signatures necessary or appropriate for their transfer to Purchaser free and clear of any liens, pledges, security interest, claims or encumbrances of any kind, together with any and all indicia of ownership of said Shares and for those countries in which recordation or other official act is required, evidence reasonably satisfactory to Purchaser that such acts have been performed;

                  *d) all share certificates which may be held by any third party (e.g. nominee shares) which evidence shares of capital stock held by such third party in any of the Companies free and clear of any liens, pledges, security interests, claims or encumbrances of any kind, together with any and all indicia of ownership of said Shares and for those countries in which recordation or other official act is required, evidence reasonably satisfactory to Purchaser that such acts have been performed;

                  *e) copies of the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of each of the Subsidiary Companies certified as true, correct and complete by an officer of Chemische Fabrik;

                  *f) all documents necessary or appropriate to change the authorized signatories of the Subsidiary Companies' bank accounts and to otherwise take possession and full operational control of the Subsidiary Companies and their respective assets;

                  *g) an opinion of counsel to Chemische Fabrik in form and substance reasonably satisfactory to Purchaser;

                  *h) the resignations of all the current officers and directors of the Subsidiary Companies, if requested by Purchaser upon reasonable notice; and

                  *i) all other consents, agreements, schedules, documents, financial statements and exhibits required by this Agreement to be delivered by Chemische Fabrik or any Subsidiary Company, or reasonably requested by Purchaser, at or before the Closing.

            *6. DEBT. Chemische Fabrik shall have caused each of the Subsidiary Companies to satisfy in full their respective inter-company, long-term debts and other debts not included in the calculation of the Stock Purchase Price set forth on SCHEDULE 4.12(d), or shall have made appropriate arrangements reasonably satisfactory to Aceto to satisfy such debts on the Closing Date from the proceeds of the Stock Closing.

            *7. NO ADVERSE DECISION. Except as set forth on SCHEDULE 3.2(H), there shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

            *8. NO ADVERSE CHANGE. Since September 30, 2000 up to the Closing Date, the Subsidiary Companies shall not have suffered any adverse change in their respective business, affairs, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations, which change has a Material Adverse Effect, and Chemische Fabrik shall have delivered to Purchaser a certificate signed by an appropriate officer on behalf of Chemische Fabrik and dated the Closing Date, to such effect.

            *9. SECURITIES LAW COMPLIANCE. All actions and steps necessary to assure compliance with applicable Federal, state and foreign securities laws by Chemische Fabrik in connection with the sale of the Shares pursuant to this Agreement, shall have been duly obtained and shall be effective on and as of the Closing.

            *10. APPROVALS AND CONSENTS. Chemische Fabrik shall have obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all governmental authorities and non-governmental administrative or regulatory agencies, domestic or foreign, having jurisdiction over Chemische Fabrik or the Subsidiary Companies, their respective assets, this Agreement, the Shares or the Stock Closing hereby, including, without limitation, the consents of all third parties pursuant to existing agreements or instruments by which Chemische Fabrik and/or its Subsidiary Companies may be bound, which are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, at no cost or other adverse consequence to Purchaser, and all thereof shall be in full force and effect at the time of Closing, and Chemische Fabrik shall have delivered to Purchaser a certificate signed by an appropriate officer on behalf of Chemische Fabrik and Schweizerhall Holding and dated the Closing Date, to such effect. Closing with or without any of the foregoing will completely satisfy this condition.

            *11.EMPLOYMENT AGREEMENT. Dr. Axel Mueller shall have entered into an Employment Agreement with SLR Holding Germany in form and substance satisfactory to Aceto, Schweizerhall Holding and their respective counsel, in the form to be attached hereto as EXHIBIT D.

            *12.SUPPORT CONTRIBUTION OR EXPENSE. All support, contribution or expense allocation agreements with affiliated parties, including, but not limited to, any such agreements listed on SCHEDULE 4.18 hereto, to which the Subsidiary Companies are a party, or a direct or indirect beneficiary, shall have been terminated (unless otherwise instructed by Aceto), at no cost or expense to the Subsidiary Companies.

      *C. CONDITIONS TO CHEMISCHE FABRIK'S OBLIGATION TO SELL AND CONVEY THE SHARES. Chemische Fabrik's obligation hereunder to sell and convey the Shares is subject to the fulfillment of the following conditions on or prior to the Closing Date, any of which may be waived, in whole or in part, by Chemische Fabrik in its sole discretion, and Purchaser shall use its reasonable commercial efforts to cause such conditions to be fulfilled.

            *1.SIMULTANEOUS CLOSING AND SALE AND PURCHASE OF THE ASSETS. The closing of the sale and purchase of the Assets as provided for in Article XII herein shall occur simultaneously with the Stock Closing.

            *2.REPRESENTATIONS AND WARRANTIES OF PURCHASER CORRECT; PERFORMANCE OF COVENANTS; SATISFACTION OF CONDITIONS. The representations and warranties of Purchaser in this Agreement shall be true, complete and accurate when made and on and as of the Closing Date, as though such representations and warranties were made at and as of such date, with only such exceptions as would not in the aggregate have a Material Adverse Effect, and Purchaser shall have delivered to Chemische Fabrik a certificate signed by an appropriate officer on behalf of Purchaser and dated the Closing Date, to such effect. Purchaser shall have duly and properly performed, complied with, satisfied and observed each of its covenants, agreements, conditions to closing and obligations contained in this Agreement to be performed, complied with, satisfied and observed on or before the Closing Date, and Purchaser shall have delivered to Chemische Fabrik a certificate signed by an appropriate officer on behalf of Purchaser and dated the Closing Date, to such effect.

            *3. PURCHASE PERMITTED BY APPLICABLE LAWS. The sale and purchase of the Shares shall not be prohibited by any applicable law or governmental regulation.

            *4. DELIVERY OF STOCK PURCHASE PRICE. Purchaser shall have delivered the Stock Purchase Price as hereinabove contemplated.

            *5. PROCEEDINGS: RECEIPT OF DOCUMENTS. All corporate and other proceedings taken or required to be taken by Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Chemische Fabrik and its counsel, and Chemische Fabrik shall have received all such information and such counterpart originals or certified or other copies of such documents as they may reasonably request.

            *6. DELIVERY OF DOCUMENTS. Purchaser shall have delivered, or caused to be delivered, to Chemische Fabrik the following:

                  *a) Corporate good standing certificates of Purchaser from the jurisdiction in which it is incorporated, to the extent available;

                  *b) the Stock Purchase Notes;

                  *c) the Aceto Guaranty;

                  *d) the Employment Agreement with Dr. Axel Mueller described in Section 3.1;

                  *e) the 400,000 Aceto Shares, with all documents and signatures necessary or appropriate for their transfer to or as directed by Chemische Fabrik free and clear of any liens, pledges, security interest, claims or encumbrances of any kind, together with any and all indicia of ownership of said Shares;

                  *f) copies of the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of Purchaser, certified as true, correct and complete copies by an officer of Purchaser;

                  *g) an opinion of counsel to Purchaser in form and substance reasonably satisfactory to Chemische Fabrik;

                  *h) documents sufficient under the laws of the jurisdiction of organization of each Subsidiary Company to change the name of each Subsidiary Company pursuant to Section 8.5; and

                  *i) all other consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered at or before the Closing.

            *7.NO ADVERSE DECISION. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

            *8.APPROVALS AND CONSENTS. Purchaser shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all governmental authorities and non-governmental administrative or regulatory agencies, domestic or foreign, having jurisdiction over Purchaser, its respective assets, this Agreement or the transactions contemplated hereby, including, without limitation, the consents of all third parties pursuant to existing agreements or instruments by which Purchaser may be bound, which are required for Purchaser's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, at no cost or other adverse consequence to Chemische Fabrik or the Subsidiary Companies, and all thereof shall be in full force and effect at the time of Closing, and Purchaser shall have delivered to Chemische Fabrik a certificate signed by an appropriate officer on behalf of Purchaser and dated the Closing Date, to such effect. Closing with or without any of the foregoing will completely satisfy this condition.

            *9.SECURITIES LAW COMPLIANCE. All actions and steps necessary to assure compliance by Aceto with applicable Federal, state and foreign securities laws in connection with the lawful sale of the Aceto Shares pursuant to this Agreement, shall have been duly obtained and shall be effective on and as of the Closing.

                              ARTICLE IV

          ARTICLE REPRESENTATIONS AND WARRANTIES OF CHEMISCHE FABRIK
                     ARTICLE AND SCHWEIZERHALL HOLDING AG

Chemische Fabrik and Schweizerhall Holding, jointly and severally, represent and warrant to Purchaser and Aceto in connection with the Stock Closing as follows:

      *A.ORGANIZATION AND GOOD STANDING. Each of the Subsidiary Companies is, or will be on the Closing Date, a subsidiary of Chemische Fabrik and a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has, or will have on the Closing Date, the corporate power and authority to own or lease its properties and to conduct its business as now conducted in the places where such properties are now owned or leased or such business is now conducted. Each of the Subsidiary Companies is now or on the Closing Date will be duly qualified and in good standing to conduct business as a foreign corporation in the jurisdictions specified in SCHEDULE 4.1 annexed hereto, and these are the only jurisdictions in which qualification is required, except where the failure to so qualify would not have a Material Adverse Effect.

      *B.AUTHORITY. Chemische Fabrik has the corporate authority to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of the Subsidiary Companies' respective Certificates of Incorporation, By-Laws or of any indenture, agreement, judgment, decree or other instrument or restriction to which Chemische Fabrik is a party or by which Chemische Fabrik or the Subsidiary Companies, the Shares or any of the assets of the Subsidiary Companies may be bound or affected except for those breaches, violations or defaults which would not have a Material Adverse Effect; the execution and delivery of this Agreement have been and, as of the Closing Date, the consummation of the transactions contemplated hereby will have been, duly authorized, and no authorization or approval, whether of Chemische Fabrik or the directors of Chemische Fabrik or the Subsidiary Companies, or of governmental bodies or otherwise, will be necessary in order to enable Chemische Fabrik to enter into and perform same; and this Agreement constitutes a valid and binding obligation enforceable against Schweizerhall Holding and Chemische Fabrik in accordance with its terms.

      *C.CAPITALIZATION. The entire authorized capital stock of each of the Subsidiary Companies now consists or at the Closing will consist of the shares of capital stock set forth on SCHEDULE 4.3(a) annexed hereto, which shares are presently issued and outstanding, and no shares of capital stock are held in any such company's treasury. All of the aforesaid issued and outstanding shares of each of the Subsidiary Companies have been, or at the Closing Date will be, duly authorized and validly issued and free of pre-emptive rights. To the extent available, SCHEDULE 4.3(a) annexed hereto sets forth a true and complete history to the extent available of the issuance and cancellation, where applicable, of all the shares of capital stock of each of the Subsidiary Companies and the share certificates evidencing same, which have heretofore been issued by each of the Subsidiary Companies. Chemische Fabrik is the record and beneficial owner of the amount of shares of each of the Subsidiary Companies set forth next to its name in
SCHEDULE 4.3(a)and Chemische Fabrik will, on the Closing Date, be the record and beneficial owner of the amount of shares of each of the Subsidiary Companies set forth next to its name in SCHEDULE 4.3(a). Except as described in SCHEDULE 4.3(b), each of the Subsidiary Companies does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any distribution in respect thereof. Except as set forth on
SCHEDULE 4.3(c) annexed hereto, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon Chemische Fabrik or any of the Subsidiary Companies for the purchase or acquisition of any shares of capital stock of any of the Subsidiary Companies, including, without limitation, the Shares. Chemische Fabrik will at the Closing transfer to Purchaser good title to all of the outstanding shares of each of the Subsidiary Companies, free and clear of any mortgages, liens, pledges, security interests, charges, restrictions, claims or encumbrances of any nature.

      *D.SUBSIDIARIES AND REPRESENTATIVE OFFICES.  Except as described in
SCHEDULE 4.4 annexed hereto, the Subsidiary Companies do not have any other interest, direct or indirect, through stock ownership or otherwise, in any other corporation, representative office or business enterprise. The business carried on by the Subsidiary Companies has not been conducted through any direct or indirect subsidiary, representative office or affiliate of the Subsidiary Companies, except for SLR Holding Germany and Schweizerhall Benelux B.V. which own one or more of the Subsidiary Companies.

      *E.TITLE TO ASSETS.  Except as described in SCHEDULE
4.5 annexed hereto, Chemische Fabrik's Subsidiary Companies have good title to all of their assets. Except as described in SCHEDULE
4.5 annexed hereto, none of such assets, the Shares, or the use thereof: (i) is subject to any easements or restrictions or to any mortgages, liens, pledges, charges, security interests, encumbrances or encroachments, or to any rights of others of any kind of nature whatsoever,
(ii) encroaches or infringes on the property or rights of another or (iii) contravenes any applicable law or ordinance or any other administrative regulation or violates any restrictive covenant or any provision of law. There are no agreements or arrangements between Schweizerhall Holding, Chemische Fabrik and/or the Subsidiary Companies and any third person, which have any effect upon the title to or other rights of the Subsidiary Companies respecting the assets of the Subsidiary Companies. The Subsidiary Companies own or has the right to use to the extent necessary for the conduct of their respective businesses as now conducted all of the assets, licenses, franchises, leases or other properties necessary for conducting their respective businesses substantially in the manner in which they have been conducted in the past and no officer, director or shareholder of the Subsidiary Companies, nor any member of any of their families, owns any property or rights, tangible or intangible, which are used in the business of the Subsidiary Companies.

      *F.CONDITION OF PROPERTY. All of the assets of the Subsidiary Companies are in reasonable operating condition, free from any known defects, except for
(i) normal wear and tear and such minor defects as do not materially interfere with the continued use thereof; or (ii) defects as set forth on SCHEDULE
4.6 annexed hereto.

      *G.ENVIRONMENTAL MATTERS.  Except as described in SCHEDULE
4.7(a), each of the Subsidiary Companies has not, nor to the knowledge of Chemische Fabrik and the Subsidiary Companies, have any officers, directors, employees or affiliated entities acting on behalf of any of the Subsidiary Companies, generated, transported, handled, disposed of, or arranged for the disposal of any Environmentally Sensitive Material, as hereinafter defined, except in accordance in all material respects with applicable law. Except as set forth in SCHEDULE 4.7(b), the activities described in the previous sentence have not resulted in any material expense to the Subsidiary Companies, or any owner of the Subsidiary Companies' shares of capital stock, arising from any violation or alleged violation of any Federal, state, local or foreign statutes, laws, or ordinances governing the generation, transportation, handling, disposal or arranging for the disposal of any Environmentally Sensitive Materials on behalf of any of the Subsidiary Companies. Further, each of the Subsidiary Companies has applied for, and has been granted, all requisite material permits, licenses, authorizations, and certifications necessary for the generation, transportation, handling, or disposal of any Environmentally Sensitive Material necessary for the activities of such Subsidiary Companies and has listed on
SCHEDULE 4.7 (c) and attached copies of any Notices of Violation, Letters of Notification, or other enforcement document or written threat of enforcement issued to any of its Subsidiary Companies by any agency, either state, Federal or foreign, charged by law or regulation with the enforcement of the Federal, state, local or foreign statutes, laws, or ordinances governing environmental or health matters regarding any alleged violation of any Federal, state, local or foreign statutes, laws, or ordinances governing the generation, transportation, handling, disposal or arranging for the disposal of any Environmentally Sensitive Materials. Since owned directly or indirectly by Schweizerhall Holding, none of the Subsidiary Companies has disposed of any Environmentally Sensitive Materials in violation of any applicable laws or regulations. For the purposes of this Section 4.7, "Environmentally Sensitive Material" shall have the same meaning and shall include the same substances as currently are described in the definition of Hazardous Substances as defined in the Comprehensive Environmental Response Compensation and Liability Act, as amended (CERCLA), 42 U.S.C. <section> 9601
(14), and set out with particularity in 40 C.F.R. <section> 302.4, the definition of Hazardous Waste as defined in RCRA 42 U.S.C. <section> 6901, ET. SEQ. and which is further defined in 40 C.F.R. <section> 261.21 - 261.24 (as to hazardous by characteristic), 40 C.F.R. <section><section> 261-31 - 261.33 (as to listed wastes), or the definition of Hazardous Waste or Constituents in App. VIII to 40 C.F.R. Part 261 and shall also include any other substance, material or waste designated as "hazardous" for purposes of regulating or imposing liability or standards of conduct concerning the generation, transportation, disposal or arranging for the disposal of such substance, material or waste under other Federal, state, local or foreign statutes, laws, ordinances, codes or regulations currently in force.

      *H.PATENTS, TRADEMARKS AND COPYRIGHTS. The Subsidiary Companies own the respective patents, trademarks, copyrights and trade names and applications and registrations therefor as listed in SCHEDULE 4.8 annexed hereto, and except as stated in such schedule have not granted and prior to the Closing Date will not grant any licenses to use such patents, trademarks, copyrights or trade names. No other patents, trademarks, copyrights or trade names are owned by the Subsidiary Companies. There are no patents, trademarks, trade names, copyrights, technology or know-how and processes with respect to which the Subsidiary Companies require a grant of right and which are used in or necessary for the conduct of their business as heretofore conducted. No claims have been asserted in writing and no claims are pending or, to the knowledge of the Subsidiary Companies, threatened, except as described in
SCHEDULE 4.8 annexed hereto, by any person to the use of any of the patents, trademarks, copyrights or trade names or applications therefore owned by the Subsidiary Companies, and Chemische Fabrik and its Subsidiary Companies do not know of any valid basis for any such claim, and the use of such patents, trademarks, copyrights or trade names by the Subsidiary Companies does not infringe on the rights of any person. To the best of Chemische Fabrik's and its Subsidiary Companies' knowledge, there are no material infringements of any of the Subsidiary Companies' patents, trademarks, copyrights, trade names or trade secrets.

      *I.DRUG MASTER FILES AND DOSSIERS. The Subsidiary Companies own the Drug Master Files and Dossiers as listed in SCHEDULE 4.9 annexed hereto.

      *J.COMPLIANCE WITH LAW.  Except as described in SCHEDULE
4.10(a) annexed hereto, the Subsidiary Companies have conducted their business operations since their acquisition directly or indirectly by Schweizerhall Holding in accordance with all applicable laws and regulations in all material requests, and are not in violation in any material respect of any laws, governmental orders, rules, regulations or ordinances to which any of their property, real, personal, mixed, tangible or intangible, or their business related to such properties, are subject. The Subsidiary Companies have all permits, licenses, orders or approvals of any federal, state, local or foreign governmental or regulatory body required in order to permit them to carry on their respective businesses as presently conducted.
All such permits licenses, orders and approvals are in full force and effect and to the knowledge of Chemische Fabrik and the Subsidiary Companies no suspension or cancellation of any of them is threatened. Except as described in SCHEDULE 4.10(b), Chemische Fabrik and the Subsidiary
Companies have no knowledge of any violation of law by any of the Subsidiary Companies and nor is any of the Subsidiary Companies in receipt of any written notice of claim of any violation or alleged violation of any such law or regulation. Neither Chemische Fabrik nor any of the Subsidiary Companies has any actual knowledge of any pending or threatened change in any law or regulation which, if enacted, would materially impair the business or assets of any of the Subsidiary Companies.

      *K.AGREEMENTS. SCHEDULE 4.11(a) is a true and complete list of all material contracts, instruments, commitments, and agreements, whether oral or written, presently in effect to which any of the Subsidiary Companies is a party or to which any of the Subsidiary Companies or any of their assets or the Shares is subject, including, without limitation, the following:

            *1.any plan or contract or arrangement in excess of $100,000, oral or written, providing for employment or consulting services, bonuses, commissions, pensions, stock purchase or stock option or other stock rights, deferred compensation, retirement or severance payments, profit sharing, or the like;

            *2.any instrument or arrangement in excess of $100,000 evidencing or relating in any way to (i) indebtedness for borrowed money by way of direct loan, purchase money obligation, conditional sale, lease purchase arrangement, guarantee or otherwise, (ii) confession of judgment or agreed judgment, (iii) liens, encumbrances or security interests, (iv) guaranties or indemnification or (v) investments in any person;

            *3.any contract containing provisions limiting the freedom of any of the Subsidiary Companies to engage in any business, compete in any line of business or market any particular type of product, in any geographic area or with or to any person except for those limitations which would not have a Material Adverse Effect;

            *4.any contract in excess of $100,000 for the purchase or sale of any materials, products or supplies which contains any escalator, renegotiation or redetermination clause or which commits it for a fixed term not subject to termination on notice of sixty (60) days or less;

            *5.any contract, accepted order or commitment for the purchase or sale of materials, products or supplies having a total contract price in excess of $100,000;

            *6. any license, sublicense, royalty, lease or sublease agreement in excess of $100,000, whether as licensor, sublicensor, licensee, sublicensee, lessor, sublessor, lessee, sublessee or otherwise, or any agreements with dealers, vendors, customers, suppliers, sales representatives, any governmental entity, fund or university, or any agents, marketing representatives, brokers or distributors;

            *7.any joint venture contract, arrangement, or other agreement in excess of $100,000 involving a sharing of profit or expenses, or any joint or other technology development, cooperation, or exchange contract or arrangement in excess of $100,000;

            *8.agreements providing for disposition of the business or any assets in excess of $100,000 or shares of the capital stock of Chemische Fabrik or any of its Subsidiary Companies; agreements of merger or consolidation to which Chemische Fabrik or any of its Subsidiary Companies is a party; or any confidentiality agreements or letters of intent with respect to the foregoing; and

            *9.contracts in excess of $100,000 requiring the performance of consulting services or other services.

Each such agreement is a valid and subsisting agreement and in full force and effect, all payments due to or from any of the Subsidiary Companies thereunder have been made, there are no disputes or suits or actions at law or otherwise pending or, to the knowledge of Chemische Fabrik and the Subsidiary Companies, threatened thereunder, and such agreements are the only agreements or arrangements of this nature. True, complete, and correct copies of each such agreement will be supplied to Purchaser on or before the close of business (New York City time), on February 22, 2001. Except as described in SCHEDULE 4.11(b), the Subsidiary Companies, their assets or the Shares are not subject to any material contract, instrument, commitment or agreement, whether oral or written, presently in effect, which is subject to cancellation, termination, forfeiture or renegotiation upon sale of the Shares to Purchaser. None of the Subsidiary Companies has any outstanding contracts or accepted orders at less than the contract price customary on their part involving $100,000 in aggregate. None of the Subsidiary Companies has any outstanding contracts or accepted orders for the purchase of materials, products or supplies by them at more than the contract price customary on their part involving $100,000 in aggregate.

      *L.FINANCIAL STATEMENTS.

            *1.Attached hereto as SCHEDULE 4.12(a) is a true and correct copy of the Financial Statements of the Subsidiary Companies except that the audited Financial Statements for the year ended December 31, 2000 shall be delivered to Aceto and attached to this Agreement once such statements have been completed, which, in any event, shall be ten (10) business days prior to the Closing Date. The Financial Statements (which includes the to-be-prepared audited Financial Statements for the year ended December 31, 2000) have been prepared on a consistent basis in accordance with the Subsidiary Companies' local equivalent of generally accepted accounting principles, consistently applied, and fairly present, in all material respects, the financial position and results of operations of the Subsidiary Companies for the periods covered thereby. The books and records respectively maintained by the Subsidiary Companies upon which the Financial Statements are based are true and correct in all material respects and accurately reflect the business of the Subsidiary Companies, including their income, expenses, assets and liabilities. Except to the extent reflected or reserved against in the Balance Sheet, or as set forth on SCHEDULE 4.12(b) annexed hereto, or executory obligations under agreements or instruments to which a Subsidiary Company may be a party, or liabilities or obligations incurred in the ordinary course of business since the Balance Sheet Date, Chemische Fabrik and its Subsidiary Companies have no material liability of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes for any period prior to such date. Except as described on SCHEDULE 4.12(c) annexed hereto, since
September 30, 2000, there have been no material adverse changes in the business or in the financial condition of the Subsidiary Companies, other than changes in the ordinary course of business which in the aggregate would not have a Material Adverse Effect. SCHEDULE 4.12(d) sets forth a true and complete list of the inter-company, long-term debts and other debts of the Subsidiary Companies not included in calculating the Stock Purchase Price, indicating both the principal amount and interest due thereon.

            *2.Attached hereto as SCHEDULE 4.12(e) are true and correct copies of the balance sheets of the Subsidiary Companies as at September 30, 2000 and the income statements of the Subsidiary Companies prepared on an accrual basis for the nine (9) months ended September 30, 2000 (the "Unaudited Financial Statements"). The Unaudited Financial Statements have been prepared on a consistent basis in accordance with the Subsidiary Companies' local equivalent of generally accepted accounting principles, consistently applied, and fairly present the financial position and results of operating of the Subsidiary Companies for the periods covered thereby.

            *3.All accounts receivable shown or to be shown on the September 30, 2000, December 31, 2000 and Closing Date balance sheets constitute BONA FIDE accounts receivable arising in the ordinary course of the business of the Subsidiary Companies; and are subject to no known conditions to payment and no known offsets, counterclaims, defenses of any kind, returns (including, without limitation, distributor's rights to return products from inventory), allowances or credits, other than any allowance for doubtful accounts shown thereon, and to no material known warranty claims. Except as described in SCHEDULE
4.12(f), there are no account debtors or note debtors (x) delinquent in payment by more than ninety (90) days or (y) who have refused or, to the knowledge of the Subsidiary Companies, threatened or refuse to make payment.

      *M.LITIGATION. Except as set forth and described in detail on SCHEDULE 4.13, there are no actions, suits, proceedings or investigations (including any purportedly on behalf of the Subsidiary Companies) pending, or, to the knowledge of the Subsidiary Companies, threatened or imminent against or affecting the business or properties of the Subsidiary Companies whether at law or in equity or admiralty or before or by any governmental department, commission, board, agency, court or instrumentality, domestic or foreign; nor are the Subsidiary Companies, operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or degree of any court or other governmental department, commission, board, agency or instrumentality, domestic or foreign. Except as set forth and described in detail on SCHEDULE 4.13, no inquiries have been made directly to the Subsidiary Companies by any governmental agency which might form the basis of any such action, suit, proceeding or investigation, or which might require the Subsidiary Companies to undertake a course of action that would involve any expense nor do the Subsidiary Companies have any knowledge or information as to a potential inquiry, action, suit proceeding or investigation. Except as set forth and described in detail on SCHEDULE 4.13, no present or former employee of the Subsidiary Companies has made any filing with the any governmental agency asserting any claim based on alleged race, gender (including, without limitation, sexual harassment), age or other type of discrimination by the Subsidiary Companies.

      *N.SALARIES. SCHEDULE 4.14 annexed hereto sets forth a true and complete list, as of the date of this Agreement, of all of the persons who are employed by the Subsidiary Companies, together with their country of employment and their current compensation, fringe benefits and bonuses paid or to be paid or the methods of computing such compensation and bonuses, for the current fiscal year.

      *O. TAXES. All taxes imposed by the United States, by any foreign country and by any state, municipality, subdivision or instrumentality of the United States or of any foreign country or by any other taxing authority, which are due or payable by the Subsidiary Companies and all price redetermination or renegotiation claims asserted or that may be asserted, have been paid in full or adequately provided for by reserves shown in the records and books of account of the Subsidiary Companies, and will be so paid or provided for on the Closing Date. All income tax returns for the Subsidiary Companies have been timely filed (or extensions for the filing of which have been timely requested) with the taxing authorities having jurisdiction thereof since 1997 as annexed in SCHEDULE 4.15 (A) hereto, and no extension of time for the assessment of deficiencies for any such years is in effect. Except as set forth on SCHEDULE 4.15(B) annexed hereto, no tax deficiency has been proposed or, to the knowledge of the Subsidiary Companies, threatened against the Subsidiary Companies, and there are no tax liens upon any of the assets or properties of the Subsidiary Companies.

      *P.ABSENCE OF CHANGES. Except as set forth on SCHEDULE 4.16 attached hereto, from September 30, 2000 to the date of this Agreement, the Subsidiary Companies have conducted their operations in the ordinary and usual course and there has been no change since that date in the financial condition or in the business or properties of the Subsidiary Companies which would have a Material Adverse Effect, and there has not been:

            *1.any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of the Subsidiary Companies or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of the Subsidiary Companies or any issuance of securities or any rights whatsoever to acquire securities;

            *2.any dispute or difficulty with labor relations adversely affecting the business of the Subsidiary Companies which, if not resolved or resolved adversely to the Subsidiary Companies, would have a Material Adverse Effect;

            *3.any license, sale, transfer, pledge, lien, security interest, mortgage or other disposition of any tangible or intangible assets with a book value of more than $100,000;

            *4.any material change in the accounting methods or practices followed by the Subsidiary Companies, in depreciation or amortization policies or rates theretofore adopted by the Subsidiary Companies;

            *5.any single capital expenditure or commitment therefor by the Subsidiary Companies in excess of $100,000, or such capital expenditures in the aggregate in excess of $100,000, for additions to property, plant or equipment of the Subsidiary Companies;

            *6.any material changes in the manner in which the Subsidiary Companies extend discounts or credit or otherwise deal with customers, vendors, suppliers, distributors or sales representatives;

            *7.any agreement or commitment relating to the sale by the Subsidiary Companies of any fixed assets with a book value of more than $100,000;

            *8.any outstanding contract or commitment which will result in any loss in excess of $100,000 to the Subsidiary Companies upon completion of performance thereof;

            *9.any grant by the Subsidiary Companies of any power of attorney (whether revocable or irrevocable) to any person that is or may hereafter be in force for any purpose whatsoever;

            *10.the creation of any lien of record or guarantee, or any investment in any person in excess of $100,000;

            *11.any steps taken that have, or are likely to result in, any Material Adverse Effect in the assets, liabilities, business or goodwill of the Subsidiary Companies; or

            *12.any commitment to do any of the acts or things specified in items (a) though (m) of this Section 4.16.

      *Q.INSURANCE. The Subsidiary Companies maintain insurance against all customary losses. SCHEDULE 4.17 annexed hereto contains a complete list of all policies of insurance held by the Subsidiary Companies, showing for each policy
(i) the owner, (ii) the coverage, (iii) the amount of premium properly allocable thereto, (iv) the name of the insurer, (v) the termination date of the policy and (vi) all claims made thereunder. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. The Subsidiary Companies have not failed to give any notice or present any material claim thereunder in a due and timely fashion. The Subsidiary Companies will have in force at Closing from and including January 1, 1999 through and including the Closing Date product liability insurance with limits of liability of at least Fifty Million Swiss Francs (CHF50,000,000) per occurrence, with appropriate "tail" provisions to insure against claims made after the Closing Date for products sold prior to the Closing Date for the applicable statute of limitations relating thereto.

      *R.TRANSACTIONS WITH AFFILIATES. Except as described in SCHEDULE 4.18 annexed hereto, there are no loans, leases, royalty agreements, employment contracts, service agreements, finance agreements, purchase agreements, sale agreements, brokering agreements, jobbing agreements, consulting agreements, agency agreements, distribution agreements, development agreements, independent agreements, joint venture agreements, partnership agreements, support or contribution agreements, expense allocation agreements or any other agreement or arrangement, oral or written, between the Subsidiary Companies, on the one hand, and Schweizerhall Holding, Chemische Fabrik, Schweizerhall, Inc. or any affiliates, subsidiaries, parent companies, past or present principal stockholder, officer, employee, consultant or director of Schweizerhall Holding, Chemische Fabrik, the Subsidiary Companies or Schweizerhall, Inc. (or any member of the immediate family of such stockholder, officer, employee, consultant or director), on the other hand.

      *S.BROKERS. There has been no broker or finder representing Schweizerhall Holding, Chemische Fabrik or the Subsidiary Companies involved in any manner in the negotiations leading to this sale and purchase of the Shares or the consummation of such transaction contemplated hereby, and Chemische Fabrik agrees to indemnify Purchaser and the Subsidiary Companies against and hold Purchaser and the Subsidiary Companies harmless from any claim made by any party for a broker's or finder's fee or other similar payment based upon any agreements, arrangements or understanding made by Chemische Fabrik.

      *T.EMPLOYEE BENEFIT PLANS. All employee benefit plans maintained or contributed to by the Subsidiary Companies are described in SCHEDULE 4.20 annexed hereto. To the knowledge of Chemische Fabrik and the Subsidiary Companies, no event has occurred nor has there been any omission which would result in a material violation of any laws, rulings or regulations applicable to any employee benefit plan maintained or contributed to by the Subsidiary Companies for the benefit of their employees and there are no claims pending or, to the knowledge of Chemische Fabrik and the Subsidiary Companies, threatened with respect to any of such employee benefit plans, other than claims for benefits by employees, beneficiaries, or dependents arising in the normal course of the operation of such plans. Except as described in SCHEDULE
4.20 annexed hereto, there are no unfunded obligations of the Subsidiary Companies under any of the employee benefit plans maintained or contributed to by the Subsidiary Companies. Except as described in SCHEDULE 4.20 annexed hereto, the Subsidiary Companies have made all payments and contribution required to be made by them as of the date of this Agreement for the benefit of their employee benefit plans to which they are a party or subject.

      *U.ACQUISITION OF SHARES FOR INVESTMENT.

            *1.Chemische Fabrik has sufficient knowledge and experience to be able to evaluate the risks and merits of its investment in Aceto Shares.

            *2.The Shares are being acquired for Chemische Fabrik's own account and not with a view to, or the intention of, any distribution thereof in violation of any applicable laws.

            *3.Chemische Fabrik is not a "U.S. Person" as such term is defined in Regulation S under the U.S. Securities Act of 1933, as amended.

      *V.NO UNTRUE REPRESENTATION OR WARRANTY. No representation or warranty made by Chemische Fabrik or its Subsidiary Companies contained in this Agreement or any attachment, statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Purchaser by Chemische Fabrik or its Subsidiary Companies pursuant hereto, or otherwise furnished in writing by Chemische Fabrik or its Subsidiary Companies in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

                   ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER AND ACETO

Purchaser and Aceto, jointly and severally, represent and warrant to Chemische Fabrik and Schweizerhall Holding in connection with the Stock Closing as follows:

      *A.ORGANIZATION AND GOOD STANDING. Each of Purchaser and Aceto is, or will be at Closing, a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated or the business conducted by it requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

      *B.CORPORATE AUTHORITY. Each of Purchaser and Aceto has full authority to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, would result in a breach, violation or default of any of the terms or provisions of Purchaser's or Aceto's Certificate of Incorporation, By-Laws or of any indenture, agreement, judgment, decree or other instrument or restriction to which Purchaser or Aceto is a party or by which Purchaser or Aceto or any of their assets may be bound or affected except for those breaches, violations, or defaults which would not have a Material Adverse Effect; the execution and delivery of this Agreement have been and, as of the Closing Date, the consummation of the transactions contemplated hereby will have been duly authorized, and no authorization or approval, whether of the stockholders or directors of Purchaser, Aceto or of governmental bodies or otherwise, will be necessary to enable the Purchaser and Aceto to enter into and perform same; and this Agreement constitutes a valid and binding obligation enforceable against Purchaser and Aceto in accordance with its terms.

      *C.ACETO CAPITALIZATION. The entire authorized capital stock of Aceto consists of the shares of capital stock set forth on SCHEDULE
5.3 annexed hereto, which Schedule also shows the shares presently issued and outstanding and the shares of capital stock which are held in Aceto's treasury. The Aceto Shares have been duly authorized and validly issued and are fully paid and non-assessable. In connection with the Stock Closing, Aceto will at the Closing transfer to Chemische Fabrik or its nominee good title to 400,000 Aceto Shares, free and clear of any mortgages, liens, pledges, security interests, charges, restrictions, claims or encumbrances of any nature.

      *D.COMPLIANCE WITH LAW. Neither Purchaser nor Aceto is in violation in any material respect of any laws, governmental orders, rules or regulations to which it or any of its properties or businesses is subject.

      *E.BROKERS. There has been no broker or finder involved in any manner in the negotiations leading up to this sale and purchase of the Shares or the consummation of such transactions contemplated hereby, and Purchaser agrees to indemnify Chemische Fabrik against and hold Chemische Fabrik harmless from any claim made by any party for a broker's or finder's fee or other similar payment based upon any agreements, arrangements or understanding made by Purchaser.

      *F.FINANCIAL STATEMENTS. The audited annual financial statements of Aceto included in the Form 10-K filed by Aceto with respect to the fiscal year ending June 30, 2000 are true and correct in all material respects. Such financial statements have been prepared on a consistent basis in accordance with generally accepted accounting principles, consistently applied, and fairly present in all material respects the consolidated financial position and results of operations of Aceto for the periods covered thereby. Except as described on SCHEDULE 5.6 annexed hereto, since June 30, 2000, there have been no material adverse changes in the business or in the financial condition of Aceto, other than changes in the ordinary course of business or which in the aggregate would not have a Material Adverse Effect.

      *G.LITIGATION. Except as set forth on SCHEDULE 5.7, there are no actions, suits, proceedings or investigations (including any purportedly on behalf of Purchaser or Aceto) pending, or, to the knowledge of Purchaser or Aceto, threatened against or affecting the business or properties of the Purchaser or Aceto, whether at law or in equity or admiralty or before or by any governmental department, commission, board, agency, court or instrumentality, domestic or foreign, which if determined adversely to Purchaser or Aceto, would have a Material Adverse Effect; nor, to the knowledge of Purchaser or Aceto, is the Purchaser or Aceto operating under, subject to, in violation in any material respect of or in default in any material respect with respect to, any judgment, order, writ, injunction or degree of any court or other governmental department, commission, board, agency or instrumentality, domestic or foreign, which default or violation would have a Material Adverse Effect. Except as set forth on SCHEDULE 5.7, to the knowledge of Purchaser or Aceto, no written inquiries have been received by Purchaser or Aceto from any governmental agency which might form the basis of any such action, suit, proceeding or investigation.

      *H.NO UNTRUE REPRESENTATION OR WARRANTY. No representation or warranty made by Purchaser or Aceto contained in this Agreement or any attachment, statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Chemische Fabrik and/or its Subsidiary Companies by Purchaser or Aceto pursuant hereto, or otherwise furnished in writing by Purchaser in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

      *I.ACQUISITION OF SHARES FOR INVESTMENT.

            *1.Purchaser and Aceto have sufficient knowledge and experience to be able to evaluate the risks and merits of its investment in the Subsidiary Companies.

            *2.The Shares are being acquired for the Purchaser's and/or Aceto's own account and not with a view to, or the intention of, any distribution thereof in violation of any applicable laws.

                      ARTICLE VI

 COVENANTS REGARDING THE STOCK PURCHASE

      *A.Further Assurances. Purchaser and Chemische Fabrik agree that, at any time after the Closing Date, upon the reasonable request of the other, they will do, execute, acknowledge and deliver, or will cause to be done, executed acknowledged and delivered, all such further acknowledgments, deeds, assignments, bills of sale, transfer, conveyances, instruments, consents and assurances as may reasonably be required for the better assuring and confirming to Purchaser, its successors and assigns, absolute ownership to the Shares and assuring and confirming to Chemische Fabrik or its nominee payment of the Stock Purchase Price and ownership of the 400,000 Aceto Shares and; including, without limitation, ensuring the registration of the transfer of ownership of the Shares to Purchaser under the local laws of each jurisdiction under which the entities who issue the Shares are organized and the registration and transfer of ownership of the 400,000 Aceto Shares to Chemische Fabrik or its nominee under the laws of the State of New York.

      *B.COOPERATION. Purchaser and Chemische Fabrik shall cooperate with each other fully with respect to actions required or requested to be undertaken with respect to tax audits, administrative actions or proceedings, litigation and any other matters that may occur after the Closing Date and each party shall maintain and make available to the other party upon request all corporate, tax and other records reasonably required or requested in connection with such matters.

      *C.ACCOUNTS RECEIVABLE.

            *1.Schweizerhall Holding and Chemische Fabrik, jointly and severally, hereby irrevocably and unconditionally guarantee the payment within one hundred and fifty (150) days following the Closing Date of one hundred percent (100%) of the book value of the accounts receivable of the Subsidiary Companies as of the Closing Date, to the extent such accounts receivable were included in the calculation of the Stock Purchase Price, as finally determined pursuant to Sections 2.2 and 2.4. If less than one hundred percent (100%) of the book value of such accounts receivable are collected within that time, Purchaser shall so notify Schweizerhall Holding and Chemische Fabrik. Schweizerhall Holding and/or Chemische Fabrik shall then have thirty (30) days to pay Purchaser in euros an amount equal to the uncollected amount. If Schweizerhall Holding and/or Chemische Fabrik does not pay Purchaser this sum within such thirty (30) day period, the Purchaser shall be entitled and empowered, in its sole discretion and in accordance with Sections 10.6 and 19.6, to set-off first against the Stock Purchase Note(s) and/or the Asset Purchase Note and, thereafter Purchaser in its sole discretion, shall have full recourse to the Aceto Shares held pursuant to the Escrow Agreement with respect to the guaranty described in this Section 6.3. Promptly following satisfaction by Schweizerhall Holding and Chemische Fabrik of their guarantee obligations with respect to any account receivable, Aceto shall cause the appropriate Subsidiary Company to assign to Chemische Fabrik such account receivable (together with any returned products relating to such accounts receivable);

            *2.In the event Aceto collects on any or all of the portion of the allowance for doubtful accounts and bad debt associated with the above accounts receivables, it shall promptly pay Schweizerhall Holding an amount equal to fifty percent (50%) of such collected portion.

      *D.DISCLOSURE SCHEDULES. Concurrently with the execution of this Agreement, Chemische Fabrik has delivered to Aceto certain of its disclosure schedules to this Agreement, or information required thereby, which Aceto and Purchaser acknowledge is not complete. Prior to the Closing Date and in no event later than the close of business (New York City time) on February 22, 2001, Chemische Fabrik shall complete and deliver all such Subsidiary Company disclosure schedules, and provide any supporting documentation which Aceto may reasonably request and, after receipt of such updated disclosure schedules and supporting documentation (but no later than the Closing Date) either:

            *1.Purchaser will accept such disclosure schedules in which case they will become a part of this Agreement;

            *2.Chemische Fabrik and Purchaser will agree upon mutually acceptable revisions to such disclosure schedules in which case such revised disclosure schedules will become a part of this Agreement; or

            *3.If the grounds for termination in Section 20.4 are satisfied, the Purchaser may, at its option terminate this Agreement pursuant to Section
20.4. If Purchaser decides to elect this option it will endeavor to advise Chemische Fabrik of same by March 23, 2001.

      *E.DELIVERY OF AUDITED FINANCIAL STATEMENTS. Schweizerhall Holding and Chemische Fabrik agree that, on or before March 2, 2001, they will deliver to Aceto a draft copy of their audited Financial Statements for the Subsidiary Companies for the year ended December 31, 2000 and that as soon as practicable thereafter deliver to Aceto final copies of such audited Financial Statements. If such draft or final Financial Statements reflect any change from the Unaudited Financial Statements of the Subsidiary Companies for the nine (9) months ended September 30, 2000, which has a Material Adverse Effect, the Purchaser or Aceto may, at their option, terminate this Agreement pursuant to
Section 20.4.

      *F.COVENANT TO REGISTER.

            *1.For purposes of this Section, the following definitions shall apply:

                  *a) The terms "register," "registered," and "registration" refer to a registration under the 1933 Act, effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

                  *b) The term "Registrable Securities" means the Aceto Shares described in Sections 2.2 (a) and 11.2(a), and any securities of Aceto or securities of any successor corporation issued as or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares.

                  *c) The term "holder of Registrable Securities" means Chemische Fabrik and Schweizerhall, Inc. or their nominees.

            *2.Aceto shall prepare and file a registration statement on Form S-3 within thirty (30) days of the Closing Date. Aceto may suspend the effectiveness of any registration effected pursuant to this Subsection (b) in the event and for such period of time as, such a suspension is required by the rules and regulations of the Securities and Exchange Commission ("SEC"). Aceto will use its best efforts to cause such suspension to terminate at the earliest possible date.

            *3.Whenever required under this Section 6.6 to effect the registration of any Registrable Securities, Aceto shall, as expeditiously as reasonably possible:

                  *a) Prepare and file with the SEC a registration statement or amendment thereto with respect to such Registrable Securities and keep such registration statement effective for so long as any holder of Registrable Securities desire to dispose of the securities covered by such registration statement; PROVIDED, HOWEVER, that in no event shall Aceto be required to keep the Registration statement effective for a period greater than three (3) years from the Closing Date;

                  *b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement and notify the holders of the filing and effectiveness of such Registration statement and any amendments or supplements;

                  *c) Furnish to each holder of Registrable Securities such numbers of copies of a current prospectus, including a preliminary prospectus, conforming with the requirements of the 1933 Act, copies of the registration statement any amendment or supplement to any thereof and any documents incorporated by reference therein, and such other documents as such holder of Registrable Securities may reasonably require in order to facilitate the disposition of Registrable Securities owned by such holder of Registrable Securities;

                  *d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the holder of Registrable Securities;

                  *e) Notify each holder of Registrable Securities immediately of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

            *4.Upon request of Aceto, each holder of Registrable Securities will furnish to Aceto in connection with any registration under this Section such information regarding itself, the Registrable Securities and other securities of Aceto held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities held by such holder of Registrable Securities.

            *5. INDEMNIFICATION. Subject to the provisions of Articles X and XIX and Section 20.7,

                  *a) To the fullest extent permitted by law, Aceto shall indemnify, defend and hold harmless each holder of Registrable Securities which are included in a registration statement and each of its officers, directors, employees, agents, partners or controlling persons (within the meaning of the 1933 Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which such indemnified party may become subject under the 1933 Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be misleading; PROVIDED, HOWEVER, that Aceto shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or omission so made in strict conformity with information furnished by such indemnified party in writing specifically for use in the registration statement.

                  *b) In the event of any registration under the 1933 Act of Registrable Securities, each holder of such Registrable Securities hereby severally agrees to indemnity, defend and hold harmless Aceto, and its officers, directors, employees, agents, partners, or controlling persons (within the meaning of the 1933 Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities to which such indemnified party may become subject under the 1933 Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; PROVIDED, THAT such holders will be liable in any such case to the extent and only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished by such holder specifically for use in the preparation thereof, and such Liability may in no event exceed the value of the Registrable Securities so registered.

                  *c) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "indemnifying party") hereunder, notify such party in writing thereof, but the omission so to notify such party shall not relieve such party from any Liability which it may have to the indemnified party other than under this Section and shall only relieve it from any Liability which it may have to the indemnified party under this Section if and to the extent an indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify an indemnifying part, and, after notice from the indemnifying party shall not be liable to the indemnified party under this Section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; PROVIDED, HOWEVER, that if the defendants in any such action include both parties and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to them which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

            *6. With respect to the inclusion of Registrable Securities in a registration statement, all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by Aceto; PROVIDED, HOWEVER, that any security holders participating in such registration shall bear their pro-rata share of the underwriting discounts and commissions, if any, incurred by them in connection with such registration. The fees, costs and expenses of registration to be borne by Aceto as provided in this Subsection (f) shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for Aceto, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Subject to appropriate agreements as to confidentiality, Aceto shall make available to the holders of Registrable Securities and their counsel its documents and personnel for due diligence purposes, provided that the fees and disbursements of counsel and accountants for the selling security holders shall be borne by the respective selling security holders.

                  ARTICLE VII.

 CONDUCT OF BUSINESS OF CHEMISCHE FABRIK'S SUBSIDIARIES
 PENDING THE CLOSING

      *A.Regular Course of Business. Except as otherwise provided for in this Agreement, during the period from the date hereof to the Closing Date, Chemische Fabrik shall cause the Subsidiary Companies to carry on their business diligently and substantially in the same manner as heretofore conducted, and shall not institute any new methods of management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the usual and ordinary course of business and consistent with past practice as limited by the more restrictive provisions of this Agreement, where applicable, or as otherwise specifically contemplated by
this Agreement and not in violation thereof.   Notwithstanding the foregoing,
it is agreed that on the Closing Date no bills shall be issued by the Subsidiary Companies to their customers.

      *B.CERTAIN CHANGES. During the period from the date hereof to the Closing Date, without the written consent of Purchaser, except for the payment of taxes in accordance with Section 7.7 hereof and the obtaining of insurance in accordance with Section 7.4 hereof, Chemische Fabrik shall cause the Subsidiary Companies not to:

            *1.Pay or incur any obligation or liability, absolute or contingent, other than current obligations and liabilities incurred in the ordinary course of business;

            *2.Declare or pay any dividends or make any payment or distribution to its stockholders, issue any capital stock or purchase or otherwise acquire for value any of its outstanding capital stock, or grant options, warrants or rights to purchase any shares of its capital stock;

            *3.Mortgage, pledge or subject to lien or other encumbrance any of its material properties or assets;

            *4.Sell or transfer any of its properties or assets except in the ordinary course of business or pursuant to existing contracts or commitments disclosed to Purchaser, or cancel, release or assign any indebtedness owed to it or any claims held by it except in the ordinary course of business;

            *5.Make any investment of a capital nature either by the purchase of stock or securities (other than United States Government securities or money market investments), contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation;

            *6.Make any material change in its insurance, advertising, franchise or sales representations commitments or arrangements, or enter into
(i) any sales agency agreement; (ii)

(any contract for the purchase or sale of any materials, products, or supplies, the total contract price of which exceeds $50,000 or which contains an escalator, renegotiation or redetermination clause or which commits it for a fixed term not terminable on sixty (60) days notice or less; (iii) any management or consultation agreement; (iv) any lease, license, royalty or union agreement; or (v) any other agreement, whether or not legally binding, not in the ordinary course of business;

            *7.Increase in any manner the compensation of any of its officers or executive employees, or pay or agree to pay any pension or retirement allowance not required by any existing plan to any of such officers or employees, or commit itself to any additional pension, retirement, profit sharing or employee benefit plan or employment agreement with or for the benefit of any officer, employee or other person; or

            *8.Make any material change in its method of doing business or standards of evaluating contracts and promissory notes or take any action which would interfere in any material respect with or prevent performance of this Agreement.

      *C.CONTRACTS. During the period from the date hereof to the Closing Date, Chemische Fabrik shall not permit its Subsidiary Companies to enter into any contract or commitment, or purchase any supplies or services or sell any assets, except contracts or commitments for the purchase of, and purchases of, supplies or services made, in the usual and ordinary course of business, consistent with the past practice of the Subsidiary Companies and not in violation of any other more restrictive provision of this Article VII. In addition, and not in limitation of the foregoing, Chemische Fabrik shall not permit it Subsidiary Companies to take any actions to modify or amend any of the documents comprising assets of such Subsidiary Companies without the express prior written consent of Purchaser.

      *D.INSURANCE: PROPERTY. During the period from the date hereof to the Closing Date, the Subsidiary Companies will maintain insurance against all customary losses with respect to all property, real, personal and mixed, owned or leased by them; and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner.

      *E.NO DEFAULT. During the period from the date hereof to the Closing Date, the Subsidiary Companies shall not do any act or omit to do any act, which will cause a breach in any material respect of any contract or commitment of Chemische Fabrik or any of its Subsidiary Companies or which would cause the breach in any material respect of any representation, warranty or covenant made hereunder.

      *F.COMPLIANCE WITH LAWS. Chemische Fabrik will cause the Subsidiary Companies to comply in all material respects with all laws applicable to them and their properties, operations, business and employees.

      *G.TAX RETURNS. Chemische Fabrik will cause the Subsidiary Companies to prepare and file all federal, state, local and foreign tax returns and amendments thereto required to be filed on or prior to the Closing Date. Purchaser shall have a reasonable opportunity to review each such return and amendment prior to the filing thereof.

      *H.CONSENTS AND WAIVERS WITHOUT ANY CONDITION. Chemische Fabrik shall not make or permit any of its Subsidiary Companies to make any agreement or understanding, not earlier approved in writing by Purchaser, as a condition for obtaining any consent or waiver contemplated by Section 3.2(h) of this Agreement.

ARTICLE VIII
OTHER AGREEMENTS REGARDING THE STOCK PURCHASE

      *A.INVESTIGATION BY ACETO. During the period from the date of this Agreement to and including the date forty-five (45) business days from the date of this Agreement (but not later than the Closing Date), Chemische Fabrik and its Subsidiary Companies shall cause Aceto to be given free access at reasonable times and during normal business hours to the offices, plants, records, files, stock books, minute books, books of account and copies of tax returns of the Subsidiary Companies for the purpose of conducting an investigation of the financial condition, corporate status, liabilities, contracts, sales, administration, business operations, property and title thereto, litigation, patents, trademarks, copyrights and all other matters relating to the business, properties and assets of the Subsidiary Companies, through Aceto's employees or independent public accountants or outside business consultants, provided, however, that such investigation shall be conducted in a manner that does not unreasonably interfere with the normal operations and employee relationships of the Subsidiary Companies. At least three (3) days' notice shall be given of any visit to the premises of the Subsidiary Companies, and only a reasonable number of persons shall be present and shall be accompanied by a representative of Chemische Fabrik and the Subsidiary Companies. Chemische Fabrik and the Subsidiary Companies shall cause their personnel to reasonably assist Aceto in making such investigation and shall cause their counsel, accountants, employees and other representatives to be reasonably available to Aceto for such purposes. During such investigation shall have the right to make copies of such records, files, tax returns and other materials as it may deem advisable. Should the entities be operated by prior or other entities within the three years prior to the execution of this Agreement then Schweizerhall Holding, Chemische Fabrik, and Subsidiary Companies shall arrange for Aceto's examination of said documents and records of the prior entity(ies). Aceto shall have the right to query employees, customers, vendors, suppliers and contractors of the Subsidiary Companies, but shall be accompanied by a representative of Chemische Fabrik and the Subsidiary Companies in all such contracts with employees, customers, vendors, suppliers and contractors. Upon request Schweizerhall, Chemische Fabrik and the Subsidiary Companies shall supply three (3) years' records and documents to Aceto at its offices in New York. Until the transactions contemplated by this Agreement are consummated, Purchaser and Aceto and their representatives shall treat all information obtained in such investigation, and not otherwise known to Aceto or already in the public domain, as confidential and if such transactions are not consummated, shall return all copies made by Aceto and its representatives of material belonging to Chemische Fabrik and its Subsidiary Companies and shall continue for five (5) years to treat all such confidential information obtained as confidential.

      *B.FOREIGN COMPLIANCE. As promptly as practicable after the date of the execution of this Agreement, Purchaser and Chemische Fabrik and the Subsidiary Companies shall file notifications under and in accordance with the legal requirements, if any, of any foreign jurisdictions requiring notification in connection with the transactions contemplated hereby. Purchaser and Chemische Fabrik and its Subsidiary Companies shall respond as promptly as practicable all inquiries and requests received from any governmental authority (foreign or domestic) in connection with antitrust matters and shall otherwise use their reasonable commercial efforts to cause any waiting period thereunder to expire or be terminated.

      *C.ACCESS TO CERTAIN RECORDS FOLLOWING THE CLOSING.  For a period of five
(5) years after the Closing Date, each Purchaser and its affiliates will promptly afford to Chemische Fabrik and its representatives and affiliates, reasonable access during normal business hours to the books, files, records and tax returns of each Subsidiary Company that relate to the business and operations of the Subsidiary Companies on and prior to the Closing Date, including the right to make copies and extracts of such information (at the expense of the party requesting such information), to the extent that access may be reasonably required for any reasonable and legitimate business purpose; provided that any such access by Chemische Fabrik or its representatives or affiliates shall not unreasonably interfere with the conduct of the business of the Subsidiary Companies. Neither any Purchaser nor any Subsidiary Company shall destroy or dispose of any such books, files, records or tax returns prior to the expiration of such five (5) year period. After the expiration of such five (5) year period, the applicable Purchaser or Subsidiary Company shall give, prior to destroying or disposing of any such books, files, records or tax returns, at least sixty (60) days' advance written notice to Schweizerhall Holding and Chemische Fabrik of the intended destruction or disposition, and during such sixty (60) day period Schweizerhall Holding, Chemische Fabrik and/or their affiliates have the right to take possession of the same or to make copies of the same, all at no expense to any Purchaser or Subsidiary Company. Chemische Fabrik and its affiliates will hold in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information provided to them pursuant to this Section.

      *D.TRANSFER OF LOANS PAYABLE. Chemische Fabrik and its affiliates will transfer, assign and convey to Purchaser or its assignee all the "Besserungsscheine" obligations of SLR Holding Germany to Chemische Fabrik as set forth on SCHEDULE 8.4 attached hereto and irrevocably agrees to not demand payment of any such loans payable.

      *E.USE OF SCHWEIZERHALL NAME. Schweizerhall Holding agrees that the Subsidiary Companies shall be entitled to use the name "Schweizerhall" in conjunction with the Aceto name in their respective corporate names for a transition period of one (1) year following the Closing. In this regard, the Subsidiary Companies may refer to themselves during this period as "Aceto Schweizerhall" or "Schweizerhall Aceto". At or prior to the expiration of such year, Aceto shall cause the Subsidiary Companies to change their names to a name that does not include the word "Schweizerhall."

      *F.ACETO OFFER OF EMPLOYMENT; SEVERANCE. Aceto shall offer employment with SLR Holding Germany to three (3) executive level employees of Chemische Fabrik, at their current salaries and benefits. The transaction contemplated herein is not contingent upon any of the three (3) employees agreeing to be employed after the Closing.

              ARTICLE IX
 CONFIDENTIALITY AND NON-COMPETITION
 REGARDING THE STOCK PURCHASE

      *A.CONFIDENTIALITY. At all times after the Closing Date, Schweizerhall Holding and Chemische Fabrik shall retain in strictest confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, and shall not use for their benefit or for the benefit of others all confidential (i.e. non-public) information comprising or related to the business of the Subsidiary Companies, including, without limitation, the technology, know-how, trade secrets, customer lists of the Subsidiary Companies, the pricing policies, and marketing plans or strategies respecting the business of the Subsidiary Companies.

      *B.NON-COMPETITION.

            *1.In consideration of the Stock Purchase Price, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Schweizerhall Holding and Chemische Fabrik agree that for a period of three (3) years from and after the Closing Date, neither Schweizerhall Holding, Chemische Fabrik nor any entity in which they shall own a twenty percent (20%) or greater interest, in (to the extent Schweizerhall Holding or Chemische Fabrik can exercise control over such entity's business) shall, directly or indirectly,
(i) engage in a business or enterprise (either as proprietor, partner, employee, agent, consultant, or controlling stockholder) in the business of trading or supplying a competing product (as defined in subsection (b) below) or (ii) interfere with, or disrupt or attempt to disrupt the relationship (contractual or otherwise) between Purchaser and its customers, suppliers, agents, consultants, officers or employees.

            *2.The phrase "competing product" shall mean any product which is either an active pharmaceutical ingredient or advanced intermediate ingredient.

            *3.The provisions of this Section 9.2 shall not prevent Schweizerhall Holding or Chemische Fabrik from investing its assets in securities of any corporation, or otherwise acquiring any equity interest in any enterprise, equity securities of which are publicly owned and traded, provided that such investments or interests shall not result in (i) Schweizerhall Holding or Chemische Fabrik owning beneficially, in the aggregate, ten percent (10%) or more of the equity securities of any enterprise engaged in the business of trading or supplying a competing product (herein, a "competing business") or (ii) Schweizerhall Holding or Chemische Fabrik being able to control or actively participate in the policy decisions of such competing business.

            *4.The provisions of this Section 9.2 shall also not prevent Schweizerhall Holding or Chemische Fabrik from: (i) offering for sale, for physical delivery within the country of Switzerland only, competing products to non-affiliated companies; (ii) consolidating or merging with and into (regardless of which entity survives), or selling all or substantially all of their assets or shares to, another entity then engaged at the time of such merger, consolidation or sale in the business of trading or supplying competing products; (iii) offering for sale any Inventory repurchased from Purchaser pursuant to Section 2.5 hereof; or (iv) selling products currently produced by Schweizerhall Manufacturing Company and/or Schweizerhall Development Company at their manufacturing facilities in Greenville, South Carolina.

            *5.In the event of a breach of Schweizerhall Holding or Chemische Fabrik of the terms of this Section 9.2, as determined by a final, non-appealable order of the appropriate deciding body, pursuant to Section 20.7, the Aceto Shares escrowed pursuant to the Escrow Agreement shall be returned to Aceto. Notwithstanding the foregoing, in the event of an inadvertent breach by Schweizerhall Holding or Chemische Fabrik of the terms of this Section 9.2, Aceto shall afford Schweizerhall Holding and/or Chemische Fabrik a reasonable opportunity to cure said inadvertent breach by unwinding any prohibited sale and/or indemnifying Aceto for any lost profits or other damage sustained by reason thereof before proceeding against the Aceto Shares escrowed pursuant to the Escrow Agreement in accordance with the preceding sentence.

            *6.It is the desire and intent of the parties that the provisions of this Section 9.2, shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Section 9.2 shall be adjudicated to be invalid or unenforceable in any jurisdiction, this Section
9.2 shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made. If there is a breach or threatened breach of the provisions of this Section 9.2, Purchaser shall be entitled to an injunction restraining Schweizerhall Holding and/or Chemische Fabrik from such breach. Nothing herein shall be construed as prohibiting Purchaser from pursuing any other remedies for such breach or threatened breach.

            *7.The undertakings and covenants of Schweizerhall Holding and Chemische Fabrik contained in this Section 9.2 are an integral part of the transactions set forth in this Agreement and the consideration paid by Purchaser pursuant to this Agreement shall be consideration not only for the Shares but also for such undertakings and covenants.

              ARTICLE X.

 SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
 INDEMNIFICATION REGARDING THE STOCK PURCHASE

      *A.Survival of Representations and Warranties.

            *1.The representations and warranties of Chemische Fabrik and Schweizerhall Holding set forth in Section 4.15 (Taxes), any representation and warranty made in this Agreement, the breach of which constituted fraud on the part of Chemische Fabrik or Schweizerhall Holding and any covenant or obligation under this Agreement to be performed after the Closing Date shall survive and remain in effect following the Closing Date until the expiration of the applicable statute of limitations relating thereto. The representations and warranties of Chemische Fabrik and Schweizerhall Holding set forth in
Section 4.7 shall survive and remain in effect for a period of three (3) years following the Closing Date. All other representations and warranties of Chemische Fabrik and Schweizerhall Holding in this Agreement and any covenant or obligation to be performed prior to the Closing Date which are intended to survive the Closing Date shall survive and remain in effect for a period of two
(2) years following the Closing Date unless covered by an insurance policy extending beyond such two (2) year date, in which case they shall extend until the expiration of such insurance policy and recovery in that case shall be limited to the coverage of the policy provided by the insurer. Except as provided in Section 10.7 below, the survival of representations and warranties set forth in this Section 10.1 shall not be affected in any manner by the Purchaser's exercise of its right to conduct an investigation, including pursuant to Section 8.1 hereof.

            *2.The representations and warranties of Purchaser and Aceto set forth in this Agreement and any covenant or obligation of Purchaser or Aceto to be performed prior to the Closing Date shall survive and remain in effect for a period of two (2) years following the Closing Date.

      *B.INDEMNITY AGAINST CLAIMS AGAINST PURCHASER. Subject to the limitations in Section 10.5, Schweizerhall Holding and Chemische Fabrik, jointly and severally, agree to indemnify and hold Purchaser and Aceto harmless from and against the following:

            *1.Any and all liabilities, losses, damages, claims, costs and reasonable expenses suffered by Purchaser or Aceto (whether awarded against Purchaser or Aceto or paid by Purchaser or Aceto in settlement of a claim as provided in Section 10.4 or otherwise suffered), resulting from any misrepresentation, breach of any warranty, or non-fulfillment of any covenant, condition or agreement on the part of Chemische Fabrik contained in this Agreement (including, without limitation, the guaranty of the accounts receivable in Section 6.3) or in any statement, attachment, schedule, exhibit or certificate furnished or to be furnished by Chemische Fabrik to Purchaser or Aceto pursuant hereto or in connection with the transactions contemplated hereby if the written claim for indemnification is made within the survival period specified in Section 10.1(a);

            *2.Any and all liabilities, losses, damages, claims, costs and reasonable expenses suffered by Purchaser or Aceto (whether awarded against Purchaser or Aceto or paid by Purchaser or Aceto in settlement of a claim as provided in Section 10.4 or otherwise suffered), resulting from any transaction, matter or thing, happening or occurrence, or directly or indirectly related to or arising from the transactions contemplated hereby, occurring prior to the Stock Closing (including any transactions, matters or thing, happening or occurrence occurring prior to Stock Closing in any Subsidiary Company) and transfer of the Shares to Purchaser hereunder if the written claim for indemnification is made within the survival period specified in Section10.1(a); and

            *3.Any and all actions, suits, proceedings, demands, assessments or judgments, costs and reasonable expenses (including reasonable attorneys' fees) incident to any of the foregoing.

      *C.INDEMNITY AGAINST CLAIMS AGAINST SCHWEIZERHALL HOLDING AND CHEMISCHE FABRIK. Subject to the limitations in Section 10.5, Purchaser and Aceto, jointly and severally, agree to indemnify and hold Schweizerhall Holding and Chemische Fabrik harmless from and against the following:

            *1.Any and all liabilities, losses, damages, claims, costs and reasonable expenses suffered by Schweizerhall Holding or Chemische Fabrik (whether awarded against Schweizerhall Holding or Chemische Fabrik or paid by Schweizerhall Holding or Chemische Fabrik in settlement of a claim as provided in Section 10.4 or otherwise suffered), resulting from any misrepresentation, breach of any warranty, or non-fulfillment of any covenant, condition or agreement on the part of Purchaser or Aceto contained in this Agreement or in any statement, attachment, schedule, exhibit or certificate furnished or to be furnished by Purchaser or Aceto to Schweizerhall Holding or Chemische Fabrik pursuant hereto or in connection with the transactions contemplated hereby if the written claim for indemnification is made within the survival period specified in Section 10.1(b);

            *2.Any and all liabilities, losses, damages, claims, costs and reasonable expenses suffered by Schweizerhall Holding or Chemische Fabrik (whether awarded against Schweizerhall Holding or Chemische Fabrik or paid by Schweizerhall Holding or Chemische Fabrik in settlement of a claim as provided in Section 10.4 or otherwise suffered), resulting from any transaction, matter or thing, happening or occurrence directly or indirectly related to or arising from the conduct of the respective businesses of the Subsidiary Companies by Aceto following the Stock Closing if the written claim for indemnification is made within the survival period specified in Section 10.1(a); and

            *3.Any and all actions, suits, proceedings, demands, assessments or judgments, costs and reasonable expenses (including reasonable attorneys' fees) incident to any of the foregoing.

      *D.NOTICE OF CLAIM, ASSUMPTION OF DEFENSE AND SETTLEMENT OF CLAIMS.

            *1.Any person entitled to indemnification under this Agreement (the "Indemnitee") shall promptly give notice (an "Indemnification Notice") in accordance with Section 20.1 hereof to the parties required to provide indemnification (collectively the "Indemnifying Party") after the Indemnitee shall have knowledge of any demands, claims, actions or causes of action (singly, a "Claim" and hereinafter referred to collectively, as "Claims") which might give rise to a Claim by the Indemnitee against the Indemnifying Party stating the nature and basis of said Claim and amount thereof, to the extent known. A failure to give notice hereunder shall not relieve the Indemnifying Party from any obligation hereunder unless (x) such failure to give notice shall materially and adversely affect Indemnifying Party's ability to defend the Claim; or (y) notice is received after the expiration of the applicable survival period specified in this Agreement. Each such Indemnification Notice shall specify in reasonable detail the nature and amount of the Claim and shall, to the extent available to the Indemnitee include such supporting documentation as shall reasonably be necessary to apprise the Indemnifying Party of the facts giving rise to the Claim. After the delivery of an Indemnification Notice certifying that the Indemnitee has incurred or had asserted against it any liabilities, claims, losses, damages, costs or expenses for which indemnity may be sought in accordance with the terms of this Article X (the "Damages"), the Indemnitee shall make a claim in an amount equal to the incurred Damages or asserted Damages, as the case may be (which, in the case of any asserted Damages shall include the Indemnitee's reasonably estimated cost of the defense thereof, hereinafter the "Estimated Defense Costs"), and subject to the limitations in Section 10.4, the Indemnifying Party shall promptly reimburse the Indemnitee for the Damages for which the Indemnitee has incurred and not been indemnified. In the event the amount of such Damages are not promptly reimbursed by Indemnifying Party as aforesaid, the amount of such unreimbursed Damages shall accrue interest at a rate equal to two percent (2%) above the applicable prime rate of Citibank, N.A. If the Indemnifying Party is Schweizerhall Holding or Chemische Fabrik then, if such Indemnifying Party does not dispute such Claim, such Indemnifying Party may designate whether the Indemnified Party shall satisfy such Claim from Aceto Shares escrowed pursuant to the Escrow Agreement or by setoff against the Stock Purchase Note and/or the Asset Purchase Note pursuant to Section 10.6.

            *2.With respect to any third party Claims made subsequent to the Closing Date, and prior to the expiration of the applicable survival period, the following procedures shall be observed:

                  *a) Promptly after delivery of an Indemnification Notice in respect of a Claim, the Indemnified Party may elect, by written notice to the Indemnitee, to undertake the defense thereof with counsel reasonably satisfactory to the Indemnitee and at the sole cost and expense of the Indemnifying Party. In the event the Indemnifying Party elects to assume the defense of any such Claim, it shall not, except as provided in
      Section 10.3(b)(ii) be liable to the Indemnitee for any legal fees, costs and expenses incurred by the Indemnitee after the date thereof, in connection with such defense. The Indemnitee shall have the right to participate in, but not control the conduct of, any such action through counsel of its own choosing, at its own expense.

                  *b) Unless and until the Indemnifying Party assumes the defense of the third party Claim as provided in Section 10.3(b)(i), or in the event the Indemnifying Party ceases to diligently conduct such defense, the Indemnified Party may defend against the third party Claim in any manner it reasonably may deem appropriate, at the expense of the Indemnifying Party.

                  *c) Failure by the Indemnifying Party to notify the Indemnitee of its election to defend any such action within forty-five
      (45) days after notice thereof shall have been given, shall be deemed a waiver by the Indemnifying Party of its right to defend such action. If the Indemnifying Party assumes the defense of any such Claim, its obligations hereunder as to such Claim shall be limited to taking all steps necessary in the defense or settlement of such Claim and to holding the Indemnitee harmless from and against any and all losses, damages, expenses and liabilities awarded in any such proceeding or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such Claim.

                  *d) The Indemnifying Party shall not, in the defense of any such Claim, consent to the entry of any judgment or enter into any settlement with respect to the third party Claim without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), except that no consent of the Indemnitee shall be required if the judgment or proposed settlement (x) involves only the payment of money damages to be paid by the Indemnifying Party and does not impose any injunction or other equitable relief upon the Indemnitee, (y) includes as an unconditional term thereof a full dismissal of the litigation or proceeding with prejudice and the delivery by the claimant or plaintiff to the Indemnitee of a release from all liability with respect to such claim or litigation, and (z) does not by its terms attribute liability to the Indemnitee.

                  *e) In no event will the Indemnitee consent to the entry of any judgment or enter into any settlement with respect to the third party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

                  *f) The Indemnitee will cooperate fully with the Indemnifying Party in the conduct of any proceeding as to which the Indemnifying Party assumes the defense hereunder. Such cooperation shall include (a) providing the Indemnifying Party and its counsel access to all books and records of the Indemnitee or any Subsidiary Company to the extent reasonably related to such proceeding, (b) furnishing information about the Indemnitee and the Subsidiary Companies to the Indemnifying Party and their counsel, (c) making employees available to counsel to the Indemnifying Party, and (d) preserving the existence of and maintaining all books and records of the Indemnitee or the Subsidiary Companies that may reasonably be deemed to be potentially relevant to any such proceeding until the proceeding is finally concluded.

      *LIMITATIONS ON LIABILITY, RECOURSE.

            *1.The obligations of the Indemnifying Party with respect to any indemnifiable Claim are subject to the limitation that an Indemnitee may not make or bring any claim against an Indemnifying Party in respect of any such indemnifiable Claim unless the aggregate amount of all indemnifiable Damages from time to time incurred by all Indemnitees collectively exceeds Twenty Five Thousand Dollars ($25,000) (the "Threshold"). Once the aggregate amount exceeds the Threshold, then the aggregate amount of Damages shall be indemnifiable.

            *2.The amounts for which any Indemnifying Party shall be liable pursuant to this Article X shall be reduced by the amount of any proceeds received or receivable by an Indemnitee from any insurance policy covering the event or events giving rise to such liability or other collateral sources (such as contractor indemnities of any person outside this Agreement).

            *3.If the Indemnitee receives any payment (including, without limitation, payment by means of release of escrowed Aceto Shares or by means of setoff against the Stock Purchase Notes) from an Indemnifying Party in respect of any Damages pursuant to this Article X and the Indemnitee could have recovered all or a part of such Damages from a third party based on the underlying claim asserted against the Indemnifying Party, the Indemnitee shall assign such of its rights to proceed against that third party as are necessary to permit the Indemnifying Party to recover from the third party the amount of such payment.

            *4.Notwithstanding anything in this Agreement to the contrary, recourse against Schweizerhall Holding and Chemische Fabrik with respect to their obligations under Section 10.2 (other than any indemnity arising from the guaranty of the accounts receivable in Section 6.3, Section 4.7 (Environmental Matters), Section 4.15 (Taxes), Section 3.2(f) (Satisfaction of the Subsidiary Companies' inter-company, long-term and other debts or fraud, which are specifically excluded from this Section 10.5) shall be limited to (i) the 200,000 Aceto Shares held in escrow pursuant to the Escrow Agreement, in accordance with the terms and conditions of the Escrow Agreement; and (ii) setoff against the Stock Purchase Note and the Asset Purchase Note in accordance with Section 10.6. Schweizerhall Holding's and Chemische Fabrik's obligations under Section 10.2 shall be non-recourse against Schweizerhall Holding and Chemische Fabrik and all of the assets and property of Schweizerhall Holding and Chemische Fabrik other than the items described in clauses (i) and (ii) above, and Purchaser agrees to look solely to such items to satisfy Schweizerhall Holding's and Chemische Fabrik's obligations under
Section 10.2.

            *5.It is further agreed that indemnifiable Claims relating to
Section 4.7 and Section 13.5 shall be limited to $4,000,000.

            *6.Notwithstanding anything in this Agreement to the contrary, recourse against Purchaser and Aceto with respect to their obligations under
Section 10.3 shall be limited to the market value on the Closing Date of the 200,000 Aceto Shares held in escrow pursuant to the Escrow Agreement plus the unpaid principal amount of the Stock Purchase Note and the Asset Purchase Note on the date of the Claim.

      *F.RIGHT TO SET OFF. Notwithstanding anything to the contrary set forth in this Agreement or any Exhibit hereto, in the event that the Indemnitee shall have a Claim against Chemische Fabrik for which it has not been fully and completely indemnified as contemplated above, the Indemnitee shall have the right to set off the amount of such Claim against Chemische Fabrik against any amounts due to Chemische Fabrik or Schweizerhall, Inc. under the Stock Purchase Note or the Asset Purchase Note; provided, that Indemnitee shall have given Schweizerhall Holding and Chemische Fabrik notice of such Claim as provided above and neither Schweizerhall Holding nor Chemische Fabrik has objected in good faith to such Claim by written notice to the Indemnitee within twenty (20) days after the Indemnification Notice is received. If Schweizerhall Holding or Chemische Fabrik so objects, the applicable Purchaser's obligation to pay the principal amount of the applicable Note equal to the amount of such Claim and interest with respect thereto shall be suspended until such objection is resolved. If such resolution results in the setoff of less than all of the alleged Claim, then within ten (10) days after such resolution, the applicable Purchaser shall pay the balance of such suspended principal amount, together with interest thereon, to Chemische Fabrik or Schweizerhall, Inc. as the case may be.

      *G.EFFECT OF CLOSING. Notwithstanding any provision of this Agreement which may be to the contrary, (i) Purchaser and Aceto shall not be entitled to indemnification from Chemische Fabrik or Schweizerhall Holding with respect to any breach of any representation, warranty or covenant of Chemische Fabrik or Schweizerhall Holding if the Indemnifying Party can show by a preponderance of the evidence that the events or conditions constituting or resulting in such breach were disclosed to Purchaser or Aceto and its counsel in writing at any time on or prior to the Closing Date, and (b) Chemische Fabrik and Schweizerhall Holding shall not be entitled to indemnification from Purchaser or Aceto hereunder with respect to any breach of any representation, warranty or covenant of Purchaser or Aceto if the Indemnifying Party can show by a preponderance of the evidence that the events or conditions constituting or resulting in such breach were disclosed to Chemische Fabrik and its counsel in writing at any time on or prior to the Closing Date.

             ARTICLE XI

SALE AND PURCHASE OF THE ASSETS;

      .11.1 SALE AND PURCHASE. Subject to, and only in the event of, the concurrent acquisition of the Shares from Chemische Fabrik and the terms and conditions contained herein, Schweizerhall, Inc. hereby agrees to sell, transfer, assign, convey and deliver to Aceto, and Aceto hereby agrees to purchase and accept from Schweizerhall, Inc., on the Closing Date, all of Schweizerhall, Inc.'s right, title and interest in and to the Assets, free and clear of any liens, pledges, security interests, claims or encumbrances of any kind.

      .11.2 THE PURCHASE PRICE. The aggregate consideration (the "Asset Purchase Price") payable to Schweizerhall, Inc. by Aceto for the Assets as provided herein shall be as follows:

            *1.200,000 Aceto Shares exempt from registration under the Securities Act of 1933, as amended;

            *2.an amount equal to sixty percent (60%) of the Inventory Value of Schweizerhall, Inc. on the Closing Date;

            *3.an additional amount equal to the accounts receivable trade net and commissions receivable of Schweizerhall, Inc. less the accounts payable and commissions payable of Schweizerhall, Inc. as reflected on the books of Schweizerhall, Inc. on the Closing Date;

            *4.an additional amount equal to sixty percent (60%) of the cost to Schweizerhall, Inc. of the goods in transit to Schweizerhall, Inc. as reflected on the books of Schweizerhall, Inc. on the Closing Date if Schweizerhall, Inc. paid for such goods in transit prior to the Closing Date, which amount shall be included in the Inventory Value in the Asset Purchase Note and the Closing Date Balance Sheet; and

            *5.an additional amount equal to sixty percent (60%) of the cost to Schweizerhall, Inc. the goods in transit from Schweizerhall, Inc. to its customers as reflected on the books of Schweizerhall, Inc. on the Closing Date if the goods in transit have been paid for by Schweizerhall, Inc. and customer has not yet been billed for such goods, which amount shall be included in the Inventory Value in the Asset Purchase Note and the Closing Date Balance Sheet.

      (For the purpose of determining the Asset Purchase Price to be paid at the Closing only, the above Closing Date calculations of the Asset Purchase Price shall be reasonably estimated by Schweizerhall, Inc. as of the most recent date practicable prior to the Closing Date (but no earlier than two (2) weeks prior to the Closing Date) having been determined pursuant to its review of the regular books of account of Schweizerhall, Inc. maintained in the ordinary course of business and prepared in accordance with generally accepted accounting principles consistently applied. Following the Closing Date the final Asset Purchase Price shall be determined as provided in Section 11.4.

      (11.3 FORM OF PAYMENT OF THE ASSET PURCHASE PRICE. The Asset Purchase Price shall be paid as follows:

      ((a) 200,000 Aceto Shares shall be deposited with the Escrow Agent to be held for two (2) years from the Closing Date to secure the representations of Schweizerhall Holding, Chemische Fabrik and Schweizerhall, Inc. in connection with the sale and purchase of the Shares and in connection with the sale and purchase of the Assets, pursuant to the terms of the Escrow Agreement.

      ((b) The Asset Purchase Price attributable to the amount referenced in Section 11.2(c) above shall be paid in U.S. dollars by bank check, wire transfer or certified check at Closing.

      ((c) The balance of the Asset Purchase Price shall be paid with a non-negotiable unsecured promissory note of Purchaser, in the form attached as EXHIBIT E hereto for the amount of such balance of the Asset Purchase Price in U.S Dollars, payable in one (1) year, bearing simple interest at three percent (3%), with interest to be payable monthly (on the earlier of the last business day or the 30{th} day of the following month), along with payments of principal based on the Closing Date Inventory sold during that month (determined on a FIFO basis). At the time of each such monthly note payment, the applicable Purchaser shall provide a schedule showing the Closing Date Inventory sold during the preceding month and the sale price thereof and Schweizerhall Inc.'s cost thereof. The outstanding balance, if any, of each said note shall be payable on the one (1) year anniversary of the Closing Date. If any particular type of product is included in the Closing Date Inventory and is also sold by Aceto or Purchaser, then any sale of such product out of Schweizerhall Inc. location shall be deemed to have occurred out of the Closing Date Inventory at such location until all such product in the Closing Date Inventory at such location is sold, absent clear evidence to the contrary.

      (11.4 PREPARATION OF CLOSING DATE BALANCE SHEET. As soon as reasonably practicable after the Closing Date and in any event no later than fourteen (14) days thereafter, Schweizerhall, Inc. shall prepare and present to Aceto a balance sheet setting forth in reasonable detail the accounts receivable trade net, commissions receivable, accounts payable, commissions payable and goods in transit, in each case as of the Closing Date (the "Closing Date Balance Sheet"), which shall reflect the amounts carried on the regular books of account of Schweizerhall, Inc., maintained in the ordinary course of business and prepared in accordance with its generally accepted accounting principles consistently applied. Aceto and its representatives shall have the right to review the workpapers used in preparing the Closing Date Balance Sheet.

      (The amounts set forth in the Closing Date Balance Sheet shall be binding on Aceto and Schweizerhall, Inc. for the purposes set forth herein unless Aceto gives written notice of disagreement with any of the amounts within thirty (30) days after the receipt by Aceto of the Closing Date Balance Sheet or the last revision thereof by Schweizerhall, Inc., specifying in reasonable detail, insofar as possible, the nature and extent of the disagreement. If Aceto and Schweizerhall, Inc. are unable to resolve any disagreement within thirty (30) days after Aceto gives Schweizerhall, Inc. notice thereof, the disagreement shall be referred for final determination to Price, Waterhouse, Cooper Ltd. or, if such firm declines to act, to KPMG LLP, or if such firm declines to act, to any other accounting firm as may be reasonably acceptable to Aceto and Schweizerhall, Inc.. The determination of the disagreement by the accounting firm shall be conclusive, non-appealable and binding upon Aceto and Schweizerhall, Inc. as to the calculation of Inventory Value, accounts receivable trade net, commissions receivable, accounts payable, commissions payable and goods in transit; provided, however, that Aceto and Schweizerhall, Inc. shall retain all of their other rights which arise as a result of this Agreement. Aceto and Schweizerhall, Inc. agree that the procedures established by this Section 11.4 shall constitute the exclusive procedures for calculating the Inventory Value, accounts receivable trade net, commissions receivable, accounts payable, commissions payable and goods in transit as of the Closing Date.

      (Schweizerhall, Inc. and Aceto shall each pay the fees and disbursements of their respective internal and independent accountants and other personnel incurred in the initial preparation, review and final determination of the Closing Date Balance Sheet. The fees and disbursements of the accounting firm to which any disagreement is referred pursuant to this Section 11.4 shall be borne by Schweizerhall, Inc. and Aceto in the proportion determined by such accounting firm based on the merits of the respective positions taken by Schweizerhall, Inc. and Aceto with regard to their disagreement.

      (Within ten (10) days after the final determination of the Closing Date Balance Sheet, an adjustment shall be made to the Asset Purchase Price if the Closing Date estimates are different than the amounts on the Closing Date Balance Sheet. Aceto shall pay Schweizerhall, Inc. on such date additional cash if such Closing Date calculation of the Asset Purchase Price is less than the Asset Purchase Price based on the Closing Date Balance Sheet as finally determined as set forth above. Schweizerhall, Inc. shall return to Aceto on such date cash in the amount of the adjustment if such Closing Date calculation of the Asset Purchase Price is more than the Asset Purchase Price calculated based on the Closing Date Balance Sheet as finally determined as set forth above.

     11.5  POSSIBLE ADJUSTMENT OF THE ASSET PURCHASE PRICE. On March 31,
2002, Aceto shall determine the value of the Inventory that was purchased from Schweizerhall, Inc. and sold by Purchaser during the period beginning on the Closing Date and ending on March 31, 2002. Each individual lot of the Closing Date Inventory sold shall be valued at each location where it is held on a first-in-first-out (FIFO) basis at the lesser of its cost (I.E., the transfer price paid by Purchaser) or market (I.E., Purchaser's selling price if the
Closing Date Inventory is sold at less than cost as defined above).   For the
purpose of this possible adjustment, if the total value of the Closing Date Inventory sold by Purchaser during such period (as determined in accordance with the preceding sentence) is more than the amount paid by Purchaser for all of the Closing Date Inventory purchased from Schweizerhall, Inc. on the Closing Date, Purchaser shall pay to Schweizerhall, Inc., as an adjustment to the Stock Purchase Price, an amount in euros equal to such excess value within thirty
(30) days after March 31, 2002. In addition, Schweizerhall, Inc. shall have the option, exercisable within thirty (30) days after March 31, 2002, to repurchase the unsold Closing Date Inventory, if any, for One Dollar ($1.00). Schweizerhall, Inc. shall have a one-time right, directly or through its authorized agents or auditors, at its own expense, during normal business hours and upon reasonable notice to examine Aceto accounting records pertinent to the Inventory sales for the purpose of verifying the amounts due under this section.

      11.6 ASSUMPTION OF LIABILITIES. On the Closing Date, Aceto shall execute and deliver to Schweizerhall, Inc. a Bill of Sale, Assignment and Assumption Agreement, substantially in the form attached hereto as EXHIBIT F (the "Bill of Sale and Assumption Agreement"), pursuant to which Aceto shall assume (a) all trade accounts payable and commissions payable of Schweizerhall, Inc. incurred in the ordinary course of the conduct of the Pharmaceutical Ingredients Business prior to the Closing Date, except for trade accounts payable relating to Excluded Assets and accrued taxes of any kind; (b) all liabilities and obligations that arise after the Closing Date under the Contracts assumed by Purchaser; and (c) all liabilities and obligations that arise or are asserted by reason of events, acts, or transactions relating to the operation of the Pharmaceutical Ingredients Business by Purchaser arising from and after the Closing Date. The liabilities and obligations to be assumed by Purchaser pursuant to the Bill of Sale and Assumption Agreement are hereinafter referred to collectively as the "Assumed Liabilities".

ARTICLE XII

CLOSING OF SALE AND PURCHASE OF THE ASSETS; CONDITIONS TO CLOSING; DELIVERIES.

      12.1 CLOSING. The closing of the sale and purchase of the Assets (the "Asset Closing") shall be held on the Closing Date at or about 10:00 a.m., Eastern Time, at the offices of Aceto Corporation, One Hollow Lane, Lake Success, New York or at such other time and place upon which the parties shall agree.

      12.2 CONDITIONS TO ACETO'S OBLIGATION TO PURCHASE THE ASSETS. Aceto's obligation hereunder to purchase and pay for the Assets is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived, in whole or in part, by Aceto in its sole discretion, and Schweizerhall, Inc. shall use its reasonable commercial efforts to cause such conditions to be fulfilled:

      (a) SIMULTANEOUS CLOSING OF SALE AND PURCHASE OF THE SHARES. The closing of the sale and purchase of the Shares as provided for in Article III herein shall occur simultaneously with the Asset Closing.

      (b) REPRESENTATIONS AND WARRANTIES OF SCHWEIZERHALL, INC. AND SCHWEIZERHALL HOLDING CORRECT; PERFORMANCE OF COVENANTS; SATISFACTION OF CONDITIONS. The representations and warranties of Schweizerhall, Inc. and Schweizerhall Holding contained in this Agreement (including the Exhibits and Schedules hereto) and those otherwise made in writing by or on behalf of Schweizerhall, Inc. and Schweizerhall Holding in connection with the transactions contemplated by this Agreement shall be true, complete and accurate in all material respects when made and on and as of the Closing Date as though such representations and warranties were made at and as of such date with only such exceptions as would not in the aggregate have a Material Adverse Effect, and Schweizerhall, Inc. and Schweizerhall Holding shall have delivered to Aceto a certificate, dated the Closing Date, to such effect. Schweizerhall, Inc. shall have duly and properly performed, complied with and observed in all material respects each of its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing Date, and Schweizerhall, Inc. shall have delivered to Aceto a certificate, dated the Closing Date, to such effect.

      (c) TRANSFER AND ASSIGNMENT PERMITTED BY APPLICABLE LAWS. The transfer and assignment of the Assets to Aceto hereunder shall not be prohibited by any applicable law or governmental regulation and shall not subject Aceto to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

      (d) PROCEEDINGS; RECEIPT OF DOCUMENTS. All corporate and other proceedings taken or required to be taken by Schweizerhall, Inc. in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory to Aceto and its counsel, and Aceto shall have received all such information and such counterpart originals or certified or other copies of such documents as Aceto may reasonably request.

      (e) DELIVERY OF DOCUMENTS. Schweizerhall, Inc. shall have delivered, or caused to be delivered, to Aceto the following:

                  *a) the duly executed Bill of Sale and Assumption Agreement with respect to the Assets; and

                  *b) all other consents, agreements, schedules, documents, financial statements and exhibits required by this Agreement to be delivered by Schweizerhall, Inc. at or before the Closing.

            *6.ADVERSE CHANGE. Except as set forth on SCHEDULE 12.2(F) attached hereto, since September 30, 2000, and up to the Closing Date, Schweizerhall, Inc. shall not have suffered any adverse change in its business, affairs, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations, which change has a Material Adverse Effect and Schweizerhall, Inc. shall have delivered to Aceto a certificate signed by an appropriate officer on behalf of Schweizerhall, Inc., dated the Closing Date, to such effect.

            *7.NO ADVERSE DECISION. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator, administrative, governmental or non-governmental body or agency which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement, or which otherwise questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

            *8.APPROVALS AND CONSENTS. Schweizerhall, Inc. shall have obtained all necessary authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all third parties, governmental authorities and non-governmental administrative or regulatory agencies having jurisdiction over the parties hereto, this Agreement, the Assets, and the transactions contemplated hereby, including, without limitation, all third parties pursuant to existing agreements or instruments by which Schweizerhall, Inc. may be bound, which are required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, at no cost or other adverse consequence to Aceto, and all thereof shall be in full force and effect at the time of Closing. Closing with or without any of the foregoing will satisfy this condition.

            *9.SUPPORT, CONTRIBUTION OR EXPENSE AGREEMENTS. All support, contribution or expense agreements with affiliated parties, including, but not limited to, any such agreements listed on SCHEDULE 13.17 hereto, to which Schweizerhall is a party, or a direct or indirect beneficiary, shall have been terminated, at no cost or expense to Schweizerhall, Inc.

      12.3 CONDITIONS TO SCHWEIZERHALL, INC.'S OBLIGATION TO SELL THE ASSETS. Schweizerhall, Inc.'s obligation to consummate the transactions contemplated hereby are subject to the fulfillment of the following conditions on or prior to the Closing Date, any of which may be waived, in whole or in part, by Schweizerhall, Inc. in its sole discretion, and Aceto shall use its reasonable commercial efforts to cause such conditions to be fulfilled.

      (a) SIMULTANEOUS CLOSING OF SALE AND PURCHASE OF THE SHARES. The closing of the sale and purchase of the Shares as provided for in Article III herein shall occur simultaneously with the Asset Closing.

      (b) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE. The representations and warranties of Aceto in this Agreement (including the Exhibits and Schedules hereto) and those otherwise made in writing by or on behalf of Aceto in connection with the transactions contemplated by this Agreement shall be true, complete and accurate when made and on and as of the Closing Date, as though such representations and warranties were made at and as of such date with only such exceptions as would not in the aggregate have a Material Adverse Effect, and Aceto shall have delivered to Schweizerhall, Inc. a certificate, dated the Closing Date, to such effect signed by an appropriate officer on behalf of Aceto. Aceto shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing Date, and Aceto shall have delivered to Schweizerhall, Inc. a certificate, dated the Closing Date, to such effect signed by an appropriate officer on behalf of Aceto.

      (c) ACQUISITION PERMITTED BY APPLICABLE LAWS. The acquisition of the Assets shall not be prohibited by any applicable law or governmental regulation.

      (d) PROCEEDINGS: RECEIPT OF DOCUMENTS. All corporate and other proceedings taken or required to be taken by Aceto in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Schweizerhall, Inc. and its counsel, and Schweizerhall, Inc. shall have received all such information and such counterpart originals or certified or other copies of such documents as they may reasonably request.

      (e) DELIVERY OF DOCUMENTS. Aceto shall have delivered, or caused to be delivered, to Schweizerhall, Inc. the following:

                  *a) the Asset Purchase Note;

                  *b) the Bill of Sale and Assumption Agreement;

                  *c) the 200,000 Aceto Shares, with all documents and signatures necessary or appropriate for their transfer to or as directed by Schweizerhall, Inc. free and clear of any liens, pledges, security interest, claims or encumbrances of any kind, together with any and all indicia of ownership of said Shares; and

                  *d) an opinion of counsel to Aceto in form and substance reasonably satisfactory to Schweizerhall, Inc.;

      (f) DELIVERY OF ASSET PURCHASE PRICE. Aceto shall have delivered the Asset Purchase Price as hereinabove contemplated.

      (g) NO ADVERSE DECISION. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator, administrative, governmental or non-governmental body or agency which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or with respect to any related transaction, or which otherwise questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

      (h) SECURITIES LAW COMPLIANCE. All actions and steps necessary to assure compliance by Aceto with applicable Federal, state and foreign securities laws in connection with the lawful sale of Aceto Shares pursuant to this agreement, shall have been duly obtained and shall be effective on or as of the Closing.


          ARTICLE XIII

REPRESENTATIONS AND WARRANTIES OF SCHWEIZERHALL, INC.
AND SCHWEIZERHALL HOLDING

(Schweizerhall, Inc. and Schweizerhall Holding, jointly and severally, represent and warrant to Aceto in connection with the Asset Closing as follows:

      (13.1 ORGANIZATION AND GOOD STANDING. Schweizerhall, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power and authority to own or lease its properties and to conduct its business as now conducted in the places where such properties are now owned or leased or such business is now conducted. Schweizerhall, Inc. is duly qualified and in good standing to conduct business as a foreign corporation in the jurisdictions specified in
SCHEDULE 13.1 annexed hereto, and these are the only jurisdictions in which qualification is required, except where the failure to so qualify would have a Material Adverse Effect.

      (13.2 AUTHORITY. Schweizerhall, Inc. has the corporate authority to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of Schweizerhall, Inc.'s Articles of Incorporation, By-Laws or of any indenture, agreement, judgment, decree or other instrument or restriction to which Schweizerhall, Inc. is a party or by which Schweizerhall, Inc. or any of the Assets may be bound or affected except for those breaches, violations or defaults which would not have a Material Adverse Effect; the execution and delivery of this Agreement has been and, as of the Closing Date, the consummation of the transactions contemplated hereby will have been, duly authorized by all requisite corporate action on the part of Schweizerhall, Inc. and, as of the Closing Date, no further authorization or approval will be necessary in order to enable Schweizerhall, Inc. to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against Schweizerhall, Inc. in accordance with its terms.

      (13.3 TITLE TO ASSETS. Except as set forth on SCHEDULE 13.3(A), Schweizerhall, Inc. has good title to all of the Assets. Except as described in SCHEDULE 13.3(A) annexed hereto, none of such Assets, or the use thereof:
(i) is subject to any easements or restrictions or to any mortgages, liens, pledges, charges, security interests, encumbrances or encroachments, or to any rights of others of any kind of nature whatsoever, (ii) encroaches or infringes on the property or rights of another or (iii) contravenes any applicable law or ordinance or any other administrative regulation or violates any restrictive covenant or any provision of law. Except as set forth on SCHEDULE 13.3(B) attached hereto, there are no agreements or arrangements between Schweizerhall, Inc. and any third person which have any effect upon Schweizerhall, Inc.'s title to or other rights respecting the Assets. Schweizerhall, Inc. owns or has the right to use to the extent necessary for the conduct of its business as now conducted all of the assets, licenses, franchises, leases or other properties necessary for conducting its business substantially in the manner in which it has been conducted in the past and no officer, director or shareholder of Schweizerhall, Inc., nor any member of any of their families, owns any property or rights, tangible or intangible, which are used in the business of Schweizerhall, Inc.

      (13.4 CONDITION OF PROPERTY. All of the Assets are suitable for the purposes for which they are used, are in reasonable operating condition, free from any known defects, except for (i) normal wear and tear and such minor defects as do not materially interfere with the continued use thereof or (ii) defects as set forth on SCHEDULE 13.4, annexed hereto.

      (13.5 ENVIRONMENTAL MATTERS. Except as described in SCHEDULE 13.5(A), Schweizerhall, Inc. has not, nor to the knowledge of Schweizerhall, Inc., have any officers, directors, employees or affiliated entities acting on the behalf of Schweizerhall, Inc., generated, transported, handled, disposed of, or arranged for the disposal of any Environmentally Sensitive Material, as hereinafter defined, except in accordance in all material respects with applicable law. Except as set forth in SCHEDULE 13.5(B), the activities described in the previous sentence have not resulted in any material expense to Schweizerhall, Inc. or any owner of the Assets, arising from any violation or alleged violation of any Federal, State or local statutes, laws, or ordinances governing the generation, transportation, handling, disposal or arranging for the disposal of any Environmentally Sensitive Material on behalf of Schweizerhall, Inc. Further, Schweizerhall, Inc. has applied for, and has been granted, all requisite material permits, licenses, authorizations, and certifications necessary for the generation, transportation, handling, or disposal of any Environmentally Sensitive Material necessary for the activities of Schweizerhall, Inc. and has listed on SCHEDULE 13.5(C) and attached copies of all Notices of Violation, Letters of Notification, or other enforcement document or written threat of enforcement issued to Schweizerhall, Inc. by any agency to Schweizerhall, Inc., either state or Federal charged by law or regulation with the enforcement of the Federal, State or local statutes, laws, or ordinances governing environmental or health matters regarding any alleged violation of any Federal, state or local statutes, laws, or ordinances governing the generation, transportation, handling, disposal or arranging for the disposal of any Environmentally Sensitive Material. Since directly or indirectly owned by Schweizerhall Holding, Schweizerhall, Inc. has not disposed of any Environmentally Sensitive Material in violation of applicable laws or regulations. For the purposes of this Section 13.5 "Environmentally Sensitive Material" shall have the same meaning and shall include the same substances as are currently described in the definition of Hazardous Substances as defined in the Comprehensive Environmental Response Compensation and Liability Act, as amended (CERCLA), 42 U.S.C. <section> 9601 (14), and set out with particularity in 40 C.F.R. <section> 302.4, the definition of Hazardous Waste as defined in RCRA 42 U.S.C. <section> 6901, ET.SEQ. and which is further defined in 40 C.F.R. <section> 261.21 - 261.24 (as to hazardous by characteristic), 40
C.F.R. <section><section> 261-31 - 261.33 (as to listed wastes), or the definition of Hazardous Waste or Constituents in App. VIII to 40 C.F.R. Part 261 and shall also include any other substance, material or waste designated as "hazardous" for purposes of regulating or imposing liability or standards of conduct concerning the generation, transportation, disposal or arranging for the disposal of such substance, material or waste under other Federal, State or local statutes, laws, ordinances, codes or regulations currently in force.

      (13.6 PATENTS, TRADEMARKS, ETC. Schweizerhall, Inc. owns the respective patents, trademarks, copyrights and trade names and applications and registrations therefor as listed in SCHEDULE 13.6 annexed hereto, and except as stated in such schedule has not granted and prior to the Closing Date will not grant any licenses to use such patents, trademarks, copyrights or trade names. No other patents, trademarks, copyrights or trade names are owned by Schweizerhall, Inc. There are no patents, trademarks, trade names, copyrights, technology or know-how and processes with respect to which Schweizerhall, Inc. requires a grant of right and which are used in or necessary for the conduct of its business as heretofore conducted. No claims have been asserted in writing and no claims are pending or, to the knowledge of Schweizerhall, Inc., threatened, except as described in SCHEDULE 13.6 annexed hereto, by any person to the use of any of the patents, trademarks, copyrights or trade names or applications therefore owned by Schweizerhall, Inc. do not know of any valid basis for any such claim, and the use of such patents, trademarks, copyrights or trade names by Schweizerhall, Inc. does not infringe on the rights of any person. To the best of Schweizerhall, Inc.'s knowledge, there are no material infringements of any of Schweizerhall, Inc.'s patents, trademarks, copyrights, trade names or trade secrets.

      (13.7 DRUG MASTER FILES AND DOSSIERS. Schweizerhall, Inc. owns the Drug Master Files and Dossiers as listed in SCHEDULE 13.7 annexed hereto.

      (13.8 COMPLIANCE WITH LAW. Except as described in SCHEDULE 13.8 annexed hereto, Schweizerhall, Inc. has conducted its business operations since their acquisition by Schweizerhall Holding operations in accordance with all applicable laws and regulations, in all material respects, and is not in violation in any material respect of any laws, governmental orders, rules, regulations or ordinances to which any of its property, real, personal, mixed, tangible or intangible, including the Assets, or Schweizerhall, Inc.'s business related to such properties, are subject. Schweizerhall, Inc. has all permits, licenses, orders or approvals of any federal, state, local or foreign governmental or regulatory body required in order to permit it to carry on its business as presently conducted. All such permits licenses, orders and approvals are in full force and effect to the knowledge of Schweizerhall, Inc. and no suspension or cancellation of any of them is threatened. Except as described in SCHEDULE 13.8, Schweizerhall, Inc. has no knowledge of any violation of law by Schweizerhall, Inc. and is not in receipt of any written notice of claim of any violation or alleged violation of any such law or regulation. Schweizerhall, Inc. has no actual knowledge of any pending or threatened change in any law or regulation which, if enacted, would materially impair the business or assets of Schweizerhall, Inc.

      (13.9 AGREEMENTS. SCHEDULE13.9(A) is a true and complete list of all no material contracts, instruments, commitments or agreements, whether oral or written, presently in effect to which Schweizerhall, Inc. is a party or to which Schweizerhall, Inc. or any of its properties is subject, including, without limitation, the following:

      ((a) any plan or contract or arrangement in excess of $100,000, oral or written, providing for employment or consulting services, bonuses, commissions, pensions, stock purchase or stock option or other stock rights, deferred compensation, retirement or severance payments, profit sharing, or the like;

      ((b) any instrument or arrangement in excess of $100,000 evidencing or relating in any way to (i) indebtedness for borrowed money by way of direct loan, purchase money obligation, conditional sale, lease purchase arrangement, guarantee or otherwise, (ii) liens, encumbrances or security interests, (iii) guaranties or indemnification or (iv) investments in any person;

      ((c) any contract containing provisions limiting the freedom of Schweizerhall, Inc. to engage in any business or compete in any line of business or in any geographic area or with any person except for those limitations which would not have a Material Adverse Effect;

      ((d) any contract in excess of $100,000 for the purchase or sale of any materials, products or supplies which contains any escalator, renegotiation or redetermination clause or which commits it for a fixed term not subject to termination on notice of sixty (60) days or less;

      ((e) any contract, accepted order or commitment for the purchase or sale of materials, products or supplies having a total contract price in excess of $100,000;

      ((f) any license, sublicense, royalty, lease or sublease agreement in excess of $100,000, whether as licensor, sublicensor, licensee, sublicensee, lessor, sublessor, lessee, sublessee or otherwise, or any agreements with dealers, vendors, customers, suppliers, sales representatives, any governmental entity, fund or university, or any agents, marketing representatives, brokers or distributors;

      ((g) any joint venture contract or arrangement or other agreement in excess of $100,000 involving a sharing of profits or expenses or any joint or other technology development cooperation or exchange contract or agreement in excess of $100,000; or

      ((h) agreements providing for disposition of the business or any assets in excess of $100,000 or shares of the capital stock of Schweizerhall, Inc.; agreements of merger or consolidation to which Schweizerhall, Inc. is a party; or any confidentiality agreements or letters of intent with respect to the foregoing; and

      ((i) contracts in excess of $100,000 requiring the performance of consulting services or other services.

     Each such agreement is a valid and subsisting agreement and in full force and effect, all payments due from Schweizerhall, Inc. thereunder have been made, there are no disputes or suits or actions at law or otherwise pending or, to the knowledge of Schweizerhall, Inc., threatened thereunder and such agreements are the only agreements or arrangements of this nature. True, complete, and correct copies of each such agreement will be supplied to Aceto on or before the close of business (New York City time) on February 22, 2001. Except as described in SCHEDULE 13.9(B), Schweizerhall, Inc. and/or the Assets are not subject to any material contract, instrument, commitment or agreement, whether oral or written, presently in effect, which is subject to cancellation, termination, forfeiture or renegotiation upon sale of the Assets to Aceto. Schweizerhall, Inc. has no outstanding contracts or accepted orders at less than the contract price customary on its part involving $100,000 in aggregate. Schweizerhall, Inc. has no outstanding contracts or accepted orders for the purchase of materials, products or supplies by it at more than the contract price customary on its part involving $100,000 in aggregate.

      (13.10  FINANCIAL STATEMENTS.

      ((a) Attached hereto as SCHEDULE 13.1(A) is a true and correct copy of the Financial Statements of Schweizerhall, Inc. except that the audited Financial Statements for the year ended December 31, 2000 shall be delivered to Aceto and attached to this Agreement once such statements have been completed, which, in any event, shall be ten (10) business days prior to the Closing Date. The Financial Statements (which include the to-be-prepared audited Financial Statements for the year ended December 31, 2000) have been prepared on a consistent basis in accordance with generally accepted accounting principles, consistently applied, and fairly present in all material respects the financial position of Schweizerhall, Inc. the periods covered thereby. The books and records maintained by Schweizerhall, Inc. upon which the Financial Statements are based are true and correct in all material respects and accurately reflect the business operations of Schweizerhall, Inc. Except to the extent reflected or reserved against in the Balance Sheet, or as set forth on SCHEDULE 13.1(B), or executory obligations under agreements or instruments to which a Subsidiary Company may be party, or liabilities or obligations incurred in the ordinary course of business since the Balance Sheet Date, Schweizerhall, Inc. has no material liability of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes for any period prior to such date. Except as described on
SCHEDULE 13.1(C) since September 30, 2000, Schweizerhall, Inc. has not taken any of the actions not permitted to be taken by Article XVII of this Agreement.

      ((b) Attached hereto as SCHEDULE 13.1(D) is a balance sheet of Schweizerhall, Inc. as at September 30, 2000 and an income statement of prepared on an accrual basis for the nine (9) months ended September 30, 2000 (the "Unaudited Financial Statements"). The Unaudited Financial Statements have been prepared on a consistent basis in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial position and results of operating of Schweizerhall, Inc. for the periods covered thereby.

      ((c) All accounts receivable shown or to be shown on the September 30, 2000, December 31, 2000 and Closing Date balance sheets constitute BONA FIDE accounts receivable arising in the ordinary course of Schweizerhall, Inc.'s business; and are subject to no known conditions to payment and no known offsets, counterclaims, defenses of any kind, returns (including, without limitation, distributor's rights to return products from inventory), allowances or credits, other than any allowance for doubtful accounts shown thereon, and to no material known warranty claims. Except as described in SCHEDULE 13.1(E), there are no account debtors or note debtors (x) delinquent in payment by more than ninety (90) days or (y) who have refused or, to the knowledge of Schweizerhall, Inc., threatened to refuse to make payment.

      ((d) The business of Schweizerhall, Inc. related to its Greenville, S.C. operations are or on the Closing Date will be conducted solely through its subsidiaries, Schweizerhall Manufacturing Company and Schweizerhall Development Company.

      (13.11 LITIGATION. Except as set forth and described in detail on SCHEDULE 13.11, there are no actions, suits, proceedings or investigations (including any purportedly on behalf of Schweizerhall, Inc.) pending or, to the best knowledge of Schweizerhall, Inc., threatened against or affecting the business or properties, real, personal, mixed, tangible or intangible, of Schweizerhall, Inc. whether at law or in equity or admiralty or before or by any governmental department, commission, board, agency, court or instrumentality, domestic or foreign; nor is Schweizerhall, Inc. operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or degree of any court or other governmental department, commission, board, agency or instrumentality, domestic or foreign. Except as set forth and described in detail on SCHEDULE 13.11, no filings have been made by any present or former employee of Schweizerhall, Inc. with the Equal Employment Opportunity Commission, State Labor Commission, or any other governmental agency or organization, asserting any claim based on alleged race, gender (including, without limitation, sexual harassment), age or other type of discrimination on the part of Schweizerhall, Inc.

      (13.12 VALIDITY OF ASSIGNMENT. Except as set forth on SCHEDULE 13.12, Schweizerhall, Inc.'s rights and obligations under all agreements to be assigned hereby to Aceto by reason of the transfer and assignment of the Assets are assignable as contemplated by this Agreement and will be duly validly assigned to Purchaser on the Closing Date; such assignment will not give rise to the ability of any other party to such agreements to terminate such agreements or to otherwise modify the rights and obligations thereunder; and, such assignments will not result in any liability being imposed on Aceto other than to perform such agreements in the future in accordance with their terms.

      (13.13 SALARIES. SCHEDULE 13.13 annexed hereto, sets forth a true and complete list, as of the date of this Agreement, of all of the persons who are employed by Schweizerhall, Inc., together with their current compensation, fringe benefits and bonuses paid or to be paid or the methods of computing such compensation and bonuses, for the current fiscal year.

      (13.14 TAXES. Schweizerhall, Inc. has filed, or caused to be filed, with all appropriate governmental agencies all required tax and information returns and have paid, caused to be paid or accrued all taxes (including, without limitation, all income, franchise, sales, excise and use taxes), assessments, charges, penalties and interest shown to be due and payable, except as set forth on SCHEDULE 13.14 annexed hereto with respect to taxes being contested in good faith. Except as set forth on SCHEDULE 13.14 annexed hereto, Schweizerhall, Inc. has no liability, contingent or otherwise, for any taxes, assessments, charges, penalties or interest, other than amounts adequately reserved for. Schweizerhall, Inc. has not received directly or indirectly notice of, nor is it otherwise aware of an audit or examination; nor is Schweizerhall, Inc. a party directly or indirectly to any action or proceeding by any governmental authority for assessment or collection of taxes, charges, penalties or interest; nor has any claim for assessment and collection been asserted against Schweizerhall, Inc. directly or indirectly; nor has Schweizerhall, Inc. executed a waiver of any statute of limitations with respect thereto. Schweizerhall, Inc. has paid, or caused to be paid, or adequately reserved for, all applicable corporate franchise taxes, unemployment taxes, payroll taxes, social security taxes, ad valorem taxes, property taxes, excise taxes and imposts, sales and use taxes, and all other taxes of every kind, character or description required to be paid to the date hereof, and has received no notices and is not otherwise aware, of any deficiencies, adjustments or changes in assessments with respect to any such taxes. Schweizerhall, Inc. has duly filed, or caused to be filed, all reports or returns relating to or covering any such taxes or other charges which are due or required to be filed at the date hereof and no extensions of time are in effect for the assessment of deficiencies for such taxes in respect of any fiscal period.

      (13.15 ABSENCE OF CHANGES. Except as set forth on SCHEDULE 13.15 attached hereto, since September 30, 2000, Schweizerhall, Inc.'s business has been operated in the ordinary course and there has been no change since that date in the financial condition or in the business or properties of Schweizerhall which would have a Material Adverse Effect, and there has not been:

      ((a) any dispute or difficulty with its labor relations adversely affecting the Pharmaceutical Ingredients Business;

      ((b) any license, sale, transfer, pledge, lien, security interest, mortgage or other disposition of any tangible or intangible property of the Pharmaceutical Ingredients Business with al book value of more than $100,000;

      ((c) any change in the accounting methods or practices followed by Schweizerhall, Inc., in depreciation or amortization policies or rates theretofore adopted by Schweizerhall, Inc.;

      ((d) any single capital expenditure or commitment therefor by Schweizerhall, Inc. in excess of $100,000, or such capital expenditures in the aggregate in excess of $100,000, for additions to property, plant or equipment of the Pharmaceutical Ingredients Business;

      ((e) any material changes in the manner in which Schweizerhall, Inc. extends discounts or credits or otherwise deals with customers, vendors, suppliers, distributors or sales representatives;

      ((f) any agreement or commitment relating to the sale by Schweizerhall, Inc. of any fixed assets with a book value of more than $100,000;

      ((g) any outstanding contract or commitment which will result in any loss in excess of $100,000 to Schweizerhall, Inc. upon completion of performance thereof;

      ((h) any grant by Schweizerhall, Inc. of any power of attorney (whether revocable or irrevocable) to any person that is or may hereafter be in force for any purpose whatsoever;

      ((i) the creation of any lien of record or guarantee or any investment of any person in excess of $100,000;

      ((j) any steps taken that have, or are likely to result in, any Material Adverse Effect in the assets, liabilities, business or goodwill of Schweizerhall, Inc.; or

      ((k)  any commitment to do any of the acts or things specified in items
(a) though (j) of this Section 13.15.

      (13.16 INSURANCE. Schweizerhall, Inc. maintains insurance against all customary losses. SCHEDULE 13.16 annexed hereto, contains a complete list of all policies of insurance held by Schweizerhall, Inc., showing for each policy
(i) the owner, (ii) the coverage, (iii) the amount of premium properly allocable thereto, (iv) the name of the insurer, (v) the termination date of the policy and (vi) all claims made thereunder. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Schweizerhall, Inc. has not failed to give any material notice or present any claim thereunder in a due and timely fashion.

      (13.17  TRANSACTIONS WITH AFFILIATES.  Except as described in SCHEDULE
13.17 annexed hereto, there are no loans, leases, royalty agreements, employment contracts, service agreements, finance agreements, purchase agreements, sale agreements, brokering agreements, jobbing agreements, consulting agreements, agency agreements, distribution agreements, development agreements, independent agreements, joint venture agreements, partnership agreements, support or contribution agreements, expense allocation agreements or any other agreement or arrangement, oral or written, between Schweizerhall, Inc., on the one hand, and Schweizerhall Holding, Chemische Fabrik, the Subsidiary Companies or any affiliates, subsidiaries, parent companies, past or present principal stockholders, officer, employee, consultant or director of Schweizerhall, Inc., Schweizerhall Holding, Chemische Fabrik or Subsidiary Companies (or any member of the immediate family of such stockholders, officer, employee, consultant or director), on the other hand.

      (13.18 ERISA. Schweizerhall, Inc. has neither maintained, established nor made contributions to any Employee Benefit Plan (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

      (13.19 BROKERS. There has been no broker or finder representing Schweizerhall, Inc. involved in any manner in the negotiations leading up to this sale and purchase of the Assets or the consummation of such transaction contemplated hereby and Schweizerhall, Inc. agrees to indemnify Aceto against and hold Aceto harmless from any claim made by any party for a broker's or finder's fee or other similar payment based upon any agreements, arrangements or understanding made by Schweizerhall, Inc.

      (13.20  ACQUISITION OF SHARES FOR INVESTMENT.

      ((a) Schweizerhall, Inc. has sufficient knowledge and experience to be able to evaluate the risk and merits of its investment in the Aceto Shares.

      ((b) The Shares being acquired for Schweizerhall, Inc.'s own account and not with a view to, or the intention of, any distribution thereof in violation of any applicable laws.

      ((c) Schweizerhall, Inc. is an "accredited investor" as such term is defined under the U.S. Securities Act of 1933, as amended.

      (13.21 NO UNTRUE REPRESENTATION OR WARRANTY. No representation or warranty contained in this Agreement or any attachment, statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Aceto by or on behalf of Schweizerhall Inc. and/or Schweizerhall Holding pursuant hereto, or in connection with the transactions contemplated hereby or in connection therewith, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

    ARTICLE XIV

REPRESENTATIONS AND WARRANTIES OF ACETO

     Aceto represents and warrants to Schweizerhall, Inc. in connection with the Asset Closing as follows:

      (14.1 ORGANIZATION AND GOOD STANDING. Aceto is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

      (14.2 AUTHORITY. Aceto has full authority to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of Aceto's Articles of Incorporation, By-Laws or of any indenture, agreement, judgment, decree or other instrument or restriction to which Aceto is a party or by which Aceto may be bound or affected; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Aceto and no further authorization or approval, whether of the stockholders or directors of Aceto or governmental bodies or otherwise, is necessary in order to enable Aceto to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against Aceto in accordance with its terms.

      (14.3 BROKERS. There has been no broker or finder involved in any manner in the negotiations leading up to this sale and purchase of the Assets or the consummation of such transaction contemplated hereby and Aceto agrees to indemnify Schweizerhall, Inc. against and hold Schweizerhall, Inc. harmless from any claim made by any party for a broker's or finder's fee or other similar payment based upon any other agreements, arrangements or understanding made by Aceto.

      (14.4 NO UNTRUE REPRESENTATION OR WARRANTY. No representation or warranty contained in this Agreement or any attachment, statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Schweizerhall, Inc. by Aceto pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE XV

COVENANTS REGARDING THE ASSET PURCHASE

      (15.1 DELIVERY OF ASSETS. On the Closing Date of this Agreement, Schweizerhall, Inc. shall deliver the Assets to Aceto, together with copies of all other business records and agreements of Schweizerhall, Inc. relating to the Assets.

      (15.2 ASSIGNMENT OF CONTRACTS AND RIGHTS. Schweizerhall, Inc. will use its best efforts to obtain all consents and approvals required under any contract to which Schweizerhall, Inc. is a party or by which Schweizerhall, Inc. is bound to enable Schweizerhall, Inc. to effect the transfer of the Assets pursuant hereto. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any contract, or any claim or right or any benefit arising thereunder or resulting therefrom, if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way affect the rights of Aceto or Schweizerhall, Inc. thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights of Schweizerhall, Inc. thereunder so that Aceto would not in fact receive all such rights, Schweizerhall, Inc. will cooperate with Aceto in any reasonable arrangement designed to provide for Aceto the benefits under any of such contracts, including, without limitation, enforcement for the benefit of Aceto of any and all rights of Schweizerhall, Inc. against a third party thereto arising out of the breach or cancellation by such third party or otherwise; and any transfer or assignment to Aceto by Schweizerhall, Inc. of any contract which shall require the consent or approval of any third party, shall be made subject to such consent or approval being obtained.

      (15.3 FURTHER ASSURANCES. Schweizerhall, Inc. agrees that, at any time after the Closing Date, upon reasonable request of Aceto, it will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acknowledgments, deeds, assignments, bills of sale, transfers, conveyances, instruments, consents and assurances as may reasonably be required for the better assigning, transferring, granting, conveying, assuring and confirming to Aceto, its successors and assigns, the Assets to be transferred to Aceto as provided herein.

      (15.4 COMPLIANCE WITH TAX NOTICE, SALES AND USE TAXES. Aceto shall comply with the notice requirement of N.J.S.A. 54:32 B-22(c). Schweizerhall, Inc. shall pay all sales, transfer and use taxes arising out of the transfer of the Assets.

      (15.5  ACCOUNTS RECEIVABLE.

      ((a) Schweizerhall Holding hereby irrevocably and unconditionally guarantees the collection within one hundred and fifty (150) days following the Closing Date of one hundred percent (100%) of the book value of the accounts receivable of Schweizerhall, Inc. as of the Closing Date, to the extent such accounts receivable were included in the definition of Asset Purchase Price, as finally determined pursuant to Sections 11.2 and 11.4. If less than one hundred percent (100%) of the book value of such accounts receivable are collected within that time, Aceto shall so notify Schweizerhall Holding. Schweizerhall Holding and/or Schweizerhall, Inc. shall then have thirty (30) days to pay Aceto in U.S. dollars an amount equal to the uncollected amount.
If Schweizerhall Holding and/or Schweizerhall, Inc. does not pay Purchaser this sum within such thirty (30) day period, Aceto shall be entitled and empowered, in its sole discretion and in accordance with Sections 10.6 and 19.6, to set-off first against the Stock Purchase Note(s) and/or the Asset Purchase Note and thereafter, Aceto in its sole discretion shall have full recourse to the Aceto Shares held pursuant to the Escrow Agreement with respect to the guaranty described in this Section 15.5. Promptly following satisfaction by Schweizerhall Holding and Schweizerhall, Inc. of their guarantee obligations with respect to any account receivable, Aceto shall assign to Schweizerhall, Inc. such account receivable (together with any returned products relating to such accounts receivable).

      ((b) In the event Aceto collects on any or all of the portion of the allowances for doubtful accounts and bad debt associated with the above accounts receivable, it shall pay Schweizerhall Holding an amount equal to fifty percent (50%) of such collected portion.

      (15.6 DISCLOSURE SCHEDULES. Concurrently with the execution of this Agreement, Schweizerhall, Inc. has delivered to Aceto certain of its disclosure schedules to this Agreement, or information required thereby, which Aceto acknowledges is not complete. Prior to the Closing Date and in no event later than the close of business (New York City time) on February 22, 2001, Schweizerhall, Inc. shall complete and deliver all such Schweizerhall, Inc. disclosure schedules, and provide any supporting documentation which Aceto may reasonably request and, after receipt of such updated disclosure schedules and supporting documentation (but no later than the Closing Date) either:

      ((a) Aceto will accept such disclosure schedules in which case they will become a part of this Agreement;

      ((b) Schweizerhall, Inc. and Aceto will agree upon mutually acceptable revisions to such disclosure schedules in which case such revised disclosure schedules will become a part of this Agreement; or

      ((c) If the grounds for termination in Section 20.4 are satisfied, Aceto may, at its option terminate this Agreement pursuant to Section 20.4. If Aceto decides to elect this option, it will endeavor to advise Schweizerhall, Inc. of same by March 21, 2001.

      (15.7 DELIVERY OF FINANCIAL STATEMENTS. Schweizerhall, Inc. agrees that, on or before February 15, 2001, it will deliver to Aceto a draft copy of their audited Financial Statements for the year ended December 31, 2000, and that as soon as practicable thereafter deliver to Aceto final copies of such audited Financial Statements. If such draft or final Financial Statements reflect any change from the Unaudited Financial Statements of Schweizerhall, Inc. for the nine (9) months ended September 30, 2000, which has a Material Adverse Effect, Aceto may, at its option, terminate this Agreement pursuant to
Section 20.4.

ARTICLE XVI

CONDUCT OF BUSINESS OF SCHWEIZERHALL, INC. PENDING THE CLOSING

     Between the date hereof and the Closing, and except as otherwise expressly consented to in writing in advance or approved in writing in advance by Aceto, or under its express direction:

      (16.1 REGULAR COURSE OF BUSINESS. Except as otherwise provided for in this Agreement, during the period from the date hereof to the Closing Date, Schweizerhall, Inc. shall carry on its business, including the Pharmaceutical Ingredients Business, diligently and substantially in the same manner as heretofore conducted, and shall not institute any new methods of management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the usual and ordinary course of business and consistent with past practice as limited by the more restrictive provisions of this Agreement, where applicable, or as otherwise specifically contemplated by this Agreement and not in violation thereof. Notwithstanding the foregoing, it is agreed that on the Closing Date no bills shall be issued by Schweizerhall, Inc. to its customers.

      (16.2 ORGANIZATION. Schweizerhall, Inc. shall utilize its best efforts to preserve and keep intact its business organization relating to the Assets, keep available to Aceto the key employees of Schweizerhall, Inc., and preserve for Aceto its relationships relating to the Assets with suppliers, customers, agents and others having business relations with Schweizerhall, Inc. Under no circumstances shall Schweizerhall, Inc. take any steps that are likely to result in any adverse change in its assets, liabilities, business or goodwill.

      (16.3 CERTAIN CHANGES. Except as permitted by this Agreement, without the prior written consent of Aceto, Schweizerhall, Inc. will not:

      ((a) Borrow or agree to borrow any funds or, incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), other than normal credit terms from trade creditors extended in the ordinary course of business in a manner consistent with past practice;

      ((b) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Balance Sheet, specifically disclosed in this Agreement or the Exhibits or Schedules thereto, or thereafter incurred in the ordinary course of business consistent with past practice in accordance with this Agreement;

      ((c)  Prepay any obligation having a fixed maturity of more than ninety
(90) days from the date such obligation was issued or incurred;

      ((d) Permit or allow any of its material property or assets (real, personal or mixed, tangible or intangible) to be subjected to any lien (other than any liens reflected on its Balance Sheet or any liens on inventory acquired from and after the date hereof in the ordinary course of business in a manner consistent with past practice);

      ((e) Cancel any debts or waive any claims or rights or sell, transfer, or otherwise dispose of any of its properties or assets except in the ordinary course of business or pursuant to existing contracts disclosed to Aceto;

      ((f) Grant any increase in the compensation of officers or employees, institute or amend any sales compensation plan, severance plan or other arrangement for its officers or employees, or enter into any plan or agreement with respect thereto;

      ((g) Make any capital expenditures or commitments for additions to or replacement of property, plant, equipment or intangible capital assets;

      ((h) Pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into agreement or arrange with, any of its employees, officers or directors or any affiliate thereof, except for compensation to employees, officers or directors at rates not exceeding the rates of compensation set forth in SCHEDULE 13.13;

      ((i) Purchase shares of capital stock or make any equity investment in, or agree to purchase or make any equity investment in, any other entity, corporate or otherwise;

      ((j) Take any actions to modify or amend any of the documents comprising the Assets or otherwise affecting Schweizerhall, Inc.'s business; or

      ((k)  Agree, whether in writing or otherwise, to do any of the foregoing.

(Except that Schweizerhall, Inc. may sell or transfer any or all of the shares of Schweizerhall Manufacturing Company and Schweizerhall Development Company or any other Excluded Asset.

      (16.4 CONTRACTS. During the period from the date hereof to the Closing Date, Schweizerhall, Inc. will not enter into any contract or commitment, or purchase any supplies or services or sell any assets, except normal contracts or commitments for the purchase of, and normal purchases of, supplies or services made in the usual and ordinary course of business, consistent with the past practice of Schweizerhall, Inc., and not in violation of any other more restrictive provision of this Article XVI.

      (16.5 INSURANCE; PROPERTY. During the period from the date hereof to the Closing Date, Schweizerhall, Inc. will maintain insurance against all customary losses with respect to all property, real, personal and mixed, owned or leased by it; and all such property shall be used, operated, maintained and repaired in a reasonable manner.

      (16.6 NO DEFAULT. During the period from the date hereof to the Closing Date, Schweizerhall, Inc. shall not do any act or omit to do any act, which will cause a breach in any material respect of any contract or commitment of Schweizerhall, Inc. or which would cause the breach in any material respect of any representation, warranty or covenant made hereunder.

      (16.7 COMPLIANCE WITH LAWS. Schweizerhall, Inc. will comply in all material respects with all laws applicable to it and its properties, operations, business and employees.

      (16.8 MAINTAIN BOOKS. Schweizerhall, Inc. will maintain its books, accounts and records in accordance with generally accepted accounting principles applied on a basis consistent with prior years.

      (16.9 CONSENTS AND WAIVERS WITHOUT ANY CONDITION. Schweizerhall, Inc. shall not make any agreement or understanding, not earlier approved in writing by Aceto, as a condition for obtaining any consent or waiver contemplated by
Section 13.2(h) of this Agreement.

      (16.10 ACETO PERSONNEL ON-SITE. Schweizerhall, Inc. agrees to permit Aceto from and after the date hereof and until the Asset Closing to station one or more of its employees or designees at the Schweizerhall, Inc.'s premises to monitor the Schweizerhall, Inc.'s compliance with the provisions of this
Article XVI, and to provide such persons with full access to the Schweizerhall, Inc.'s premises and business records in connection with their performance of this monitoring function.

ARTICLE XVII

OTHER AGREEMENTS

      (17.1 INVESTIGATION BY ACETO. During the period from the date of this Agreement to and including the date forty-five (45) business days from the date of this Agreement (but no later than the Closing Date), Schweizerhall, Inc. shall cause Aceto to be given free access at reasonable times and during normal business hours to the offices, plants, records, files, stock books, minute books, books of account and copies of tax returns of Schweizerhall, Inc. for the purpose of conducting an investigation of the financial condition, corporate status, liabilities, contracts, sales, administration, business operations, property and title thereto, litigation, patents, trademarks, copyrights and all other matters relating to the business, properties and assets of Schweizerhall ,Inc through Aceto's employees or independent public accountants or outside business consultants, provided, however, that such investigation shall be conducted in a manner that does not unreasonably interfere with the normal operations and employee relationships of Schweizerhall, Inc. At least three (3) days' notice shall be given of any visit to the premises of Schweizerhall, Inc. and only a reasonable number of persons shall be present and shall be accompanied by a representative of Schweizerhall, Inc. Schweizerhall, Inc. cause its personnel to assist Aceto in making such investigation and shall cause its counsel, accountants, employees and other representatives to be available to Aceto for such purposes. During such investigation Aceto shall have the right to make copies of such records, files, tax returns and other materials as it may deem advisable. Should Schweizerhall, Inc. be operated by prior or other entities within the three years prior to the execution of this Agreement then Schweizerhall Holding AG shall arrange for Aceto's examination of said documents and records of the prior entity(ies). Aceto shall have the right to query employees, customers, vendors, suppliers and contractors of Schweizerhall, Inc., but shall be accompanied by a representation of Schweizerhall, Inc. in such contacts with employees, customers, vendors, suppliers and contractors. Upon request, Schweizerhall, Inc. shall supply three (3) years' records and documents to Aceto at its offices in New York. Until the transactions contemplated by this Agreement are consummated, Aceto and its representatives shall treat all information obtained in such investigation, and not otherwise known to Aceto or already in the public domain, as confidential and if such transactions are not consummated, shall return all copies made by Aceto and its representatives of material belonging to Schweizerhall, Inc. and shall continue for five (5) years to treat all such confidential information obtained as confidential.

      (17.2  ACETO'S RIGHT OF FIRST REFUSAL.

      ((a) RIGHT OF FIRST REFUSAL. For so long as Chemische Fabrik, Schweizerhall, Inc. or their nominees own, in the aggregate, more than 300,000 Aceto Shares, in the event that either Chemische Fabrik or Schweizerhall, Inc. or their permitted assigns propose to sell, transfer, assign, pledge or encumber any Aceto Shares, or any interest in such Aceto Shares, Aceto shall have the right of first refusal with respect to all of such Aceto Shares. If either Chemische Fabrik or Schweizerhall, Inc. desire to transfer Aceto Shares, they shall give a written transfer notice (the "Transfer Notice") to Aceto describing fully the proposed transfer, including the number of Aceto Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed transferee and proof reasonably satisfactory to Aceto that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Transfer Notice shall be signed both by Chemische Fabrik and Schweizerhall, Inc., and if such sale is to be other than in a "broker's transaction" as that term is defined in Rule 144 under the Securities Act of 1933, by the proposed transferee must be a BONA FIDE arms-length transaction, and must constitute a binding commitment of both parties to the transfer of the Aceto Shares. Aceto shall have the right to purchase all of the Aceto Shares that are the subject of the Transfer Notice at a price equal to the daily weighted average prices of the Aceto Shares for the preceding thirty (30) days to the date when the Transfer Notice was received by Aceto, by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by Aceto.

      ((b) TRANSFER OF SHARES. If Aceto fails to exercise its Right of First Refusal within thirty (30) days after the date when it received the Transfer Notice, Schweizerhall, Inc., or their assignees, as they case may be, may not later than ninety (90) days following receipt of the Transfer Notice by Aceto, conclude a transfer of the Aceto Shares subject to the Transfer Notice to the transferee identified therein on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which they may be bound. In connection with any such transfer, or after the right of first refusal described in this Section
17.2 expires, Aceto's counsel shall supply any required counsel opinions with respect to the removal of the legends described in sub-section (d) below. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by either Chemische Fabrik or Schweizerhall, Inc. or its assignee shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If Aceto exercises its Right of First Refusal, the parties shall consummate the sale of the Aceto Shares within sixty
(60) days after the date when Aceto received the Transfer Notice.

      ((c) PERMITTED TRANSFERS TO AFFILIATES. Notwithstanding the foregoing, Chemische Fabrik and/or Schweizerhall, Inc. shall have the right to transfer the Aceto Shares held by them to Schweizerhall Holding and/or any corporation or other entity wholly owned by Schweizerhall Holding, provided that Aceto receives prior written notice of such proposed transfer and the proposed transferee of such Aceto Shares agrees, in a writing in form and substance reasonably acceptable to Purchaser and its counsel, to be bound by the provisions of this Section 17.2.

      ((d) LEGEND. All certificates representing the Aceto Shares delivered to Schweizerhall, Inc. or any permitted transferee hereunder shall be endorsed as follows:

      ("THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND/OR THE RIGHTS OF THE HOLDER OF SUCH SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A PURCHASE AND SALE AGREEMENT, DATED JANUARY 28, 2001, AMONG ACETO CORPORATION AND THIS STOCKHOLDER. A COPY OF THE AFORESAID AGREEMENT IS ON FILE AT THE OFFICES OF ACETO CORPORATION. NO SUCH SALE, ASSIGNMENT, TRANSFER, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF THE AFORESAID PURCHASE AND SALE AGREEMENT SHALL HAVE BEEN COMPLIED WITH IN FULL.
      (THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

      (17.3 LIMITATION ON ADDITIONAL PURCHASES OF ACETO'S COMMON STOCK. For a period of three (3) years from the Closing Date, neither Schweizerhall Holding, Chemische Fabrik nor Schweizerhall, Inc., nor any affiliates, subsidiaries, parent companies thereof, or any past or present officer or director of Schweizerhall Holding, Chemische Fabrik, the Subsidiary Companies or Schweizerhall, Inc. (or any member of the immediate family of such officer or director), nor any entity that Schweizerhall Holding, Chemische Fabrik or Schweizerhall, Inc. owns more than a five percent (5%) interest in (to the extent Schweizerhall Holding, Chemische Fabrik or Schweizerhall, Inc. can exercise any control over such entity's purchases), may acquire any shares of Aceto's common stock or any direct or indirect beneficial interest in any shares of Aceto common stock, other than the Aceto Shares issued hereunder; PROVIDED, HOWEVER, that Aceto may waive, in whole or in part, the requirements of this Section 17.3 in its sole and absolute discretion.

      (17.4  ALLOCATION OF ASSET PURCHASE PRICE.

      ((a) Within ten (10) days following receipt of the Financial Statements for the Subsidiary Companies and Schweizerhall, Inc., for the year ended December 31, 2000, Aceto will provide to Schweizerhall, Inc. an allocation statement (the "Asset Allocation Statement") with Aceto's proposed allocation of the aggregate consideration payable pursuant to Section 11.2 among the Assets. Within ten (10) days after the receipt of such Asset Allocation Statement, Schweizerhall, Inc. will propose to Aceto any changes to such Asset Allocation Statement (and in the event no such changes are proposed in writing to Aceto within such time period, Schweizerhall, Inc. will be deemed to have agreed to, and accepted, the Asset Allocation Statement). Schweizerhall, Inc. and Aceto will endeavor in good faith to resolve any differences with respect to the Asset Allocation Statement within fifteen (15) days after Aceto's receipt of written notice of objection from Schweizerhall, Inc.

      ((b) Subject to Section 17.4(c), the parties hereto agree (i) to use the allocations set forth in the Asset Allocation Statement provided by Aceto to Schweizerhall, Inc. pursuant to Section 17.4(a) above, for accounting, financial reporting and Tax purposes; (ii) that such allocations shall be in accordance with, and as provided by, Section 1060 of the Tax Code; and (iii) that any Tax returns or other Tax information they may file or cause to be filed with any Governmental Authority or fiscal intermediary shall be prepared and filed consistently with such allocation. The parties agree that, to the extent required, they will each properly and timely file Form 8594 in accordance with Section 1060 of the Tax Code.

      ((c) If Schweizerhall, Inc. withholds its consent, in the manner and within the time period specified in Section 17.4(a), to the allocation reflected in the Asset Allocation Statement, and Schweizerhall, Inc. and Aceto have acted in good faith to resolve any differences with respect to items on the Asset Allocation Statement and thereafter are unable to resolve any differences that, in the aggregate, are material, then any remaining disputed matters will be finally and conclusively determined by an independent accounting firm of recognized national standing (the "Allocation Arbiter") selected by Schweizerhall, Inc. and Aceto, which firm shall not be the regular accounting firm of Schweizerhall, Inc. or Aceto. Promptly, but not later than fifteen (15) days after its acceptance of appointment hereunder, the Allocation Arbiter will determine (based solely on presentations by Schweizerhall, Inc. and Aceto and not by independent review) only those matters in dispute and will render a written report as to the disputed matters and the resulting allocation of Asset Purchase Price, which report shall be conclusive and binding upon the parties. The parties hereto shall share all costs attributable to the review and determination by the Allocation Arbiter.

      (17.5 POST-CLOSING ACCESS. Schweizerhall, Inc. shall allow Aceto and its representatives access to Schweizerhall, Inc.'s offices to move the Assets until such offices are no longer occupied or utilized by Schweizerhall, Inc. No payment of rent or utilities by Aceto shall be required for such access.

      (17.6 ACETO OFFER OF EMPLOYMENT; SEVERANCE. Aceto shall offer employment to five (5) executive level employees of Schweizerhall, Inc. at their current salaries and benefits for a minimum of six (6) months. The transaction contemplated herein is not contingent upon any of the five (5) employees agreeing to be employed after the Closing. It is understood that as to any of the five (5) executive employees who choose not to be employed by Aceto, and up to eleven (11) other non-executive employees engaged in trading duties, they will be paid two (2) months base pay by Schweizerhall, Inc., for which Aceto will reimburse Schweizerhall, Inc., provided, however, that such employees do not maintain their employment with Schweizerhall, Inc. for more than ten (10) business days following the closing of this transaction unless requested to do so by Aceto or by Schweizerhall, Inc. at Aceto's request. Aceto will pay to Schweizerhall, Inc. all sums due under this Section 17.6 against invoices of Schweizerhall, Inc. for same, and Schweizerhall, Inc. will pay its employees for up to two (2) months after the Closing.

      (17.7 ACCESS TO CERTAIN RECORDS SUBSEQUENT TO CLOSING. For a period of five (5) years after the Closing Date, Aceto and its affiliates will promptly afford to Schweizerhall, Inc. and its representatives and affiliates, reasonable access during normal business hours to the books, files, records and tax returns of the Pharmaceutical Ingredients Business, if any, transferred to it which relate to the business and operations of the Pharmaceutical Ingredients Business on and prior to the Closing Date, including the right to make copies and extracts of such information (at the expense of the party requesting such information), to the extent that access may be reasonably required for any reasonable and legitimate business purpose; provided that nay such access by Schweizerhall, Inc. or its representatives or affiliates shall not unreasonably interfere with the conduct of the Pharmaceutical Ingredients Business of Schweizerhall, Inc. transferred to Aceto hereby. Aceto shall not destroy or dispose of any such books, files, records or tax returns prior to the expiration of such five (5) year period. After the expiration of such five
(5) year period, Aceto shall give, prior to destroying or disposing of any such books, files, records or tax returns, at least sixty (60) days' advance written notice to Schweizerhall, Inc. of the intended destruction or disposition, and during such sixty (60) day period Schweizerhall, Inc. have the right to take possession of the same or to make copies of the same, all at no expense to Aceto. Schweizerhall, Inc. will hold in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information provided to them pursuant to this Section.

      (17.8 ACCOUNTS RECEIVABLE. After the Closing Date, if payment on account of any accounts receivable included in the Assets is made to Schweizerhall, Inc., Schweizerhall, Inc. shall receive such payment solely for the benefit of Aceto and shall promptly forward such payment to Aceto.

      (17.9 TAX NOTICES. Aceto shall promptly forward or cause to be forwarded to Schweizerhall, Inc. all written notifications and other written communications from any taxing authority received by Aceto or the Pharmaceutical Ingredients Business relating to any taxes not included in the Assumed Liabilities. Schweizerhall, Inc. shall promptly forward or cause to be forwarded to Aceto all written notifications and other written communications from any taxing authority received by Schweizerhall, Inc. relating to any taxes included in the Assumed Liabilities.

      (17.10 REFUNDS OR CREDITS. Any refunds or credits of taxes, to the extent such refunds or credits relate to any taxable period of Schweizerhall, Inc. ending on or before the Closing Date, or which includes the Closing Date, shall be for the account of Schweizerhall, Inc., other than refunds of taxes that are included in the Assumed Liabilities. Any refunds or credits of taxes, if any, to the extent such refunds or credits relate to any taxable period beginning after the Closing Date, or taxes that are included in the Assumed Liabilities, shall be for the account of Aceto. Schweizerhall, Inc. or Aceto shall pay, or cause to be paid, to the other, the amount of any refunds or credits of taxes which, pursuant to this Section <<Merge-_REF504902549>> are for the account of the other, such payment to be made promptly after and to the extent of the receipt of funds or the equivalent receipt of direct benefit from the application of such refund or credit.

ARTICLE XVIII

CONFIDENTIALITY AND NON-COMPETITION
REGARDING THE ASSET PURCHASE


      (18.1 CONFIDENTIALITY. At all times after the Closing Date, Schweizerhall Holding shall retain in strictest confidence, unless complied to disclose by judicial or administrative process or by other requirements of law, and shall not use for their benefit or for the benefit of others all confidential (i.e. non-public) information comprising or related to the business of Schweizerhall, Inc., including, without limitation, the technology, know-how, trade secrets, customer lists of Schweizerhall, Inc., the pricing policies, and marketing plans or strategies respecting the business of Schweizerhall, Inc.

      (18.2  NON-COMPETITION.

      ((a) In consideration of the Asset Purchase Price, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Schweizerhall Holding agree that for a period of three (3) years from and after the Closing Date, neither Schweizerhall Holding, nor any entity in which it shall own a twenty percent (20%) or greater interest in (to the extent Schweizerhall Holding can exercise control over such entity's business) shall, directly or indirectly, (i) engage in a business or enterprise (either as proprietor, partner, employee, agent, consultant, or controlling stockholder) in the business of trading or supplying a competing product (as defined in subsection (b) below) or (ii) interfere with, or disrupt or attempt to disrupt the relationship (contractual or otherwise) between Aceto and its customers, suppliers, agents, consultants, officers or employees.

      ((b) The phrase "competing product" shall mean any product which is either an active pharmaceutical ingredient or advanced intermediate ingredient.

      ((c) The provisions of this Section 18.2 shall not prevent Schweizerhall Holding from investing its assets in securities of any corporation, or otherwise acquiring any equity interest in any enterprise, equity securities of which are publicly owned and traded, provided that such investments or interests shall not result in (i) Schweizerhall Holding owning beneficially, in the aggregate, ten percent (10%) or more of the equity securities of any enterprise engaged in the business of trading or supplying a competing product (herein, a "competing business") or (ii) Schweizerhall Holding being able to control or actively participate in the policy decisions of such competing business.

      ((d) The provisions of this Section O shall also not prevent Schweizerhall Holding or Schweizerhall Inc. from: (i) offering for sale, for physical delivery within the country of Switzerland only, competing products to non-affiliated companies; (ii) consolidating or merging with and into (regardless of which entity survives), or selling all or substantially all of their assets or shares to another entity which is then engaged at the time of such merger, consolidation or sale in the business of trading or supplying competing products; (iii) from selling products currently produced by Schweizerhall Manufacturing Company and/or Schweizerhall Development Company at their manufacturing facilities in Greenville, South Carolina; or (iv) offering for sale any Inventory repurchased from Aceto pursuant to Section 11.5 hereof or returned to Schweizerhall, Inc. pursuant to Section 15.5 hereof.

      ((e) In the event of a breach of Schweizerhall Holding or Schweizerhall, Inc. of the terms of this Section18.2, as determined by a final, non-appealable order of the appropriate deciding body, pursuant to Section 20.7, the Aceto Shares escrowed pursuant to the Escrow Agreement shall be returned to Aceto. Notwithstanding the foregoing, in the event of an inadvertent breach by Schweizerhall Holding or Schweizerhall, Inc. of the terms of this Section 9.2, Aceto shall afford Schweizerhall Holding and/or Schweizerhall, Inc. a reasonable opportunity to cure said inadvertent breach by unwinding any prohibited sale and/or indemnifying Aceto for any lost profits or other damage sustained by reason thereof, before proceeding against the Aceto Shares escrowed pursuant to the Escrow Agreement in accordance with the preceding sentence.

      ((f) It is the desire and intent of the parties that the provisions of this Section 18.2, shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Section 18.2 shall be adjudicated to be invalid or unenforceable in any jurisdiction, this Section
18.2 shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made. If there is a breach or threatened breach of the provisions of this Section 18.2, Aceto shall be entitled to an injunction restraining Schweizerhall Holding and/or Schweizerhall, Inc. from such breach. Nothing herein shall be construed as prohibiting Aceto from pursuing any other remedies for such breach or threatened breach.

ARTICLE XIX

SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
INDEMNIFICATION REGARDING THE ASSET PURCHASE

      (19.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      ((a) The representations and warranties of Schweizerhall, Inc. and Schweizerhall Holding set forth in Section 13.14 (Taxes), any representation and warranty made in this Agreement, the breach of which constituted fraud on the part of Schweizerhall, Inc. or Schweizerhall Holding, and any covenant or obligation under this Agreement to be performed after the Closing Date shall survive and remain in effect following the Closing Date until the expiration of the applicable statute of limitations. The representations and warranties of Schweizerhall, Inc. and Schweizerhall Holding set forth in Section 13.5 shall survive and remain in effect for a period of three (3) years following the Closing Date. All other representations and warranties of Schweizerhall, Inc. and Schweizerhall Holding in this Agreement and any covenant or obligation to be performed prior to the Closing Date which are intended to survive the Closing Date shall survive and remain in effect for a period of two (2) years following the Closing Date unless covered by an insurance policy extending beyond such two (2) year date, in which case they shall extend until the expiration of such insurance policy and recovery in that case shall be limited to the coverage of the policy provided by the insurer. Except as provided in
Section 19.7 below, the survival of representations and warranties set forth in this Section 19.1 shall not be affected in any manner by the Purchaser's exercise of its right to conduct an investigation pursuant to Section 17.1 hereof.

      ((b) The representations and warranties of Aceto set forth in this Agreement and any covenant or obligation of Aceto to be performed prior to the Closing Date shall survive and remain in effect for a period of two (2) years following the Closing Date.

      (19.2 INDEMNITY AGAINST CLAIMS. Subject the to limitations of Section 19.5, Schweizerhall Holding and Schweizerhall, Inc., jointly and severally, agree to indemnify and hold Aceto harmless from and against the following:

      ((a) Any and all liabilities, losses, damages, claims, costs and reasonable expenses of any nature, whether absolute, contingent or otherwise, which are not expressly assumed by Aceto in the Bill of Sale and Assumption Agreement;

      ((b) Any and all liabilities, losses, damages, claims, costs and expenses suffered by Aceto (whether awarded against Aceto or paid by Aceto in settlement of a claim as provided in Section 20.4 or otherwise suffered), resulting from any material misrepresentation, breach of any warranty, or non-fulfillment of any covenant or agreement on the part of Schweizerhall, Inc. contained in this Agreement (including, without limitation, the guaranty of the accounts receivable in Section 15.6) or in any statement, attachment, schedule, exhibit or certificate furnished or to be furnished Schweizerhall, Inc. to Aceto pursuant hereto or in connection with the transactions contemplated hereby if the written claim for indemnification is made within the survival period specified in Section 19.1(a);

      ((c) Any and all liabilities, losses, damages, claims, costs and reasonable expenses suffered by Aceto (whether awarded against Aceto or paid by Aceto in settlement of a claim as provided in this agreement or otherwise suffered), resulting from any transaction, matter or thing, happening or occurrence, or directly or indirectly related to or arising from the transactions contemplated hereby, occurring prior to the Asset Closing (including any transactions, matters, or thing, happening, or occurrence occurring prior to the Asset Closing in Schweizerhall, Inc.) and transfer of the Assets to Aceto hereunder; and

      ((d) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including attorneys' fees) incident to any of the foregoing.

      (19.3 INDEMNITY AGAINST CLAIMS. Subject to the limitations of Section 19.4, Aceto agrees to indemnify and hold Schweizerhall Holding and Schweizerhall, Inc. harmless from and against the following:

      ((a) Any and all liabilities, losses, damages, claims, costs and expenses suffered by Schweizerhall Holding and/or Schweizerhall, Inc. (whether awarded against Schweizerhall Holding and/or Schweizerhall, Inc. or paid by Schweizerhall Holding and/or Schweizerhall, Inc. in settlement of a claim as provided in Section 20.3 or otherwise suffered), resulting from any material misrepresentation, breach of any warranty, or non-fulfillment of any covenant or agreement on the part of Aceto contained in this Agreement, including, without limitation, Aceto's failure to pay or perform the Assumed Liabilities, or in any statement, attachment, schedule, exhibit or certificate furnished or to be furnished by Aceto to Schweizerhall, Inc. pursuant hereto or in connection with the transactions contemplated hereby if the written claim for indemnification is made within the survival period specified in Section 19.1;

      ((b) Any and all liabilities, losses, damages, claims, costs and reasonable expenses suffered by Schweizerhall Holding or Schweizerhall, Inc. (whether awarded against Schweizerhall Holding or Schweizerhall, Inc. or paid by Schweizerhall Holding or Schweizerhall, Inc. in settlement of a claim as provided in Section 10.4 or otherwise suffered), resulting from any transaction, matter or thing, happening or occurrence directly or indirectly related to or arising from the conduct of the Pharmaceutical Ingredients Business by Aceto following the Asset Closing if the written claim for indemnification is made within the survival period specified in Section 10.1(a); and

      ((c) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including attorneys' fees) incident to any of the foregoing.

      (19.4  NOTICE OF CLAIM, ASSUMPTION OF DEFENSE AND SETTLEMENT OF CLAIMS.

      ((a) Any person entitled to indemnification under this Agreement (the "Indemnitee") shall promptly give notice (an "Indemnification Notice") in accordance with Section 20.1 hereof to the parties required to provide indemnification (collectively the "Indemnifying Party") after the Indemnitee shall have knowledge of any demands, claims, actions or causes of action (singly, a "Claim" and hereinafter referred to collectively, as "Claims") which might give rise to a Claim by the Indemnitee against the Indemnifying Party stating the nature and basis of said Claim and amount thereof, to the extent known. A failure to give notice hereunder shall not relieve the Indemnifying Party from any obligation hereunder unless (x) such failure to give notice shall materially and adversely affect Indemnifying Party's ability to defend the Claim; or (y) notice is received after the expiration of the applicable survival period specified in this Agreement. Each such Indemnification Notice shall specify in reasonable detail the nature and amount of the Claim and shall, to the extent available to the Indemnitee include such supporting documentation as shall reasonably be necessary to apprise the Indemnifying Party of the facts giving rise to the Claim. After the delivery of an Indemnification Notice certifying that the Indemnitee has incurred or had asserted against it any liabilities, claims, losses, damages, costs or expenses for which indemnity may be sought in accordance with the terms of this Article XIX (the "Damages"), the Indemnitee shall make a claim in an amount equal to the incurred Damages or asserted Damages, as the case may be (which, in the case of any asserted Damages shall include the Indemnitee's reasonably estimated cost of the defense thereof, hereinafter the "Estimated Defense Costs"), and subject to the limitations in Section 19.4, the Indemnifying Party shall promptly reimburse the Indemnitee for the Damages for which the Indemnitee has incurred and not been indemnified. In the event the amount of such Damages are not promptly reimbursed by Chemische Fabrik as aforesaid, the amount of such unreimbursed Damages shall accrue interest at a rate equal to two percent (2%) above the applicable prime rate of Citibank, N.A. If the Indemnifying Party is Schweizerhall Holding or Schweizerhall, Inc., then, if such Indemnifying Party does not dispute such Claim, such Indemnifying Party may designate whether the Indemnified Party shall satisfy such Claim from Aceto Shares escrowed pursuant to the Escrow Agreement or by setoff against the Stock Purchase Note and/or the Asset Purchase Note pursuant to Section 19.6.

      ((b) With respect to any third party Claims made subsequent to the Closing Date, and prior to the expiration of the applicable survival period, the following procedures shall be observed:

            ((i) Promptly after delivery of an Indemnification Notice in respect of a Claim, the Indemnified Party may elect, by written notice to the Indemnitee, to undertake the defense thereof with counsel reasonably satisfactory to the Indemnitee and at the sole cost and expense of the Indemnifying Party. In the event the Indemnifying Party elects to assume the defense of any such Claim, it shall not, except as provided in
      Section 10.3(b)(ii) be liable to the Indemnitee for any legal fees, costs and expenses incurred by the Indemnitee after the date thereof, in connection with such defense. The Indemnitee shall have the right to participate in, but not control the conduct of, any such action through counsel of its own choosing, at its own expense.

            ((ii) Unless and until the Indemnifying Party assumes the defense of the third party Claim as provided in Section 10.3(b)(i), or in the event the Indemnifying Party ceases to diligently conduct such defense, the Indemnified Party may defend against the third party Claim in any manner it reasonably may deem appropriate, at the expense of the Indemnifying Party.

            ((iii) Failure by the Indemnifying Party to notify the Indemnitee of its election to defend any such action within forty five (45) days after notice thereof shall have been given, shall be deemed a waiver by the Indemnifying Party of its right to defend such action. If the Indemnifying Party assumes the defense of any such Claim, its obligations hereunder as to such Claim shall be limited to taking all steps necessary in the defense or settlement of such Claim and to holding the Indemnitee harmless from and against any and all losses, damages, expenses and liabilities awarded in any such proceeding or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such Claim.

            ((iv) The Indemnifying Party shall not, in the defense of any such Claim, consent to the entry of any judgment or enter into any settlement with respect to the third party Claim without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), except that no consent of the Indemnitee shall be required if the judgment or proposed settlement (x) involves only the payment of money damages to be paid by the Indemnifying Party and does not impose any injunction or other equitable relief upon the Indemnitee,
      (y) includes as an unconditional term thereof a full dismissal of the litigation or proceeding with prejudice and the delivery by the claimant or plaintiff to the Indemnitee of a release from all liability with respect to such claim or litigation, and (z) does not by its terms attribute liability to the Indemnitee.

                  *e) In no event will the Indemnitee consent to the entry of any judgment or enter into any settlement with respect to the third party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

                  *f) The Indemnitee will cooperate fully with the Indemnifying Party in the conduct of any proceeding as to which the Indemnifying Party assumes the defense hereunder. Such cooperation shall include (a) providing the Indemnifying Party and its counsel access to all books and records of the Indemnitee or any Subsidiary Company to the extent reasonably related to such proceeding, (b) furnishing information about the Indemnitee and the Subsidiary Companies to the Indemnifying Party and their counsel, (c) making employees available to counsel to the Indemnifying Party, and (d) preserving the existence of and maintaining all books and records of the Indemnitee or the Subsidiary Companies that may reasonably be deemed to be potentially relevant to any such proceeding until the proceeding is finally concluded.

      19.5  LIMITATIONS ON LIABILITY, RECOURSE.

      (a) The obligations of the Indemnifying Party with respect to any indemnifiable Claim are subject to the limitation that an Indemnitee may not make or bring any claim against an Indemnifying Party in respect of any such indemnifiable Claim unless the aggregate amount of all indemnifiable Damages from time to time incurred by all Indemnitees collectively exceeds Twenty Five Thousand Dollars ($25,000) (the "Threshold"). Once the aggregate amount exceeds the Threshold, then the aggregate amount of Damages shall be indemnifiable.

      (b) The amounts for which any Indemnifying Party shall be liable pursuant to this Article XIX shall be reduced by the amount of any proceeds received or receivable by an Indemnitee from any insurance policy covering the event or events giving rise to such liability or other collateral sources (such as contractor indemnities of any person outside this Agreement).

      (c) If the Indemnitee receives any payment (including, without limitation, payment by means of release of escrowed Aceto Shares or by means of setoff against the Asset Purchase Notes) from an Indemnifying Party in respect of any Damages pursuant to this Article XIX and the Indemnitee could have recovered all or a part of such Damages from a third party based on the underlying claim asserted against the Indemnifying Party, the Indemnitee shall assign such of its rights to proceed against that third party as are necessary to permit the Indemnifying Party to recover from the third party the amount of such payment.

      (d) Notwithstanding anything in this Agreement to the contrary, recourse against Schweizerhall, Inc. or Schweizerhall Holding with respect to their obligations under Section 19.2 (other than any indemnity arising from the guaranty of the accounts receivable in Section 15.6, Section 13.5 (Environmental Matters), Section 13.14 (Taxes) or fraud, which are specifically excluded from this Section 19.4) shall be limited to (i) the 200,000 Aceto Shares held in escrow pursuant to the Escrow Agreement, in accordance with the terms and conditions of the Escrow Agreement; and (ii) setoff against the Stock Purchase Note and the Asset Purchase Note in accordance with Section 19.5. Schweizerhall Inc.'s and Schweizerhall Holding's obligations under Section 19.2 shall be non-recourse against Schweizerhall, Inc. and Schweizerhall Holding and all of the assets and property of Schweizerhall, Inc. and Schweizerhall Holding other than the items described in clauses (i) and (ii) above, and Aceto agrees to look solely to such items to satisfy Schweizerhall Inc.'s and Schweizerhall Holding's obligations under Section 19.2.

      (e)  It is further agreed that indemnifiable Claims arising under Section
4.7 and Section 13.5 shall be limited to $4,000,000.

      (f) Notwithstanding anything in this Agreement to the contrary, recourse against Aceto with respect to its obligations under Section 19.3 (other than any indemnity arising from the assumption of the Assumed Liabilities described in Section 11.6 (a) and (b) which are specifically excluded from this Section 19.4) shall be limited to the market value on the Closing Date of the 200,000 Aceto Shares held in escrow pursuant to the Escrow Agreement plus the unpaid principal amount of the Asset Purchase Note and Stock Purchase Note on the date of the Claim.

      19.6 RIGHT TO SET OFF. Notwithstanding anything to the contrary set forth in this Agreement or any Exhibit hereto, in the event that the Indemnitee shall have a Claim against Schweizerhall, Inc. for which it has not been fully and completely indemnified as contemplated above, the Indemnitee shall have the right to set off the amount of such Claim against Schweizerhall, Inc. against any amounts due to Schweizerhall, Inc. under the Stock Purchase Note or the Asset Purchase Note; provided, that Indemnitee shall have given Schweizerhall, Inc. notice of such Claim as provided above and Schweizerhall, Inc. has not objected in good faith to such Claim by written notice to the Indemnitee within twenty (20) days after the Indemnification Notice is received. If Schweizerhall, Inc. so objects, the applicable Purchaser's obligation to pay the principal amount of the applicable Note equal to the amount of such Claim and interest with respect thereto shall be suspended until such objection is resolved. If such resolution results in the setoff of less than all of the alleged Claim, then within ten (10) days after such resolution, the applicable Purchaser shall pay the balance of such suspended principal amount, together with interest thereon, to Schweizerhall, Inc. as the case may be.

      19.7 EFFECT OF CLOSING. Notwithstanding any provision of this Agreement which may be to the contrary, (i) Aceto shall not be entitled to indemnification from Schweizerhall, Inc. or Schweizerhall Holding with respect to any breach of any representation, warranty or covenant of Schweizerhall, Inc. or Schweizerhall Holding if the Indemnifying Party can show by a preponderance of the evidence that the events or conditions constituting or resulting in such breach were disclosed to Aceto and its counsel in writing at any time on or prior to Closing Date, and (b) Schweizerhall, Inc. and Schweizerhall Holding shall not be entitled to indemnification from Aceto hereunder with respect to any breach of any representation, warranty or covenant of Aceto if the Indemnifying Party can show by a preponderance of the evidence that the events or conditions constituting or resulting in such breach were disclosed to Schweizerhall Holding or Schweizerhall, Inc. and its counsel in writing at any time prior to the Closing Date.

ARTICLE XX

GENERAL PROVISIONS REGARDING THE
STOCK PURCHASE AND THE ASSET PURCHASE.

      20.1 NOTICES. Any notice, demand or other communication required or permitted to be given pursuant to this Agreement shall have been sufficiently given for all purposes (a) if delivered personally to the party or to an executive officer of the party to whom such notice, demand or other communication is directed on the date of such personal delivery, or (b) if sent by overnight delivery service, such as Federal Express, United Parcel Service, Airborne Express, U.S. Express Mail, etc., on the second business day following delivery of such notice to the overnight delivery carrier, provided the same is fully paid for and properly addressed, or (c) if sent by registered or certified mail, postage prepaid, addressed to Chemische Fabrik or Schweizerhall, Inc., Aceto or Purchaser at its address (as set forth below) on the fifth business day after the date on which it was deposited in a regularly maintained receptacle for the deposit of United States mail; or (d) if sent by facsimile transmission, on the date of such transmission, if confirmed as received that day by the receiving party, and the original notice is sent that day by first class mail, postage prepaid.

            (a) in the case of Schweizerhall Holding the address for notices shall be:

                  Schweizerhall Holding
                  Elsasserstrasse 229
                  Basel, Switzerland
                  Attn: Dr. Hans-Peter Schaer

                  with a copy to:

                  Rechtsanwaelte
                  Harrer & Krevet
                  Humboldtstr. 3
                  0-79539 Lorrach, Germany
                  Attention:  Mrs. Heidrun McKenzie

                  and to:
                  Orloff, Lowenbach, Stifelman & Siegel, P.A.
                  101 Eisenhower Parkway
                  Roseland, New Jersey  07068
                  Attention:  Sanders M. Chattman, Esq.

            (b) in the case of Chemische Fabrik the address for notices shall be:

                  Chemische Fabrik
                  Elsasserstrasse 229
                  Basel, Switzerland
                  Attention: Dr. Hans-Peter Schaer

                  with a copy to:

                  Rechtsanwaelte
                  Harrer & Krevet
                  Humboldtstr. 3
                  0-79539 Lorrach, Germany
                  Attention:  Mrs. Heidrun McKenzie

                  and to:

                  Orloff, Lowenbach, Stifelman & Siegel, P.A.
                  101 Eisenhower Parkway
                  Roseland, New Jersey  07068
                  Attention:  Sanders M. Chattman, Esq.

            (c) in the case of Schweizerhall, Inc. the address for notices shall be:

                  Schweizerhall, Inc.
                  25 Corporate Place South
                  Piscataway, New Jersey  08854
                  Attention:

                  with a copy to:

                  Orloff, Lowenbach, Stifelman & Siegel, P.A.
                  101 Eisenhower Parkway
                  Roseland, New Jersey  07068
                  Attention:  Sanders M. Chattman, Esq.

            (d) in the case of Aceto the address for notice shall be:

                  Aceto Corporation
                  One Hollow Lane
                  Lake Success, NY  11042
                  Attention: Mr. Leonard Schwartz
                                 Chief Executive Officer

                  with a copy to:

                  Fischer and Burstein P.C.
                  98 Cutter Mill Road
                  Great Neck, New York 11021
                  Attention: Stanley H. Fischer, Esq.

            (e)   in the case of Purchaser the address for notices shall be:

                  Aceto Corporation
                  One Hollow Lane
                  Lake Success, NY  11042
                  Attention: Mr. Leonard Schwartz
                                 Chief Executive Officer

                  with a copy to:

                  Fischer and Burstein P.C.
                  98 Cutter Mill Road
                  Great Neck, New York 11021
                  Attention: Stanley H. Fischer, Esq.

or to such other address or to such other person as Chemische Fabrik, Schweizerhall, Inc., Aceto or Purchaser shall have last designated by written notice given as herein provided.

      20.2 MODIFICATION. This Agreement and the Exhibits and Schedules annexed hereto contain the entire agreement between the parties hereto and there are no agreements, warranties or representations with respect to the subject matter hereof which are not set forth herein. All prior negotiations, agreements and understandings are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

      20.3 PUBLIC ANNOUNCEMENTS. The parties will advise and consult with one another prior to the issuance of any public announcements pertaining to the proposed transaction, and no such announcement will be made by Schweizerhall Holding, Chemische Fabrik or Schweizerhall, Inc., without the prior consent of Aceto. The parties understand that since Aceto is a public company it may be required to make an announcement.

      20.4 TERMINATION. The Stock Purchase and Asset Purchase contemplated herein may be terminated and/or abandoned at anytime, but not later than the
Closing:

      (a) By Aceto or Purchaser, in their sole discretion, from the date of this Agreement to and including the date forty-five (45) business days from the date of the last execution of this Agreement, but no later than the Closing Date, for one or more of the following reasons:

            (i) If any schedule delivered by Chemische Fabrik, the Subsidiary Companies or Schweizerhall, Inc. annexed hereto or other representation made by them herein, contains a misstatement or omission that could reasonably be determined by Aceto to have a Material Adverse Effect, or is updated or completed or delivered for the first time, and as so updated, completed or delivered for the first time, discloses changes, additions or information which could reasonably be determined by Aceto to have a Material Adverse Effect unless the matters relating thereto were disclosed to Aceto in the documents attached as SCHEDULE 20.4 hereto which were delivered to Stanley Fischer, Esq. on or before the close of business on January 24, 2001;

            (ii) Aceto or Purchaser discovers or identifies the existence of an undisclosed liability, or potential liability of the Subsidiary Companies or Schweizerhall, Inc., or an undisclosed claim against, or potential claim against, the Subsidiary Companies or Schweizerhall, Inc., or any other matter which individually, or in the aggregate, could reasonably be determined by Aceto to have a Material Adverse Effect; or

            (iii) If the Subsidiary Companies or Schweizerhall, Inc shall have suffered since September 30, 2000 any adverse change (whether or not such change is described in the Schedules hereto or any supplement to the Schedules) which could reasonably be determined by Aceto to have a Material Adverse Effect.

                     Provided, however, that in no event shall the occurrence of the events described in Section 20.5 below be deemed the occurrence of a Material Adverse Effect.

      (b) By Chemische Fabrik in its sole discretion if any schedule delivered by Aceto or Purchaser annexed hereto contains a misstatement or omission that could reasonably be determined by Aceto to have a Material Adverse Effect, or is updated, or completed, and as so updated or completed, discloses changes or additions to any previously delivered or not completed schedule which could reasonably be determined by Chemische Fabrik to have a Material Adverse Effect; or

      (c) By Aceto or Purchaser, as the case may be, in their sole discretion if the audited Financial Statements disclose changes that would have a Material Adverse Effect.

      20.5 RENEGOTIATION. If, prior to the Closing Date, Aceto reasonably determines through documentary data or personal evaluation that the prospective gross profits for the Subsidiary Companies and the Pharmaceutical Ingredients Business of Schweizerhall, Inc. will be, as a whole, more than fifteen percent (15%) below the aggregate gross profits for such businesses during the year ending December 31, 2000 (as shown in the audited financial statements for the Subsidiary Companies and Schweizerhall, Inc. for the year ended December 31,
2000) (the "2000 Gross Profits"), then Aceto shall so inform Chemische Fabrik and the parties shall attempt to negotiate in good faith a mutually acceptable reduction to the number of Aceto Shares included in the Stock Purchase Price to account for such perceived shortfall; provided, however, that in no event shall the number of Aceto Shares deliverable hereunder in respect of the Stock Purchase Price be reduced by more than 180,000 Aceto Shares. If, prior to the Stock Closing, the parties are unable to agree that there will be such a reduction in gross profits or if they are unable to agree upon a mutually acceptable reduction in the Stock Purchase Price, 180,000 of the Aceto Shares to be delivered in respect of the Stock Purchase Price shall instead be placed in escrow with the Escrow Agent under a separate escrow agreement in form and substance reasonably acceptable to the parties. The parties will continue to negotiate in good faith with respect to these matters following the Closing Date. If no agreement is reached, then, during January, 2002 the parties will determine if the gross profits from sales of products indicated in Chemische Fabrik's projections for fiscal year 2001 (a copy of which is attached as Schedule 20.5) (the "2001 Projections") to the customers indicated in the 2001 Projections (the "Adjusted 2001 Gross Profits") are more than fifteen percent (15%) less than the 2000 Gross Profits. If such a reduction did occur, the parties shall then attempt to negotiate a mutually acceptable reduction in the number of Aceto Shares included in the Stock Purchase Price; provided, however, that in no event shall the number of Aceto Shares deliverable hereunder in respect of the Stock Purchase Price be reduced by more than 180,000 Aceto Shares. If the parties are unable to agree on the amount of the reduction by February 28, 2002, then the Stock Purchase Price shall be reduced by 1,200 Aceto Shares (but no more than 180,000 shares) for every 0.1% that the percentage shortfall in the Adjusted 2001 Gross Profits as compared to the 2000 Gross Profits is more than fifteen percent (15%) of the 2000 Gross Profits.

      20.6 PROCEDURE UPON TERMINATION. In the event of termination and abandonment pursuant to Section 20.4 hereof, written notice thereof shall forthwith be given to the other parties hereto. If the transactions contemplated by this Agreement are terminated and/or abandoned pursuant to
Section 20.4 hereof the Secrecy Agreement dated September 15, 2000 between Aceto and Schweizerhall Holding shall remain in full force and effect and each party to this Agreement will redeliver all documents, work papers and other material of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and neither party shall have any liability or further obligation to the other party to this Agreement.

      20.7  GOVERNING LAW AND DISPUTE RESOLUTION.

      (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State. Except as otherwise provided in Sections 2.4 11.4 and 17.4 the Parties agree to submit any disputes involving money or damages greater than $100,000 relating to this Agreement and/or transactions, duties, or obligations to be performed under this Agreement, to mediation with a mediator approved by the Parties to the dispute. If the Parties resolve their disputes through mediation, the Parties shall share the mediator's fees evenly but pay their own attorneys' fees and other expenses related to mediation. If mediation fails to resolve all disputes within thirty
(30) days after the Parties submit the dispute to a mediator, then either Party may file a court action. The Parties agree that mediation is a pre-condition to filing an action of any kind. The prevailing Party in any action relating to transactions contemplated by this Agreement shall be entitled to costs and expenses including reasonable attorneys fees and the attorney's fees and expenses incurred in connection with mediation that failed to resolve the dispute.

      (b) In the event mediation fails with respect to a dispute arising under the Stock Closing, Schweizerhall Holding, Chemische Fabrik, Schweizerhall, Inc., Aceto and Purchaser hereby irrevocably agree to binding arbitration in accordance with the Arbitration Rules of the Netherlands Arbitration Institute (Netherlands Arbitrage Instituut) in the Hague, The Netherlands over any action or proceeding arising out of any dispute between Schweizerhall Holding, Chemische Fabrik, Schweizerhall, Inc. and/or Aceto arising from or relating to the Stock Closing and irrevocably agree, in this regard, not to commence any action or proceeding arising out of any such dispute in any other jurisdiction. The arbitral tribunal shall be composed of three (3) arbitrators and the arbitral procedure shall be conducted in the English language. Schweizerhall Holding, Chemische Fabrik, Schweizerhall, Inc., Aceto and Purchaser further irrevocably consent to the service of process in any such action or proceeding by the mailing of a copy of such process to it at the address set forth above.

      (c) In the event mediation fails with respect to a dispute arising under the Asset Closing, Schweizerhall Holding, Schweizerhall, Inc. and Aceto hereby irrevocably agree that any State or Federal court located in New York State shall have exclusive jurisdiction over any action or proceeding arising out of any dispute between Schweizerhall, Inc. and Aceto arising from the Asset Closing, and irrevocably agree, in this regard, not to commence any action or proceeding arising out of any such dispute in any other jurisdiction. Schweizerhall, Inc. and Aceto further irrevocably consent to the jurisdiction of such courts and consent to the service of process in any such action or proceeding by the mailing of a copy of such process to it at the address set forth above. In the event Aceto seeks to proceed against Schweizerhall Holding in respect of any dispute arising from the Asset Closing, such dispute shall be resolved by binding arbitration in The Hague, The Netherlands, in accordance with the procedures set forth above for disputes arising from the Stock Closing, in which case Schweizerhall Holding, Schweizerhall, Inc. and Aceto irrevocably consent to such jurisdiction in The Netherlands. Notwithstanding the foregoing, Aceto shall have the right to proceed against Schweizerhall, Inc. alone in New York State, as provided above, if it so chooses, and Schweizerhall Holding shall not commence any action in respect of any such dispute between Aceto and Schweizerhall, Inc. in any other jurisdiction nor shall Schweizerhall, Inc. assert that Schweizerhall Holding is a necessary party in such action.

      (d) Any judgment obtained in accordance with the foregoing procedures may, at Aceto's election, be applied against the Aceto Shares escrowed under the Escrow Agreement in accordance with the procedures set forth herein and/or as a set off against the Stock Purchase Note or Asset Purchase Note.

      20.8 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns, if any. Aceto may freely assign any or all of its rights under this Agreement (including its indemnification rights under Articles X and XIX), in whole or in part to any other party hereto or of any other person or entity. This Agreement and all the rights hereunder may not be assigned by Schweizerhall Holding, Chemische Fabrik or Schweizerhall, Inc. except in connection with a merger, consolidation, or sale of all or substantially all of the assigning party's relevant business or assets or with the prior written consent of Aceto. Any attempted assignment in violation of this Section 20.8 by Schweizerhall Holding, Chemische Fabrik or Schweizerhall, Inc. without the prior written consent of Aceto or Aceto's successors or assigns, if any, shall be null and void.

      20.9 BOARD MEMBERSHIP. Aceto shall, subject to its by-laws and as otherwise required by law, extend to a nominee of Schweizerhall Holding AG (provided that said nominee is an employee of Schweizerhall Holding AG or, if a non-employee of Schweizerhall, Aceto's written approval to the nominee shall be required and shall not be withheld without valid reason) an invitation to join Aceto's Board of Directors. For the first year following the Closing Date, it is agreed that this nominee shall be Dr. Hans Peter Schar.

      20.10 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      20.11 PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

      20.12 TRANSACTION EXPENSES. Notwithstanding anything else in this Agreement to the contrary, the parties hereto shall each be responsible for the payment of (and shall indemnify and hold the other party or parties hereto harmless against) any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part.

      20.13 WAIVER. The waiver of one breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

      20.14 NO AGENCY. This Agreement shall not constitute either party the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the date and date first above written.

ACETO CORPORATION                               SCHWEIZERHALL, INC.
On behalf of itself and Purchaser

By:  /S/ Leonard S. Schwartz                    By:  /S/ Dr. A. Muller
       Signature                                       Signature
       Leonard S. Schwartz                             Executive Vice President
       Chief Executive Officer

EXECUTED IN BASEL, SWITZERLAND

CHEMISCHE FABRIK SCHWEIZERHALL                  SCHWEIZERHALL HOLDING AG


By:    /S/ Hans Peter Schaer                    By:    /S/ Hans Peter Schaer
          Signature                                      Signature


                               LIST OF SCHEDULES

1.0         List of Subsidiary Companies

1.5(a)      List of Receivables

1.5(b)      Fixed Assets

1.5(c)      Inventory and Goods In Transit

1.5(d)      Prepaid Expenses

1.5(i)      Contracts

4.1         Jurisdiction Where the Subsidiary Companies are
            Authorized to do Business

4.3(a)      Stock Transaction History of the Companies

4.3(b)      Redemption Rights and Dividend Obligations

4.3(c)      Outstanding Preemptive or Conversion Rights,
            Options, or Warrants

4.4         Grandchild Corporation, Representative Offices, Joint
            Ventures and Other Ownerships.

4.5         Objections to Marketable Title of Assets

4.6         Property Defects

4.7(a)      Transportation, Generation or Disposal of
            Environmentally Sensitive Material

4.7(b)      Expenses Arising From Violations (Purported or
            Otherwise) of Environmental Law.

4.7(c)      Copies of Permits, Licenses, Authorizations,
            Certifications, Notices of Violations, etc. with regard to Environmentally Sensitive Material.

4.7(d) List of Environmentally Sensitive Material which will Result in Material Liability

4.8         Intellectual Property and Claims Asserted and/or
            Pending

4.9         Dossiers and Drug Master Files

4.10(a)     Past Violations of Laws and Regulations.

4.10(b)     Knowledge of Violation of Law

4.11(a)     Contracts

4.11(b)     Forfeiture Contracts

4.12(a)     Audited Financial Statements of the Subsidiary
            Companies for the Three Years Ended December 31, 2000

4.12(b)     Material Liabilities

4.12(c)     Adverse Changes since September 30, 2000.

4.12(d)     List of Long-Term Debt of the Subsidiary Companies

4.12(e)     Unaudited Financial Statement of the Subsidiary
            Companies as of September 30, 2000

4.12(f)     Delinquent Debtors and Disputed Debtors

4.13        Litigation

4.14        Employment Information

4.14(a)     Three Years Income Tax Returns

4.14(b)     Tax Deficiencies and Liens.

4.16        Absence of Changes since September 20, 2000

4.17        Insurance

4.18        Transaction with Affiliates

4.20        Employee Benefit Plans

5.3         Stock Transaction History of Aceto

5.6         Adverse Changes Since June 30, 2000

5.7         Litigation

8.4         Loans Payables Owed by SLR and Chemische Fabrik

12.2(f)  Adverse Changes since September 30, 2000

13.1     Jurisdictions Where Schweizerhall, Inc. is Authorized to Do Business

13.3(a)  Objection to Marketable Title of Schweizerhall, Inc.'s Assets

13.3(b)  Contracts Affecting Assets.

13.4     Property Defects

13.5(a) Transportation, Generation or Disposal of Environmentally Sensitive Material by Schweizerhall, Inc.

13.5(b) Schweizerhall, Inc, Expenses arising from Violations (Purported or Otherwise) of Environmental Law.

13.5(c) Schweizerhall, Inc. Copies of Permits, Licenses, Authorizations, Certifications, Notices of Violations, etc., with regard to Environmentally Sensitive Material.

13.5(d) Schweizerhall, Inc. List of Environmentally Sensitive Material which will Result in Material Liability.

13.7     Schweizerhall, Inc. Drug Master Files and Dossiers

13.8     Knowledge of Violation of Law

13.9(b)  Contracts

13.9(b)  Forfeiture Contracts.

13.10(a) Audited Financial Statements of Schweizerhall, Inc. for the Three
         Years Ended
         December 31, 2000

13.10(b) Material Liabilities

13.10(c) Non-Permitted Actions

13.10(d) Unaudited Financial Statements of Schweizerhall, Inc. as of September 30, 2000

13.10    (e)Delinquent Debtors and Disputed Debtors.

13.11    Litigation

13.12    Validity of Assignment

13.13    Employment Information

13.13    Tax Deficiencies and Liens

13.15    Absence of Changes since September 30, 2000

13.16    Schweizerhall, Inc. Insurance Policies

13.16    Transactions with Affiliates

20.5     Year 2001 Projections

LIST OF EXHIBITS

A        Escrow Agreement

B        Stock Purchase Note

C        Guaranty

D        Employment Agreement

E        Asset Purchase Note

F        Bill of Sale, Assignment and Assumption Agreement


                                 SCHEDULE 1.0

                         LIST OF SUBSIDIARY COMPANIES


Schweizerhall GmbH (SLR)

Schweizerhall Pharma International GmbH (SPH) (includes Branch Office in Powai, Mumbai, India [SBB])

Schweizerhall Fine Chem International GmbH (SFC)

Schweizerhall France S.A. (SF)

Schweizerhall Holding Benelux B.V. (SHB)

International Pharmaceutical Chemicals B.V. (IPC)

Schweizerhall Pharma Ltd. (SPHK)

Schweizerhall Pte. Ltd. (SSI)